     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1999


                                                     REGISTRATION NOS. 333-82575


                                                                    333-82575-01


                                                                    333-82575-02

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                                                                                  COX TRUST I
              COX COMMUNICATIONS, INC.                                            COX TRUST II
    (Exact name of Registrant as specified in its      (Exact name of Registrants as specified in their trust agreements)
                      charter)
                                                                                    DELAWARE
                      DELAWARE                                                      DELAWARE
          (State or other jurisdictions of                              (State or other jurisdictions of
           incorporation or organization)                                incorporation or organization)
                                                                                   58-6395524
                     58-2112251                                                    58-6395888
                  (I.R.S. Employer                                              (I.R.S. Employer
                 Identification No.)                                          Identification Nos.)


                             1400 LAKE HEARN DRIVE
                             ATLANTA, GEORGIA 30319
                                 (404) 843-5000
  (Address, including zip code, and telephone number, including, area code, of
                   Registrants' principal executive offices)
                            ------------------------
                                 JIMMY W. HAYES
              EXECUTIVE VICE PRESIDENT, FINANCE AND ADMINISTRATION
                                      AND
                            CHIEF FINANCIAL OFFICER
                            COX COMMUNICATIONS, INC.
                             1400 LAKE HEARN DRIVE
                             ATLANTA, GEORGIA 30319
                                 (404) 843-5000
(Name, address, including zip code and telephone number, including area code, of agent for service)
                            ------------------------
                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

      STUART A. SHELDON           NORMAN D. SLONAKER
       THOMAS D. TWEDT           MICHAEL J. SCHIAVONE
DOW, LOHNES & ALBERTSON, PLLC      BROWN & WOOD LLP
1200 NEW HAMPSHIRE AVENUE, NW   ONE WORLD TRADE CENTER
   WASHINGTON, D.C. 20036      NEW YORK, NEW YORK 10048
       (202) 776-2000               (212) 839-5300

                            ------------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                          AGGREGATE           PROPOSED           PROPOSED
                   TITLE OF EACH                           AMOUNT              MAXIMUM            MAXIMUM           AMOUNT OF
                CLASS OF SECURITIES                         TO BE          OFFERING PRICE        AGGREGATE        REGISTRATION
                TO BE REGISTERED(1)                   REGISTERED(1)(2)       PER UNIT(2)     OFFERING PRICE(2)       FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Class A common stock, par value $1.00 per share....
Preferred Stock, par value $1.00 per share.........
Stock Purchase Contracts of Cox Communications,
 Inc...............................................
Stock Purchase Units of Cox Communications, Inc....
Debt Securities of Cox Communications, Inc.........
Trust Preferred Securities of Cox Trust I..........    $8,000,000,000            N/A          $8,000,000,000       $2,224,000
Trust Preferred Securities of Cox Trust II.........
Capital Securities of Cox Trust I..................
Capital Securities of Cox Trust II.................
Junior Subordinated Debentures of Cox
 Communications, Inc.(4)...........................
Cox Communications, Inc. Guarantees with respect to
the Trust Preferred Securities and Capital
Securities(5)......................................
---------------------------------------------------------------------------------------------------------------------------------
Total..............................................    $8,000,000,000                         $8,000,000,000       $2,224,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1) Such indeterminate number or amount of Class A common stock, preferred stock, stock purchase contracts, stock purchase units, debt securities and junior subordinated debentures of Cox Communications, Inc., and trust preferred securities and capital securities of Cox Trust I and Cox Trust II, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $8,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies estimated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(o), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(3) Pursuant to Rule 429 under the Securities Act of 1933, as amended, Cox Communications, Inc. is carrying forward $2,000,000,000 of securities previously registered on its Registration Statement on Form S-3, file no. 333-76235, none of which have been sold. The registration fee with respect to the remaining $1,600,000,000 of securities being registered was previously paid with the initial filing of this Registration Statement and, therefore, the registration fee with respect the $4,400,000,000 balance of securities being registered of $1,223,200 is being paid herewith.


(4) Junior subordinated debentures or senior debt securities may be issued and sold to Cox Trust I or Cox Trust II in connection with the issuance of trust preferred securities or capital securities by Cox Trust I or Cox Trust II, in which event such junior subordinated debentures or senior debt securities may later be distributed to the holders of trust preferred securities or capital securities, as the case may be, upon a dissolution and liquidation of Cox Trust I or Cox Trust II. No separate consideration will be received for the junior subordinated debentures or senior debt securities of Cox Communications, Inc. distributed upon any liquidation of Cox Trust I or Cox Trust II.


(5) Cox Communications, Inc. is also registering under this Registration Statement all other obligations that it may have with respect to trust preferred securities and capital securities issued by Cox Trust I and Cox Trust II. No separate consideration will be received for the Cox Communications, Inc. Guarantees or any other such obligations.

                            ------------------------
   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PRELIMINARY PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER AND SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION

             PRELIMINARY PROSPECTUS SUPPLEMENT DATED JULY 28, 1999


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1999)
                                                                        COX LOGO

                                9,200,000 SHARES


                            COX COMMUNICATIONS, INC.
                              CLASS A COMMON STOCK

                            ------------------------


     We are offering and selling 9,200,000 shares of Class A common stock. The U.S. underwriters are offering 7,360,000 shares in the United States and Canada, and the international managers are offering 1,840,000 shares outside the United States and Canada.



     The Class A common stock trades on the New York Stock Exchange under the symbol "COX." On July 26, 1999, the last sale price of the Class A common stock as reported on the New York Stock Exchange was $38 13/16 per share.



     INVESTING IN THE CLASS A COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT.


                            ------------------------


                                                               PER SHARE    TOTAL
                                                               ---------    -----
Public offering price......................................        $          $
Underwriting discount......................................        $          $
Proceeds, before expenses, to Cox..........................        $          $



     The U.S. underwriters may also purchase up to an additional 1,104,000 shares from Cox at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover over-allotments. The international managers may similarly purchase up to an aggregate of an additional 276,000 shares from Cox.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The shares of Class A common stock will be ready for delivery in New York,
New York on or about             , 1999.

                            ------------------------


                          Joint Book-Running Managers

MERRILL LYNCH & CO.                                   MORGAN STANLEY DEAN WITTER
                             ----------------------

BEAR, STEARNS & CO. INC.
                  CREDIT SUISSE FIRST BOSTON
                                   GOLDMAN, SACHS & CO.
                                                SALOMON SMITH BARNEY

                                                            SG COWEN

                             ----------------------


         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS             , 1999.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
                      PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary...............................   S-2
    Cox Communications, Inc.................................   S-2
    Recent Developments.....................................   S-2
    The Offering............................................   S-4
Risk Factors................................................   S-5
Use of Proceeds.............................................   S-7
Price Range of Class A Common Stock.........................   S-7
Dividend Policy.............................................   S-7
Capitalization..............................................   S-8
Selected Financial Information and Other Data...............   S-9
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................  S-11
Certain United States Federal Tax Considerations to Non-U.S.
  Holders...................................................  S-13
Underwriting................................................  S-17
Legal Matters...............................................  S-19

                            PROSPECTUS
Cox Communications, Inc.....................................     2
The Cox Trusts..............................................     3
Use of Proceeds.............................................     5
Ratio of Earnings to Fixed Charges..........................     5
Description of Capital Stock................................     6
Description of Debt Securities..............................     9
Description of Junior Subordinated Debentures...............    20
Description of Trust Preferred Securities...................    28
Description of Preferred Securities Guarantees..............    38
Relationship Among the Trust Preferred Securities, the
  Corresponding Junior Subordinated Debentures and the
  Preferred Securities Guarantees...........................    41
Description of Capital Securities...........................    42
Description of Capital Securities Guarantees................    52
Relationship Among the Capital Securities, the Corresponding
  Senior Debt Securities and the Capital Securities
  Guarantees................................................    55
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    56
Plan of Distribution........................................    57
Legal Matters...............................................    58
Experts.....................................................    58
Where You Can Find More Information.........................    58
Information Incorporated by Reference.......................    58


                             ----------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement includes forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We have based these statements on our current expectations or projections about future events and on assumptions we have made. These forward-looking statements are subject to certain risks and uncertainties which could cause actual results or events to differ materially from those we anticipate or project. Prospective purchasers should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.
                             ----------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.


     Neither Cox nor any of the U.S. underwriters or international managers has taken or will take action in any jurisdiction to permit a public offering of the Class A common stock or the possession or distribution of this prospectus supplement other than in the United States and Canada.

                         PROSPECTUS SUPPLEMENT SUMMARY



                            COX COMMUNICATIONS, INC.



     Cox Communications, Inc. is one of the largest broadband communications companies in the United States, delivering an array of integrated video, voice and data services to both residential and commercial customers through its extensive U.S. broadband network operations. Pro forma for Cox's pending cable system acquisitions, Cox will serve approximately six million customers, making it the nation's fifth largest cable company. Cox also has substantial investments in cable television programming, telecommunications, technology and broadband networks.



     Cox's core strategy is to leverage its advanced broadband network by offering new and advanced communications services to its residential and commercial customers. We believe that we have a number of advantages that will allow us to continue to implement this strategy successfully:



     - highly clustered and regionally concentrated cable television systems;



     - extensive experience and reputation as an industry leader in upgrading the technological capabilities of its broadband networks; and



     - a strong commitment to and reputation for superior customer service.



Cox's current service offerings include:



     - multichannel video under the Cox Cable brand;



     - high-speed Internet access via Cox@Home;



     - local and long-distance telephone under the Cox Digital Telephone brand;



     - advanced digital video programming services under the Cox Digital TV brand; and



     - commercial voice and data services via Cox Business Services.



     In addition, Cox has sought to utilize its expertise and position as one of the nation's premier cable television companies to invest in programming, telecommunications and technology companies which are complementary to Cox's business strategy. Cox believes that these investments have been vital to Cox's growth as a communications industry leader.



     Cox Enterprises, Inc., a privately-held corporation headquartered in Atlanta, Georgia and one of the largest media companies in the United States, owns approximately 72.7% of the outstanding equity of Cox as of June 30, 1999. In addition to Cox, Cox Enterprises publishes, owns or operates newspapers, television and radio stations, Internet web sites and Manheim Auctions, the world's largest auto auction operator.



     Cox's principal executive offices are located at 1400 Lake Hearn Drive, Atlanta, Georgia 30319. Cox's telephone number is (404) 843-5000.



                              RECENT DEVELOPMENTS



     In March 1999, Cox signed a definitive agreement to purchase from First Commonwealth Communications, Inc. cable television systems serving communities near Gloucester, New Kent, West Point and King and Queen County, Virginia. The cable television systems, serving more than 11,000 customers, are contiguous to Cox's Hampton Roads, Virginia cable operation. Cox expects to complete this transaction, which is subject to legal and regulatory review, during the third quarter of 1999.



     Also in March 1999, Cox and MediaOne signed a definitive agreement to trade selected cable television systems in Massachusetts, Rhode Island and Connecticut. Under the terms of the agreement, Cox would trade its cable television systems in Massachusetts, serving approximately 54,000 customers, for MediaOne properties in Enfield, Connecticut and Westerly, Rhode Island, serving 51,000 customers, and cash. Cox expects to complete this transaction, which is subject to legal and regulatory review, during the third quarter of 1999.



     In April 1999, Cox and Media General, Inc. entered into a purchase agreement pursuant to which Cox will purchase for cash Media General's cable systems serving more than 260,000 customers in Fairfax County and Fredericksburg, Virginia. The transaction values the Media General cable systems at $1.4 billion. Cox expects to complete this transaction, which is subject to legal and regulatory review, during the third quarter of 1999.


     In May 1999, Cox entered into a definitive agreement to merge with TCA Cable TV, Inc., a cable television operator serving approximately 883,000 customers in Texas, Arkansas, Louisiana and four other states. Through VPI Communications Inc., TCA also is a leader in cable advertising sales, providing turnkey advertising services to 82 multiple system operators representing more than 3.5 million customers nationwide. Under the terms of the agreement, each share of TCA common stock will be converted into the right to receive $31.25 in cash and 0.7418 of a share of Cox Class A common stock. Alternatively, TCA shareholders can elect to receive $62.50 in cash per TCA share or 1.4836 shares of Cox Class A common stock per TCA share, subject in each case to proration in the event that those elections would result in the payment by Cox of more than $1.6 billion in cash or the issuance of more than 39.6 million shares of Cox Class A common stock to TCA shareholders. Cox expects to complete this transaction, which is subject to TCA shareholder and regulatory approvals, during the third quarter of 1999.



     Also in May 1999, Cox transferred its remaining interest in Cox Communications PCS, L.P. to Sprint Corporation in exchange for 19,058,434 shares of Sprint's PCS Common Stock-Series 2. Cox PCS is the partnership through which Sprint conducts its operations in Los Angeles, San Diego and Las Vegas. As a result of this transaction, Cox recognized a pre-tax gain of $908.4 million. Concurrently with this transaction, Cox Enterprises transferred its remaining interest in Cox PCS in exchange for 5,241,070 shares of Sprint's PCS Common Stock-Series 2.



     In July 1999, Cox and AT&T Corp. entered into a definitive agreement to exchange Cox's AT&T common stock for the stock of AT&T subsidiaries that own cable television systems that serve approximately 495,000 customers and other assets, including cash. In return for its 50.3 million shares of AT&T common stock, Cox will receive the stock of AT&T subsidiaries that own: cable systems serving Tulsa, Oklahoma (160,000 customers) and Baton Rouge, Louisiana (156,000 customers); a 20% ownership interest in a partnership with TCA Cable TV, Inc.; Peak Cablevision LLC, which has 117,000 customers in Oklahoma, Arkansas, Utah and Nevada; and approximately $750 million in other assets, including cash.



     Also in July 1999, Cox and Multimedia Cablevision, Inc., a subsidiary of Gannett Co., Inc., entered into a definitive purchase agreement pursuant to which Cox will purchase for $2.7 billion in cash Multimedia's cable television operations serving 522,000 customers in Kansas, Oklahoma and North Carolina. Cox anticipates that this transaction will generate approximately $350 million in tax benefits to Cox. Cox expects to complete this transaction, which is subject to legal and regulatory review, by the end of the first quarter of 2000.



     Total revenues for the three months ended June 30, 1999 were $509.9 million, a 28% increase for the three months ended June 30, 1998. Operating cash flow increased 29% to $195.9 million for the second quarter of 1999. Interest expense increased $17.7 million to $68.7 million primarily due to an increase in the total debt outstanding. Equity in net losses of affiliated companies was $29.6 million primarily due to losses associated with Cox PCS. Net income for the current quarter was $505.8 million as compared to net loss of $12.2 million for the second quarter of 1998.



     Total revenues for the six months ended June 30, 1999 were $1,008.4 million, a 24% increase over revenues for the six months ended June 30, 1998. Operating cash flow increased 28% to $384.4 million for the first six months of 1999. Interest expense increased $18.5 million to $122.7 million primarily due to an increase in the total debt outstanding. Equity in net losses of affiliated companies was $76.0 million primarily due to losses associated with Cox PCS. Net income for the first six months of 1999 was $757.0 million as compared to net loss of $114.2 million for the same period in 1998.

     Concurrently with this offering of Class A common stock, Cox is also offering 13,000,000 FELINE PRIDES(SM), for an aggregate offering of $650 million, and approximately $1,850 million aggregate principal amount of senior debt securities. In addition, Cox Trust I, a wholly-owned financing subsidiary of Cox, is concurrently offering 20,000,000 shares of Trust Originated Preferred Securities(SM), or TOPrS(SM), for an aggregate offering of $500 million. These offerings are not conditioned upon one another, and Cox may vary the size or terminate one or more of these offerings based on market conditions and other factors.



                                  THE OFFERING



Class A common stock offered by Cox(1):
     U.S. offering...........................  7,360,000 shares
     International offering..................  1,840,000 shares
                                               ----------
          Total..............................  9,200,000 shares
Common stock outstanding after the offerings:
     Class A common stock(2).................  536,748,343 shares
     Class C common stock(3).................  27,597,792 shares
Use of proceeds..............................  The net proceeds from the sale of the Class A common stock we are offering in this prospectus supplement
                                               will be used to partially fund pending acquisitions,
                                               for capital expenditures, to retire commercial paper
                                               indebtedness and for other general corporate
                                               purposes.
Dividend policy..............................  We have never paid dividends on our stock, and we do not anticipate paying any cash dividends on our
                                               stock in the foreseeable future.
Risk factors.................................  See "Risk Factors" and the other information included in this prospectus supplement for a
                                               discussion of risks you should carefully consider
                                               before deciding to invest in shares of our Class A
                                               common stock.
New York Stock Exchange symbol...............  "COX"


---------------


(1) Excludes 1,104,000 shares of Class A common stock that are subject to purchase from us upon exercise of the U.S. underwriters' over-allotment option and 276,000 shares of Class A common stock that are subject to purchase from us upon exercise of the international managers' over-allotment option.


(2) Based on the number of shares of Class A common stock outstanding on June 30, 1999. It does not include (a) 10,284,386 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options under our stock option plans, and (b) approximately 4,675,016 shares of Class A common stock issuable upon conversion of our Series A convertible preferred stock.


(3) Cox Enterprises owns all of the outstanding Class C common stock.

                                  RISK FACTORS

     Your investment in our Class A common stock will involve certain risks. You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in our Class A common stock is suitable for you.


COX IS CONTROLLED BY A PRINCIPAL STOCKHOLDER WHOSE INTERESTS MAY BE DIFFERENT THAN YOUR INTERESTS



     As of June 30, 1999, Cox Enterprises owned approximately 72.7% of the outstanding equity and 81.1% of the voting power of Cox. Cox Enterprises therefore controls substantially all actions to be taken by the Cox stockholders, including the election of all the directors to the Cox board. After giving effect to the TCA merger and this offering, assuming that Cox issues approximately 39.6 million shares pursuant to the TCA merger agreement and sells 9.2 million shares in this offering, Cox Enterprises will own approximately 66.8% of the equity and 76.4% of the voting power of Cox. This voting control may have the effect of discouraging offers to acquire Cox because the consummation of any such acquisition would require the consent of Cox Enterprises. The interests of Cox Enterprises, which operates businesses in other industries, including broadcasting and newspapers, may from time to time diverge from the interests of other Cox stockholders, particularly with regard to new business opportunities.



REGULATION OF THE CABLE TELEVISION INDUSTRY



     The cable television industry is subject to extensive regulation on the federal, state and local levels, and many aspects of such regulations are currently the subject of judicial proceedings and administrative or legislative proposals. The Cable Television Consumer Protection and Competition Act of 1992, referred to as the 1992 Cable Act, has significantly expanded the scope of cable television regulation. In particular, under the 1992 Cable Act, the Federal Communications Commission adopted regulations that limit Cox's ability to set rates for basic service and the installation, sale, and lease of equipment used by subscribers to receive basic service, such as converter boxes and remote control units, in communities that are not subject to effective competition as defined by federal law. The FCC's regulations, as they now stand, limit our ability to increase revenues by increasing rates for regulated services where franchise authorities have elected to regulate basic cable and equipment rates. In addition, it is possible that, in accordance with further review by the franchising authorities, certain future rate reductions or refunds may be required. We believe that the regulation of the cable television industry, including the rates charged for regulated services under present FCC rules, remains a matter of interest to Congress, the FCC and other regulatory authorities. There can be no assurance as to what, if any, future actions such legislative and regulatory authorities may take or the effect thereof on us.


     Cable communications companies operate under franchises granted by local authorities that are subject to renewal and renegotiation from time to time. There can be no assurance as to future franchise renewals.


COMPETITION IN THE CABLE TELEVISION INDUSTRY



     Cable communications systems generally operate pursuant to franchises granted on a non-exclusive basis. In addition, the 1992 Cable Act prohibits franchising authorities from unreasonably denying requests for additional franchises and permits franchising authorities to operate cable systems. Well-financed businesses from outside the cable industry, such as the public utilities that own certain of the poles on which cable is attached, may become competitors for franchises or providers of competing services. In addition, we face competition from other cable television operators. We cannot predict the extent to which such competition will materialize or, if such competition materializes, the extent of its effect on us.



     The cable television clusters we own compete with other communications and entertainment media, including conventional off-air television broadcasting services, newspapers, movie theatres, live sporting events, interactive online computer services, home video products and direct broadcast satellite, referred to as DBS, service whereby signals are transmitted by satellite to receiving facilities located on customer premises. Several companies have launched DBS services that compete with us for multichannel video entertainment customers, as well as online computer services.

     The Telecommunication Act of 1996, referred to as the 1996 Telecom Act, makes it easier for local exchange telephone companies, referred to as LECs, and others to provide a wide variety of video services competitive with services provided by cable systems and to provide cable services directly to subscribers. Various LECs currently are providing video services within and outside their telephone service areas through a variety of distribution methods, including both the deployment of broadband wire facilities and the use of wireless transmission facilities. We cannot predict the likelihood of success of video service ventures by LECs or the impact on Cox of such competitive ventures.


     Other new technologies, including Internet-based services, may become competitive with services that cable communications systems can offer. The FCC and some local jurisdictions are considering proposals by various Internet service providers, referred to as ISPs, to deliver their services directly to cable operators' customers through access to cable operators' broadband communications facilities. In June 1999, an ISP petitioned the FCC to issue a declaratory ruling that ISPs are entitled to access to cable system facilities under the commercial use channel provisions of the Communications Act of 1934. In the same month, a federal district court held in connection with Tele-Communications, Inc.'s application to transfer two franchises to AT&T that a franchising authority may require access to cable modem services by third party ISPs as a condition to approval of a franchise transfer. AT&T has appealed the decision. Although the decision is not binding on other courts and has no legal effect in other areas of the country, it could support attempts by other franchising authorities to require cable operators to provide access to third party ISPs in other circumstances, including franchise renewal. In July, 1999, the franchising authority for Broward County, Florida, passed an ordinance which requires cable modem access by ISPs. The ordinance has been challenged in federal district court. Legislation is pending in the United States House of Representatives which proposes to require cable operators to open their networks to unaffiliated ISPs, and a second bill would make it unlawful for a cable operator to require its cable modem customers to purchase their affiliated Internet access services as a condition of subscribing to high speed transport service.



     Additionally, legislation is pending in Congress which would facilitate regional Bell operating companies to provide data services in competition with ISPs. Neither the states nor the FCC would have the authority to regulate the rates, charges, terms or conditions of any high-speed data service or Internet access services or to regulate the facilities used in the provision of such services.



     We cannot predict if such proposals will be adopted, the eventual outcome of such litigation, or whether such proposals or litigation will have a material impact on the business and operations of Cox. Moreover, advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable communications industry or on our operations.

                                USE OF PROCEEDS



     We expect to receive net proceeds from the sale of our Class A common stock
of approximately $      million, after deducting the underwriting discount and
offering expenses. We will use the net proceeds from the sale of our Class A common stock, the FELINE PRIDES, the TOPrS and our senior debt securities to partially finance pending acquisitions, for capital expenditures, to retire commercial paper indebtedness and for other general corporate purposes. The weighted average interest rate on our commercial paper borrowings as of June 30, 1999 was approximately 5.2%. For a description of pending acquisitions, see "Prospectus Supplement Summary--Recent Developments."



                      PRICE RANGE OF CLASS A COMMON STOCK



     Our Class A common stock is listed for trading on the New York Stock Exchange under the symbol "COX." The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our Class A common stock as reported on the New York Stock Exchange Composite Tape for the quarters indicated. All of our Class A common stock market prices have been adjusted for the two-for-one split of all classes of our capital stock effective on May 21, 1999.



                                                                   CLASS A
                                                                COMMON STOCK
                                                              -----------------
                                                               HIGH       LOW
                                                              -------   -------
1997
First Quarter...............................................  $11.625   $ 9.813
Second Quarter..............................................   13.938     9.063
Third Quarter...............................................   14.094    12.469
Fourth Quarter..............................................   20.031    13.843
1998
First Quarter...............................................  $21.469   $17.188
Second Quarter..............................................   24.750    20.813
Third Quarter...............................................   28.438    20.750
Fourth Quarter..............................................   35.375    23.532
1999
First Quarter...............................................  $41.282   $32.000
Second Quarter..............................................   44.438    32.781
Third Quarter through July 26, 1999.........................   39.000    37.750



     As of June 30, 1999, there were 5,021 holders of record of our Class A common stock. This number excludes beneficial owners of Class A common stock held in street name.



                                DIVIDEND POLICY



     We have never paid any dividends on our stock, and we do not anticipate paying any cash dividends on our stock in the foreseeable future. The current policy of our board of directors is to retain earnings to finance the operations and expansion of our business. Any future determination to pay dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our board of directors.

                                 CAPITALIZATION


     The following table sets forth the capitalization of Cox as of March 31, 1999 (i) on a historical basis; (ii) as adjusted to give effect to (a) the issuance of 9.2 million shares of Class A common stock, for an aggregate offering of $357.1 million, less offering costs of $12.9 million, (b) the sale of 13 million FELINE PRIDES securities for an aggregate offering of $650 million, less offering costs of $20.3 million and $19.5 million allocated to the fair value of forward contracts embedded in these securities, (c) the sale of 20 million TOPrS, for an aggregate offering of $500 million, less offering costs of $16.3 million and (d) the sale of $1,850 million senior debt securities, less offering costs of $13.0 million; and (iii) on a pro forma basis to give effect to the consummation of the pending acquisitions of TCA, the cable television systems of Media General and certain cable television systems from AT&T.



     This table should be read in conjunction with, and is qualified by reference to, the "Selected Financial Information and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus.



                                                                  MARCH 31, 1999
                                   ----------------------------------------------------------------------------
                                                                                        PRO FORMA        COX
                                                   ADJUSTMENTS             AS          ADJUSTMENTS    PRO FORMA
                                      COX            FOR THE          ADJUSTED FOR       FOR THE       AND AS
                                   HISTORICAL       OFFERINGS         THE OFFERINGS    ACQUISITIONS   ADJUSTED
                                   ----------   ------------------   ---------------   ------------   ---------
                                                              (DOLLARS IN MILLIONS)
CASH.............................  $    90.4         $3,294.6           $ 3,585.0       $(3,261.7)    $   123.3
                                   =========         ========           =========       =========     =========

DEBT
  Commercial paper...............  $   837.6         $     --           $   837.6       $  (654.7)    $   182.9
  Medium-term notes..............      463.4               --               463.4              --         463.4
  Floating Rate Reset Notes due
     2009........................      147.5               --               147.5              --         147.5
  Notes and Debentures...........    1,615.7          1,837.0             3,452.7           312.0       3,764.7
  6.15% Reset Put securities due
     August 2033.................      248.2               --               248.2              --         248.2
  Capitalized lease
     obligations.................       70.7               --                70.7              --          70.7
  Amounts due to Cox
     Enterprises.................      112.7               --               112.7              --         112.7
                                   ---------         --------           ---------       ---------     ---------
          Total debt.............    3,495.8          1,837.0             5,332.8          (342.7)      4,990.1
                                   ---------         --------           ---------       ---------     ---------
MINORITY INTEREST................         --               --                  --           120.5         120.5
COX OBLIGATED CAPITAL SECURITIES
  OF SUBSIDIARY TRUST-FELINE
  PRIDES.........................         --            610.2               610.2              --         610.2
COX OBLIGATED PREFERRED
  SECURITIES OF SUBSIDIARY
  TRUST-TOPRS....................         --            483.7               483.7              --         483.7
SHAREHOLDERS' EQUITY
  Series A preferred stock --
     liquidation preference of
     $44.275 per share, par value
     $1.00 per share.............        4.8               --                 4.8              --           4.8
  Class A common stock, par value
     $1.00 per share.............      527.5              9.2               536.7            39.6         576.3
  Class C common stock, par value
     $1.00 per share.............       27.6               --                27.6              --          27.6
  Additional paid-in capital.....    1,879.8            354.5             2,234.3         1,660.4       3,894.7
  Retained earnings..............    1,601.5               --             1,601.5           953.6       2,555.1
  Accumulated other comprehensive
     income......................    2,815.5               --             2,815.5          (464.5)      2,351.0
                                   ---------         --------           ---------       ---------     ---------
          Total shareholders'
            equity...............    6,856.7            363.7             7,220.4         2,189.1       9,409.5
                                   ---------         --------           ---------       ---------     ---------
          Total capitalization...  $10,352.5         $3,294.6           $13,647.1       $ 1,966.9     $15,614.0
                                   =========         ========           =========       =========     =========

                 SELECTED FINANCIAL INFORMATION AND OTHER DATA



     We are providing the following financial information and other data to aid you in your analysis of the financial aspects of the transactions as described. You should read this information in conjunction with the historical consolidated financial statements of Cox and the related notes contained in our annual, quarterly and other reports and other information that Cox has filed with the SEC. All per share amounts reflected below have been restated to reflect Cox's two-for-one stock split effective on May 21, 1999.



     The following selected consolidated financial information for each of the three years in the period ended December 31, 1998 has been derived from Cox's audited historical consolidated financial statements and the consolidated financial information for the three months ended March 31, 1998 and 1999 has been derived from Cox's unaudited historical consolidated financial statements. The following selected unaudited pro forma and as adjusted combined condensed financial information give effect to the offerings and the pending acquisitions of TCA, the cable television systems of Media General and certain cable television systems from AT&T, including AT&T's unconsolidated investment in Peak Cablevision. Pursuant to the purchase agreement, AT&T has agreed to acquire all of the remaining interest in Peak prior to closing the purchase transaction with Cox.



     Operating cash flow under "Other Operating and Financial Data" is not a generally accepted accounting principle measure of performance. However, operating cash flow is a commonly used financial analysis tool for measuring and comparing cable television companies in several areas such as operating performance and leverage. Cox defines operating cash flow as operating income before depreciation and amortization. Operating cash flow should not be considered as an alternative to net income as an indicator of Cox's performance or as an alternative to cash flows from operating activities as a measure of liquidity.



     Using the fourth quarter annualized operating cash flow, the multiple of debt to operating cash flow was 4.6x and 5.1x at December 31, 1997 and 1998, respectively. In addition, operating cash flow is annualized to calculate the multiple of debt to operating cash flow for the three months ended March 31, 1998 and 1999.



                                                              PRO FORMA
                                                               AND AS                                  PRO FORMA
                                                              ADJUSTED           THREE MONTHS       AND AS ADJUSTED
                                                             YEAR ENDED             ENDED            THREE MONTHS
                             YEAR ENDED DECEMBER 31,        DECEMBER 31,          MARCH 31,         ENDED MARCH 31,
                          ------------------------------   ---------------   --------------------   ---------------
                            1996       1997       1998          1998           1998       1999           1999
                          --------   --------   --------   ---------------   --------   ---------   ---------------
                                                (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS
  DATA:
  Revenues..............  $1,460.3   $1,610.4   $1,716.8      $2,583.2       $  415.8   $   498.5       $693.8
  Operating income......     221.7      205.3      201.4         187.8           43.5        65.2         63.9
  Net income (loss).....     (51.6)    (136.5)   1,270.7          (1.5)        (101.9)      251.2        230.1
  Basic net income
    (loss) per share....  $  (0.10)  $  (0.25)  $   2.33      $  (0.00)      $  (0.19)  $    0.45       $ 0.38
  Diluted net income
    (loss) per share....     (0.10)     (0.25)      2.30         (0.00)         (0.19)       0.45         0.38
OTHER OPERATING AND
  FINANCIAL DATA:
  Operating cash flow...  $  556.9   $  609.8   $  659.1      $1,028.0       $  149.1   $   188.5       $270.4
  Operating cash flow
    margin..............      38.1%      37.9%      38.4%         39.8%          35.9%       37.8%        39.0%
  Multiple of debt to
    operating cash
    flow................       5.2x       5.2x       6.2x           --            5.2x        4.6x         4.6x
  Cash flows provided by
    operating
    activities..........  $  309.1   $  554.5   $  665.5            --       $  191.5   $   175.9           --
  Cash flows provided by
    (used in) investing
    activities..........    (552.2)  (1,108.0)  (1,600.4)           --         (124.9)      514.9           --
  Cash flows provided by
    (used in) financing
    activities..........     246.2      539.3      937.2            --          (64.3)     (630.9)          --

                                                                                                    PRO FORMA
                                                                                                 AND AS ADJUSTED
                                 DECEMBER 31,                                  MARCH 31,            MARCH 31,
                        -------------------------------                  ---------------------   ---------------
                          1996       1997       1998                       1998        1999           1999
                        --------   --------   ---------                  ---------   ---------   ---------------
                             (MILLIONS OF DOLLARS)                                (MILLIONS OF DOLLARS)
BALANCE SHEET DATA:
  Total assets........  $5,784.6   $6,556.6   $12,878.1                  $ 6,623.5   $14,727.0      $21,214.3
  Total debt
    (including amounts
    due to Cox
    Enterprises)......   2,881.0    3,148.8     4,090.8                    3,082.9     3,495.8        4,990.1



     The table below includes certain customer data of Cox. A basic service customer is counted as a home with one or more television sets connected to a cable television system. New services include Cox Digital Television, Cox@Home and Cox Digital Telephone. Each basic customer and each new service is a revenue generating unit. In certain locations, a household may purchase more than one new service, each of which is counted as a separate revenue generating unit. A home is deemed to be passed if it can be connected to the distribution system without any further extension of the distribution plant. Basic penetration represents basic customers as a percentage of homes passed by cable. Premium service units include single or multi-channel services offered for a monthly fee per service.



     Cox's customer data excludes basic customers and homes passed related to TWC Cable Partners, a joint venture owned 50% by Cox and 50% by Time Warner. TWC operates cable television systems in Staten Island, New York and Fort Walton Beach, Florida. Cox currently manages the Fort Walton Beach cable television system which had basic customers of 66,568, 68,586, 71,213 and 72,215, respectively, at December 31, 1996, 1997 and 1998 and March 31, 1999.



                                                                                           THREE MONTHS
                                                                                              ENDED
                                                       YEAR ENDED DECEMBER 31,            MARCH 31, 1999
                                                  ---------------------------------   ----------------------
                                                    1996        1997        1998      HISTORICAL   PRO FORMA
                                                  ---------   ---------   ---------   ----------   ---------
CUSTOMER DATA:
  Basic customers...............................  3,259,384   3,235,338   3,741,608   3,783,367    5,331,697
  New services..................................         --      18,941     169,731     230,380      301,822
                                                  ---------   ---------   ---------   ---------    ---------
  Revenue Generating Units......................  3,259,384   3,254,279   3,911,339   4,013,747    5,633,519
  Homes passed..................................  5,016,749   5,023,870   5,923,428   5,952,482    8,233,680
  Basic penetration.............................       65.0%       64.4%       63.2%       63.6%        64.8%
  Premium service units.........................  2,000,673   1,865,184   2,206,833   2,205,439    3,621,979

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with Cox's historical consolidated statements of income for the three-month period ended March 31, 1999 and 1998.

THREE MONTHS ENDED MARCH 31, 1999 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1998


     The results of operations discussed below include the June 1998 acquisition of the Tucson and Sierra Vista, Arizona cable television system and the October 1998 acquisition of the Las Vegas, Nevada cable television system.


     Total revenues for the three months ended March 31, 1999 were $498.5 million, a 20% increase over revenues of $415.8 million for the three months ended March 31, 1998. Basic customers were 3,783,367, a 2.8% increase over customers at March 31, 1998 after adjusting for acquisitions made in 1998.

     Complete basic revenues for the first quarter of 1999 increased 24% over 1998 to $351.3 million due to basic and digital customer growth at existing cable television systems, the acquisitions made in 1998 and rate increases implemented primarily during the fourth quarter of 1998. As of March 31, 1999, Cox Digital TV had launched in eight markets and had 99,596 customers. The rate increases are the result of channel additions, increased programming costs and the pass-through of inflation adjustments.

     Premium service revenues for the first quarter of 1999 increased 14% over 1998 to $52.1 million due to the acquisitions made in 1998. Pay-per-view revenues were $24.4 million, up from $10.4 million for the same period in 1998 due to the acquisitions made in 1998 and the Holyfield/Lewis, Tyson/Botha and De La Hoya/Quartey national boxing events during the first quarter of 1999. Advertising revenues increased 46% to $36.4 million due to the acquisitions made in 1998 and growth in local and national advertising sales during 1999.

     Data revenues for the first quarter of 1999 increased to $9.8 million from $2.8 million primarily as a result of Cox's residential data service, Cox@Home. As of March 31, 1999, Cox@Home had launched in nine markets with 88,890 customers. Telephony revenues for the first quarter of 1999 increased to $16.2 million from $5.0 million due to growth in both residential and commercial telephony. As of March 31, 1999, our residential telephone offering had launched in six markets with 41,894 customers.


     Programming costs were $128.8 million for the first quarter of 1999, an increase of 36% over the same period in 1998 due to basic and digital customer growth at the existing cable televisions systems, acquisitions made in 1998, programming rate increases instituted on January 1, 1999 and the channel additions and pay-per-view events discussed above. Plant operations expenses increased 19% to $39.1 million due to the acquisitions made in 1998 and increased maintenance and costs related to new services. Marketing costs increased 20% to $26.6 million for the first quarter of 1999 due to the acquisitions made in 1998 and costs associated with rollout of digital video, high-speed data and telephony services. General and administrative expenses for the first quarter of 1999 increased 32% to $115.5 million due to the acquisitions made in 1998 and costs associated with digital video, high-speed data and telephony services in newly launched markets.



     Operating cash flow (operating income before depreciation and amortization), a non-GAAP measure of performance, is a commonly used financial analysis tool for measuring and comparing cable television companies in several areas, such as liquidity, operating performance and leverage. Operating cash flow increased 26% to $188.5 million for the first quarter of 1999. The operating cash flow margin (operating cash flow as a percentage of revenues) for the first quarter of 1999, was 37.8%, an increase from 35.9% in the first quarter of 1998.


     Depreciation was $96.6 million for the first quarter of 1999 compared to $87.0 million for the same period in 1998 due to the acquisitions made in 1998 and the continued upgrade and rebuild of the broadband network. Amortization was $26.7 million for the first quarter of 1999 compared to $18.6 million for the first quarter of 1998 due to the acquisitions made in 1998. Operating income for the first quarter of 1999 was $65.2 million, an increase of 50% compared to the same period in 1998.

     Interest expense increased to $54.0 million for the first quarter of 1999 compared to $53.1 million for the same period in 1998 due to an increase in total debt outstanding and offset by more favorable average interest rates during 1999. Equity in net losses of affiliated companies was $46.5 million primarily due to losses associated with Cox PCS. Net gain on investments of $419.5 million was primarily due to the gain of $433.1 million as a result of the sale of Telewest Communications plc.


     Net income for the first quarter of 1999 was $251.2 million as compared to a net loss of $101.9 million for the first quarter of 1998.


LIQUIDITY AND CAPITAL RESOURCES

  Uses of Cash

     As part of our ongoing strategic plan, we have invested, and will continue to invest, significant amounts of capital to enhance the reliability and capacity of our broadband cable network in preparation for the offering of new services and to make investments in affiliated companies primarily focused on telephony, programming and communications-related activities.

     During the three months ended March 31, 1999, Cox made capital expenditures of $224.8 million. These expenditures were primarily directed at upgrading and rebuilding our broadband network for the delivery of high-speed data and telephony. Capital expenditures for 1999 are expected to range between $925 million and $975 million.

     Investments in affiliated companies during the three months ended March 31, 1999 consisted primarily of debt and equity funding to GEMS Television and NextLink Nevada. Funding requirements for the remainder of 1999 for investments in affiliated companies are expected to be approximately $11.5 million.

     During the three months ended March 31, 1999, net repayments of $350.0 million and $205.9 million were made for revolving credit borrowings and commercial paper borrowings, respectively.

  Sources of Cash

     Cox generated $175.9 million from operating activities during the three months ended March 31, 1999. Proceeds from the sale of investments of $742.6 million related primarily to the sale of Telewest.


     Cox Enterprises continues to perform day-to-day cash management services for Cox with settlements of balances between Cox and Cox Enterprises occurring periodically bearing interest at 50 basis points above Cox Enterprises' current commercial paper borrowing rate.


  Recently Issued Accounting Pronouncements


     In 1998, SFAS No. 133 "Accounting for Derivative Financial Instruments and Hedging Activities" was issued. This statement requires that all derivatives be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of SFAS No. 133. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. Management is in the process of assessing the impact of SFAS No. 133 on the consolidated financial statements.

              CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS TO
                                NON-U.S. HOLDERS


     The following is a summary of the material United States federal income, estate and gift tax consequences of the purchase, ownership and disposition of the Class A common stock by holders that are Non-U.S. Holders, as that term is defined below. This summary does not purport to be a complete analysis of all potential tax effects and is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive or prospective. Unless otherwise specifically noted, this summary applies only to those persons that hold the Class A common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.



     THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND DOES NOT ADDRESS THE TAX CONSEQUENCES TO TAXPAYERS WHO ARE SUBJECT TO SPECIAL RULES OR CIRCUMSTANCES. THIS SUMMARY DOES NOT ADDRESS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE CLASS A COMMON STOCK, INCLUDING THE INVESTOR'S STATUS AS A NON-U.S. HOLDER, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.


GENERAL


     For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of the Class A common stock that is not:


        (i) a citizen or individual resident, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

        (ii) a corporation or partnership, including any entity treated as a corporation or partnership for United States federal income tax purposes, created or organized under the laws of the United States, any State thereof or the District of Columbia unless, in the case of a partnership, otherwise provided by regulation;

        (iii) an estate the income of which is subject to United States federal income tax without regard to its source; or


        (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.


     Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as a U.S. Holder prior to such date, may elect to continue to be treated as a U.S. Holder.

DIVIDENDS

     Dividends, if any, paid to a Non-U.S. Holder will generally be subject to the withholding of United States federal income tax at the rate of 30% of the gross amount of such dividends, unless:


     - the dividends are effectively connected with the conduct of a trade or business (or, if an income tax treaty applies, are attributable to a permanent establishment, as defined therein) within the United States of the Non-U.S. Holder, and such Non-U.S. Holder furnishes to Cox or its agent a duly executed Internal Revenue Service Form W-8ECI, or any successor form; or


     - such Non-U.S. Holder is entitled to a reduced withholding tax rate pursuant to any applicable income tax treaty.

     For purposes of determining whether tax will be withheld at a reduced rate as specified by an income tax treaty, current law permits Cox to presume that dividends paid to an address in a foreign country are paid to a resident of such country absent definite knowledge that such presumption is not warranted. However, under newly issued U.S. Treasury regulations, in the case of dividends paid after December 31, 2000, in order to obtain a reduced rate of withholding under an income tax treaty, a Non-U.S. Holder generally will be required to furnish to Cox or its agent a duly executed Internal Revenue Service Form W-8BEN (or any successor form) certifying, under penalties of perjury, that such Non-U.S. Holder is entitled to benefits under an income tax treaty. The new regulations also provide special rules for dividend payments made to foreign intermediaries, U.S. or foreign wholly-owned entities that are disregarded for U.S. federal income tax purposes and entities that are treated as fiscally transparent in the United States, the applicable income tax treaty jurisdiction or both. Prospective investors should consult their tax advisors concerning the effect, if any, of the adoption of these new U.S. Treasury regulations on an investment in the Class A common stock. A Non-U.S. Holder who is eligible for a reduced withholding rate may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the Internal Revenue Service.



     Dividends paid to a Non-U.S. Holder that are effectively connected with the conduct of a trade or business (or, if an income tax treaty applies, are attributable to a permanent establishment, as defined therein) within the United States of the Non-U.S. Holder will generally be taxed on a net income basis (that is, after allowance for applicable deductions) at the graduated rates that are applicable to United States persons. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to the United States federal branch profits tax (which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits) at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.


GAIN ON SALE OR OTHER DISPOSITION


     A Non-U.S. Holder generally will not be subject to regular United States federal income or withholding tax on gain recognized on a sale or other disposition of the Class A common stock, unless:



          (i) the gain is effectively connected with the conduct of a trade or business (or, if an income tax treaty applies, is attributable to a permanent establishment, as defined therein) within the United States of the Non-U.S. Holder or of a partnership, trust or estate in which such Non-U.S. Holder is a partner or beneficiary;



          (ii) Cox has been, is or becomes a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code at any time within the shorter of the five-year period preceding such sale or other disposition or such Non-U.S. Holder's holding period for the Class A common stock; or


          (iii) the Non-U.S. Holder is an individual that:

             (a) is present in the United States for 183 days or more in the taxable year of the sale or other disposition; and


             (b) either (I) has a tax home in the United States, as specially defined for purposes of the United States federal income tax, or (II) maintains an office or other fixed place of business in the United States and the gain from the sale or other disposition of the Common Stock is attributable to such office or other fixed place of business.



     A corporation is generally considered to be a United States real property holding corporation if the fair market value of its United States real property interests within the meaning of Section 897(c)(1) of the Internal Revenue Code equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus the fair market value of any other of its assets used or held for use in a trade or business. Cox believes that it has not been, is not currently and is not likely to become a United States real property holding corporation. Further, even if Cox were to become a United States real property holding corporation, any gain recognized by a Non-U.S. Holder still would not be subject to U.S. federal income tax if the Class A common stock were considered to be regularly traded (within the meaning of applicable U.S. Treasury regulations) on an established securities market (e.g., the New York Stock Exchange, on which Cox's Class A Common Stock will be listed), and the Non-U.S. Holder did not own, directly or indirectly, at any time during the five-year period ending on the date of the sale or other disposition, more than 5% of the Class A common stock.



     Gains realized by a Non-U.S. Holder that are effectively connected with the conduct of a trade or business (or, if an income tax treaty applies, are attributable to a permanent establishment, as defined therein) within the United States of the Non-U.S. Holder will generally be taxed on a net income basis (that is, after allowance for applicable deductions) at the graduated rates that are applicable to United States persons. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to the United States federal branch profits tax (which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits) at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.


     Individual Non-U.S. Holders may also be subject to tax pursuant to provisions of United States federal income tax law applicable to certain United States expatriates, including former long-term residents of the United States.

FEDERAL ESTATE AND GIFT TAXES


     Class A common stock owned or treated as owned by an individual (regardless of whether such an individual is a citizen or a resident of the United States) at the date of death will be included in such individual's estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.



     A Non-U.S. Holder will not be subject to United States federal gift tax on a transfer of Class A common stock, unless such person is an individual domiciled in the United States or such person is an individual subject to provisions of United States federal gift tax law applicable to certain United States expatriates, including certain former long-term residents of the United States.


BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Cox must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, such Non-U.S. Holder, regardless of whether tax was actually withheld and whether withholding was reduced by an applicable income tax treaty. Pursuant to certain income tax treaties and other agreements, that information may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

     United States federal backup withholding (which generally is withholding tax imposed at the rate of 31% on certain payments to persons not otherwise exempt who fail to furnish certain identifying information) will generally not apply to:

     - dividends paid to a Non-U.S. Holder that are subject to withholding at the 30% rate (or that are subject to withholding at a reduced rate under an applicable income tax treaty); or

     - Under current law, dividends paid to a Non-U.S. Holder at an address outside of the United States (unless the payor has knowledge that the payee is a United States person).

     Under newly issued U.S. Treasury regulations, in the case of dividends paid after December 31, 2000, a Non-U.S. Holder will generally be subject to backup withholding, unless certain certification procedures (or in the case of payments made outside of the United States with respect to an offshore account, certain documentary evidence procedures) are satisfied, directly or through a foreign intermediary.


     The backup withholding and information reporting requirements will generally also apply to the gross proceeds paid to a Non-U.S. Holder upon the sale or other disposition of Class A common stock by or through a United States office of a United States or foreign broker, unless the Non-U.S. Holder certifies to the broker under penalties of perjury as to, among other things, its name, address and status as a Non-

U.S. Holder by filing the Service's Form W-8BEN (or any successor form) with the broker, or unless the Non-U.S. Holder otherwise establishes an exemption.


     Information reporting requirements (but not backup withholding) will generally apply to a payment of the proceeds of a sale or other disposition of Class A common stock effected at a foreign office of (i) a United States broker,
(ii) a foreign broker 50% or more of whose gross income for certain periods is effectively connected with the conduct of a trade or business within the United States, (iii) a foreign broker that is a controlled foreign corporation for United States federal income tax purposes, or (iv) pursuant to newly issued U.S. Treasury regulations effective after December 31, 2000, a foreign broker that is
(A) a foreign partnership one or more of whose partners are U.S. persons that in the aggregate hold more than 50% of the income or capital interest in the partnership at any time during its tax year, or (B) a foreign partnership engaged at any time during its tax year in the conduct of a trade or business in the United States, unless the broker has certain documentary evidence in its records that the holder is a Non-U.S. Holder (and the broker has no knowledge to the contrary) and certain other conditions are met, or unless the Non-U.S. Holder otherwise establishes an exemption.



     Neither backup withholding nor information reporting will generally apply to a payment of the proceeds of a sale or other disposition of Class A common stock effected at a foreign office of a foreign broker not subject to the preceding paragraph. Prospective investors should consult their tax advisors concerning the effect, if any, of the adoption of the newly issued U.S. Treasury regulations on backup withholding and information reporting on an investment in the Class A common stock.


     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder's United States federal income tax liability, provided that the Non-U.S. Holder files an appropriate claim for a refund with the Internal Revenue Service.

                                  UNDERWRITING


     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Salomon Smith Barney Inc and SG Cowen Securities Corporation are acting as U.S. representatives of each of the U.S. underwriters named below. In a U.S. purchase agreement among Cox and the U.S. underwriters, Cox has agreed to sell to the U.S. underwriters, and each of the U.S. underwriters, severally and not jointly, has agreed to purchase from Cox, the number of shares of Class A common stock shown opposite its name below. The obligations of the several U.S. underwriters to purchase these shares are subject to terms and conditions contained in the U.S. purchase agreement.



                                                              NUMBER OF
                                                               SHARES
U.S. UNDERWRITER                                              ---------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
Morgan Stanley & Co. Incorporated...........................
Bear, Stearns & Co. Inc.....................................
Credit Suisse First Boston Corporation......................
Goldman, Sachs & Co.........................................
Salomon Smith Barney Inc....................................
SG Cowen Securities Corporation.............................
                                                              ---------
             Total..........................................  7,360,000
                                                              =========



     Cox has also entered into an international purchase agreement with a group of international managers outside the United States and Canada, for whom Merrill Lynch International, Morgan Stanley & Co. International Limited, Bear, Stearns International Limited, Cazenove & Co., Credit Suisse First Boston (Europe) Limited, Goldman Sachs International, Salomon Smith Barney Inc. and SG Cowen Securities Corporation are acting as lead managers. Concurrently with the sale of 7,360,000 shares of Class A common stock to the U.S. underwriters described above, Cox has agreed to sell to the international managers, and each of the international managers, severally and not jointly, has agreed to purchase from Cox, an aggregate of 1,840,000 shares of Class A common stock. The obligations of the several international managers to purchase these shares are subject to terms and conditions contained in the international purchase agreement. The initial public offering price per share and the total underwriting discount per share of Class A common stock are identical under the U.S. purchase agreement and the international purchase agreement.



     In the U.S. purchase agreement and the international purchase agreement, the several U.S. underwriters and the several international managers, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Class A common stock being sold pursuant to each such agreement if any of the shares of Class A common stock being sold pursuant to such agreement are purchased. If there is a default by a U.S. underwriter or an international manager, the U.S. purchase agreement and the international purchase agreement provide that the purchase commitments of non-defaulting U.S. underwriters or the non-defaulting international managers may be increased or the purchase agreements may be terminated. The closings for the sale of shares of Class A common stock to be purchased by the U.S. underwriters and the international managers are conditioned upon one another.



     The U.S. representatives have advised Cox that the U.S. underwriters propose initially to offer the shares of Class A common stock to the public at the public offering price appearing on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess
of $          per share of Class A common stock. The U.S. underwriters may
allow, and such dealers may reallow, a discount not in excess of $          per
share of Class A common stock on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.



     Cox has granted an option to the U.S. underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an aggregate of 1,104,000 additional shares of Class A common stock at the initial public offering price appearing on the cover page of this prospectus supplement, less the underwriting discount. The U.S. underwriters may exercise this option solely to cover over-allotments, if any, made on the sale of the Class A common stock offered by this prospectus supplement. To the extent that the U.S. underwriters exercise this option, each U.S. underwriter will be obligated, subject to certain conditions, to purchase a pro rata portion, based upon the number of shares shown opposite its name in the foregoing table of the additional shares. Cox also has granted an option to the international managers, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an aggregate of 276,000 additional shares of Class A common stock to cover over-allotments, if any, on terms similar to those granted to the U.S. underwriters.



     The following table shows the per share and total public offering price, underwriting discount to be paid by Cox to the U.S. underwriters and the international managers and the proceeds before expenses to Cox. This information is presented assuming either no exercise or full exercise by the U.S. underwriters and the international managers of their over-allotment options.



                                                                      WITHOUT      WITH
                                                          PER SHARE    OPTION     OPTION
                                                          ---------   -------     ------
Public offering price...................................     $           $          $
Underwriting discount...................................     $           $          $
Proceeds to Cox.........................................     $           $          $



     Cox estimates that it will spend approximately $0.4 million for fees and expenses associated with the offerings of the Class A common stock.



     The shares of Class A common stock are being offered by the several U.S. underwriters and the several international managers, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions. The U.S. underwriters and the international managers reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.



     Cox, Cox Enterprises and Cox's executive officers and directors have agreed, subject to certain exceptions, not to directly or indirectly,



     - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of Class A common stock or securities convertible into or exchangeable or exercisable for or repayable with Class A common stock, whether now owned or later acquired by the person executing the agreement or as to which the person executing the agreement acquires the power of disposition, or file or cause the filing of a registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or



     - enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of the Class A common stock whether any such swap or transaction is to be settled by delivery of Class A common stock or other securities, in cash or otherwise, in each case, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated for a period of 90 days after the date of this prospectus supplement. With this consent, Cox, Cox Enterprises and Cox's executive officers and directors may sell shares before the expiration of the 90-day period without prior notice to the other Class A common stockholders or to any public market in which the Class A common stock trades.



     The U.S. underwriters and the international managers have entered into an intersyndicate agreement that provides for the coordination of their activities. Under the terms of the intersyndicate agreement, the U.S. underwriters and the international managers are permitted to sell shares of Class A common stock to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the intersyndicate agreement, the U.S. underwriters and any dealer to whom they sell shares of Class A common stock will not offer to sell or sell shares of Class A common stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the international managers and any dealer to whom they sell shares of Class A common stock will not offer to sell or sell shares of Class A common stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, except in the case of transactions pursuant to the intersyndicate agreement.



     Cox has agreed to indemnify the U.S. underwriters and the international managers against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the U.S. underwriters and the international managers may be required to make because of those liabilities.



     Until the distribution of the Class A common stock is completed, rules of the Commission may limit the ability of the U.S. underwriters, the international managers and certain selling group members to bid for and purchase the Class A common stock. As an exception to these rules, the U.S. representatives are permitted to engage in certain transactions that stabilize the price of the Class A common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A common stock.



     If the U.S. underwriters or the international managers create a short position in the Class A common stock in connection with the offerings, i.e., if they sell more shares of Class A common stock than are set forth on the cover page of this prospectus supplement, the U.S. representatives may reduce that short position by purchasing Class A common stock in the open market. The U.S. representatives may also elect to reduce any short position by exercising all or part of the over-allotment options described above.


     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.


     Neither Cox nor any of the U.S. underwriters or international managers makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A common stock. In addition, neither Cox nor any of the U.S. underwriters or international managers makes any representation that the U.S. representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



     In the ordinary course of business, certain of the U.S. underwriters or international managers and their affiliates have from time to time provided investment banking, general financing and banking and financial advisory services to us and have also acted as representatives of various other underwriters in connection with public offerings of our securities.


                                 LEGAL MATTERS


     Certain legal matters with respect to the validity of the Class A common stock offered hereby will be passed upon for Cox by Dow, Lohnes & Albertson, PLLC, Washington, D.C. and for the underwriters by Brown & Wood LLP, New York, New York.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                9,200,000 SHARES


                                   (COX LOGO)

                            COX COMMUNICATIONS, INC.

                              CLASS A COMMON STOCK

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT

                   -----------------------------------------


                          Joint Book-Running Managers


MERRILL LYNCH & CO.                                   MORGAN STANLEY DEAN WITTER

                            BEAR, STEARNS & CO. INC.
                           CREDIT SUISSE FIRST BOSTON

                              GOLDMAN, SACHS & CO.

                              SALOMON SMITH BARNEY
                                    SG COWEN

                                            , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this preliminary prospectus supplement and the accompanying preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement and the accompanying preliminary prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

                [INTERNATIONAL PROSPECTUS SUPPLEMENT COVER PAGE]

                             SUBJECT TO COMPLETION

             PRELIMINARY PROSPECTUS SUPPLEMENT DATED JULY 28, 1999


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1999)
                                                                        COX LOGO

                                9,200,000 SHARES


                            COX COMMUNICATIONS, INC.
                              CLASS A COMMON STOCK

                             ----------------------


     We are offering and selling 9,200,000 shares of Class A common stock. The international managers are offering 1,840,000 shares outside the United States and Canada, and the U.S. underwriters are offering 7,360,000 shares in the United States and Canada.



     The Class A common stock trades on the New York Stock Exchange under the symbol "COX." On July 26, 1999, the last sale price of the Class A common stock as reported on the New York Stock Exchange was $38 13/16 per share.



     INVESTING IN THE CLASS A COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT.


                             ----------------------


                                                               PER SHARE        TOTAL
                                                               ---------        -----
Public offering price......................................        $              $
Underwriting discount......................................        $              $
Proceeds, before expenses, to Cox..........................        $              $



     The international managers may also purchase up to an additional 276,000 shares from Cox at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover over-allotments. The U.S. underwriters may similarly purchase up to an aggregate of an additional 1,104,000 shares from Cox.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The shares of Class A common stock will be ready for delivery in New York,
New York on or about             , 1999.

                             ----------------------


                          Joint Book-Running Managers



MERRILL LYNCH INTERNATIONAL                           MORGAN STANLEY DEAN WITTER

                             ----------------------


BEAR, STEARNS INTERNATIONAL LIMITED


         CAZENOVE & CO.

                   CREDIT SUISSE FIRST BOSTON

                             GOLDMAN SACHS INTERNATIONAL


                                     SALOMON SMITH BARNEY INTERNATIONAL

                                                                        SG COWEN
                             ----------------------
         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS             , 1999.

           [INTERNATIONAL PROSPECTUS SUPPLEMENT UNDERWRITING SECTION]

                                  UNDERWRITING


     Merrill Lynch International, Morgan Stanley & Co. International Limited, Bear, Stearns International Limited, Cazenove & Co., Credit Suisse First Boston (Europe) Limited, Goldman Sachs International, Salomon Smith Barney Inc and SG Cowen Securities Corporation are acting as international managers. In an international purchase agreement among Cox and the international managers, Cox has agreed to sell to the international managers, and each of the international managers, severally and not jointly, has agreed to purchase from Cox, the number of shares of Class A common stock shown opposite its name below. The obligations of the several international managers to purchase these shares are subject to terms and conditions contained in the international purchase agreement.



                                                              NUMBER OF
MANAGER                                                        SHARES
-------                                                       ---------
Merrill Lynch International.................................
Morgan Stanley & Co. International Limited..................
Bear, Stearns International Limited.........................
Cazenove & Co...............................................
Credit Suisse First Boston (Europe) Limited.................
Goldman Sachs International.................................
Salomon Smith Barney Inc....................................
SG Cowen Securities Corporation.............................
                                                              ---------
           Total............................................  1,840,000
                                                              =========



     Cox has also entered into an U.S. purchase agreement with a group of U.S. underwriters in the United States and Canada for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Salomon Smith Barney Inc and SG Cowen Securities Corporation are acting as U.S. representatives. Concurrently with the sale of 1,840,000 shares of Class A common stock to the international managers described above, Cox has agreed to sell to the U.S. underwriters, and each of the U.S. underwriters, severally and not jointly, has agreed to purchase from Cox, an aggregate of 7,360,000 shares of Class A common stock. The obligations of the several U.S. underwriters to purchase these shares are subject to terms and conditions contained in the U.S. purchase agreement. The initial public offering price per share and the total underwriting discount per share of Class A common stock are identical under the international purchase agreement and the U.S. purchase agreement.



     In the international purchase agreement and the U.S. purchase agreement, the several international managers and the several U.S. underwriters, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Class A common stock being sold pursuant to each such agreement if any of the shares of Class A common stock being sold pursuant to such agreement are purchased. If there is a default by an international manager or a U.S. underwriter, the international purchase agreement and the U.S. purchase agreement provide that the purchase commitments of non-defaulting international managers or the non-defaulting U.S. underwriters may be increased or the purchase agreements may be terminated. The closings with respect to the sale of shares of Class A common stock to be purchased by the international managers and the U.S. underwriters are conditioned upon one another.



     The lead managers have advised Cox that the international managers propose initially to offer the shares of Class A common stock to the public at the public offering price appearing on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of
$          per share of Class A common stock. The international managers may
allow, and such dealers may reallow, a discount not in excess of $          per
share of Class A common stock on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.


     Cox has granted an option to the international managers exercisable for 30 days after the date of this prospectus supplement, to purchase up to an aggregate of 276,000 additional shares of Class A common stock at the initial public offering price appearing on the cover page of this prospectus supplement, less the underwriting discount. The international managers may exercise this option solely to cover over-allotments, if any, made on the sale of the Class A common stock offered by this prospectus supplement. To the extent that the international managers exercise this option, the international managers will be obligated, subject to certain conditions, to purchase a pro rata portion, based upon the number of shares shown opposite its name in the foregoing table, of the additional shares. Cox also has granted an option to the U.S. underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an aggregate of 1,104,000 additional shares of Class A common stock to cover over-allotments, if any, on terms similar to those granted to the international managers.



     The following table shows the per share and total public offering price, underwriting discount to be paid by Cox to the international managers and the U.S. underwriters, and the proceeds before expenses to Cox. This information is presented assuming either no exercise or full exercise by the international managers and the U.S. underwriters of their over-allotment options.



                                                                      WITHOUT    WITH
                                                          PER SHARE   OPTION    OPTION
                                                          ---------   -------   ------
Public offering price...................................      $          $        $
Underwriting discount...................................      $          $        $
Proceeds to Cox.........................................      $          $        $



     Cox estimates that it will spend approximately $0.4 million for fees and expenses associated with the offerings of the Class A common stock.



     The shares of Class A common stock are being offered by the several international managers and the several U.S. underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions. The international managers and the U.S. underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.



     Cox, Cox Enterprises and Cox's executive officers and directors have agreed, subject to certain exceptions, not to directly or indirectly,



     - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of Class A common stock or securities convertible into or exchangeable or exercisable for or repayable with Class A common stock, whether now owned or later acquired by the person executing the agreement or as to which the person executing the agreement acquires the power of disposition, or file or cause the filing of a registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or



     - enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of the Class A common stock whether any such swap or transaction is to be settled by delivery of Class A common stock or other securities, in cash or otherwise, in each case without the prior written consent of Merrill Lynch International and Morgan Stanley & Co. International Limited for a period of 90 days after the date of this prospectus supplement. With this consent, Cox, Cox Enterprises and Cox's executive officers and directors may sell shares before the expiration of the 90-day period without prior notice to the other Class A common stockholders or to any public market in which the Class A common stock trades.

     The international managers and the U.S. underwriters have entered into an intersyndicate agreement that provides for the coordination of their activities. Under the terms of the intersyndicate agreement, the international managers and the U.S. underwriters are permitted to sell shares of Class A common stock to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the intersyndicate agreement, the international managers and any dealer to whom they sell shares of Class A common stock will not offer to sell or sell shares of Class A common stock to persons who are U.S. or Canadian persons or to persons they believe intend to resell to persons who are U.S. or Canadian persons, and the U.S. underwriters and any dealer to whom they sell shares of Class A common stock will not offer to sell or sell shares of Class A common stock to non-U.S. persons or to non-Canadian persons or to persons they believe intend to resell to non-U.S. or non-Canadian persons, except in the case of transactions pursuant to the intersyndicate agreement.



     Cox has agreed to indemnify the international managers and the U.S. underwriters against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the international managers and the U.S. underwriters may be required to make because of those liabilities.



     Until the distribution of the Class A common stock is completed, rules of the Commission may limit the ability of the international managers and the U.S. underwriters and certain selling group members to bid for and purchase the Class A common stock. As an exception to these rules, the U.S. representatives are permitted to engage in certain transactions that stabilize the price of the Class A common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A common stock.



     If the international managers or the U.S. underwriters create a short position in the Class A common stock in connection with the offerings, i.e., if they sell more shares of Class A common stock than are set forth on the cover page of this prospectus supplement, the U.S. representatives may reduce that short position by purchasing Class A common stock in the open market. The U.S. representatives may also elect to reduce any short position by exercising all or part of the over-allotment options described above.


     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.


     Neither Cox nor any of the international managers or the U.S. underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A common stock. In addition, neither Cox nor any of the international managers or the U.S. underwriters makes any representation that the U.S. representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



     In the ordinary course of business, certain of the international managers or the U.S. underwriters and their affiliates have from time to time provided investment banking, general financing and banking and financial advisory services to us and have also acted as representatives of various other underwriters in connection with public offerings of our securities.



                                 LEGAL MATTERS



     Certain legal matters with respect to the validity of the Class A common stock offered hereby will be passed upon for Cox by Dow, Lohnes & Albertson, PLLC, Washington, D.C. and for the underwriters by Brown & Wood, LLP, New York, New York.

             [INTERNATIONAL PROSPECTUS SUPPLEMENT BACK COVER PAGE]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                9,200,000 SHARES



                          (COX COMMUNICATIONS(R) LOGO)


                            COX COMMUNICATIONS, INC.

                              CLASS A COMMON STOCK

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT
                   -----------------------------------------


                          Joint Book-Running Managers


MERRILL LYNCH & CO.                                   MORGAN STANLEY DEAN WITTER


                      BEAR, STEARNS INTERNATIONAL LIMITED


                                 CAZENOVE & CO.

                           CREDIT SUISSE FIRST BOSTON

                          GOLDMAN SACHS INTERNATIONAL


                       SALOMON SMITH BARNEY INTERNATIONAL

                                    SG COWEN


                                            , 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. COX AND COX TRUST MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PRELIMINARY PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION

             PRELIMINARY PROSPECTUS SUPPLEMENT DATED JULY 28, 1999


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1999)
                                                                        COX LOGO


                          13,000,000 FELINE PRIDES(SM)



(CONSISTING OF             INCOME PRIDES(SM) AND             GROWTH PRIDES(SM))



                            COX COMMUNICATIONS, INC.


                                  % CAPITAL SECURITIES



                                  COX TRUST II



                 (liquidation amount $50 per capital security)

 fully and unconditionally guaranteed to the extent provided in this prospectus supplement by

                            Cox Communications, Inc.

                             ----------------------


     This is an offering of 13,000,000 FELINE PRIDES(SM) by Cox Communications,
Inc. and        separately offered and separately traded      % capital
securities of Cox Trust II, a Delaware business trust wholly owned by us. The FELINE PRIDES consist of units referred to as Income PRIDES and Growth PRIDES. In addition to the separately offered and separately traded capital securities,
the trust is issuing      capital securities that will initially be held as
components of the Income PRIDES and will not be offered or traded separately from the Income PRIDES, unless and until substitution is made as described in this prospectus supplement.



     We have applied to list the Income PRIDES and the Growth PRIDES on the New York Stock Exchange under the symbols "COX PrI" and "COX PrG," respectively. The capital securities will not initially be listed on an exchange.



     INVESTING IN THE SECURITIES INVOLVES CERTAIN RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS SUPPLEMENT BEGINNING ON PAGE S-12.

                             ----------------------


                                           PER INCOME    PER GROWTH    PER CAPITAL
                                             PRIDES        PRIDES       SECURITY     TOTAL
                                           ----------    ----------    -----------   -----
Public offering price(1)...............        $             $              $          $
Underwriting commission................        $             $              $          $
Proceeds to Cox........................        $             $              $          $(2)



        (1) Plus, as applicable, accumulated distributions, interest and
            contract adjustment payments, if any, from        , 1999, if
            settlement occurs after that date


        (2) Before expenses and after deducting $       used to purchase the
            treasury securities component of the Growth PRIDES



     The underwriters may also purchase up to an additional           Income
PRIDES,           Growth PRIDES and      capital securities within 30 days after
the date of this prospectus supplement to cover over-allotments, if any. The underwriters must purchase at least as many capital securities as Growth PRIDES. If these options are exercised in full, the total underwriting commission and
proceeds to Cox (before expenses and after deducting $       used to purchase
the treasury securities component of the Growth PRIDES) will be $       and
$       , respectively.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The securities will be ready for delivery in New York, New York on or about
            , 1999.

                             ----------------------


MERRILL LYNCH & CO.                                   MORGAN STANLEY DEAN WITTER

                             ----------------------

        BANC OF AMERICA SECURITIES LLC                  J.P. MORGAN & CO.
                             ----------------------


         The date of this prospectus supplement is             , 1999.

---------------

(SM) Service Mark of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS



                                                              PAGE
                                                              ----
                      PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary...............................   S-2
    Cox Communications, Inc. ...............................   S-2
    Recent Developments.....................................   S-2
    The Offering -- Q&A.....................................   S-4
    Explanatory Diagrams....................................   S-8
Risk Factors................................................  S-12
Use of Proceeds.............................................  S-19
Price Range of Class A Common Stock.........................  S-19
Dividend Policy.............................................  S-19
Capitalization..............................................  S-20
Selected Financial Information and Other Data...............  S-21
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................  S-23
Cox Trust II................................................  S-25
Accounting Treatment........................................  S-26
Description of the FELINE PRIDES............................  S-26
Description of the Purchase Contracts.......................  S-30
Provisions of the Contract Purchase Agreement and the Pledge
  Agreement.................................................  S-39
Description of the Capital Securities.......................  S-42
Description of the Guarantee................................  S-54
Description of the Debentures...............................  S-57
Effect of Obligations Under the Debentures and the
  Guarantee.................................................  S-63
Certain United States Federal Income Tax Consequences.......  S-64
Plan of Distribution........................................  S-72
Legal Opinions..............................................  S-73
                            PROSPECTUS
Cox Communications, Inc.....................................     2
The Cox Trusts..............................................     3
Use of Proceeds.............................................     5
Ratio of Earnings to Fixed Charges..........................     5
Description of Capital Stock................................     6
Description of Debt Securities..............................     9
Description of Junior Subordinated Debentures...............    20
Description of Trust Preferred Securities...................    28
Description of Preferred Securities Guarantees..............    38
Relationship Among the Trust Preferred Securities, the
  Corresponding Junior Subordinated
  Debentures and the Preferred Securities Guarantees........    41
Description of Capital Securities...........................    42
Description of Capital Securities Guarantees................    52
Relationship Among the Capital Securities, the Corresponding
  Senior Debt Securities and
  the Capital Securities Guarantees.........................    55
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    56
Plan of Distribution........................................    57
Legal Matters...............................................    58
Experts.....................................................    58
Where You Can Find More Information.........................    58
Information Incorporated by Reference.......................    58


                           FORWARD-LOOKING STATEMENTS

    This prospectus supplement includes forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. We have based these statements on our current expectations or projections about future events and on assumptions we have made. These forward-looking statements are subject to certain risks and uncertainties which could cause actual results or events to differ materially from those we anticipate or project. Prospective purchasers should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

                             ----------------------


    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

                         PROSPECTUS SUPPLEMENT SUMMARY


     You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement and the accompanying prospectus. Unless the context otherwise requires, references in this prospectus supplement to Cox, we, us, and our are to Cox Communications, Inc. and its consolidated subsidiaries.



                            COX COMMUNICATIONS, INC.



     Cox Communications, Inc. is one of the largest broadband communications companies in the United States, delivering an array of integrated video, voice and data services to both residential and commercial customers through its extensive U.S. broadband network operations. Pro forma for Cox's pending cable system acquisitions, Cox will serve approximately six million customers, making it the nation's fifth largest cable company. Cox also has substantial investments in cable television programming, telecommunications, technology and broadband networks.



     Cox's core strategy is to leverage its advanced broadband network by offering new and advanced communications services to its residential and commercial customers. We believe that we have a number of advantages that will allow us to continue to implement this strategy successfully:



     - highly clustered and regionally concentrated cable television systems;



     - extensive experience and reputation as an industry leader in upgrading the technological capabilities of its broadband networks; and



     - a strong commitment to and reputation for superior customer service.



Cox's current service offerings include:



     - multichannel video under the Cox Cable brand;



     - high-speed Internet access via Cox@Home;



     - local and long-distance telephone under the Cox Digital Telephone brand;



     - advanced digital video programming services under the Cox Digital TV brand; and



     - commercial voice and data services via Cox Business Services



     In addition, Cox has sought to utilize its expertise and position as one of the nation's premier cable television companies to invest in programming, telecommunications and technology companies which are complementary to Cox's business strategy. Cox believes that these investments have been vital to Cox's growth as a communications industry leader.



     Cox Enterprises, Inc., a privately-held corporation headquartered in Atlanta, Georgia and one of the largest media companies in the United States, owns approximately 72.7% of the outstanding equity of Cox as of June 30, 1999. In addition to Cox, Cox Enterprises publishes, owns or operates newspapers, television and radio stations, Internet web sites and Manheim Auctions, the world's largest auto auction operator.



     Cox's principal executive offices are located at 1400 Lake Hearn Drive, Atlanta, Georgia 30319. Cox's telephone number is (404) 843-5000.



                              RECENT DEVELOPMENTS



     In March 1999, Cox signed a definitive agreement to purchase from First Commonwealth Communications, Inc. cable television systems serving communities near Gloucester, New Kent, West Point and King and Queen County, Virginia. The cable television systems, serving more than 11,000 customers, are contiguous to Cox's Hampton Roads, Virginia cable operation. Cox expects to complete this transaction, which is subject to legal and regulatory review, during the third quarter of 1999.

     Also in March 1999, Cox and MediaOne signed a definitive agreement to trade selected cable television systems in Massachusetts, Rhode Island and Connecticut representing a total of 105,000 customers. Under the terms of the agreement, Cox would trade its cable television systems in Massachusetts, serving approximately 54,000 customers, for MediaOne properties in Enfield, Connecticut and Westerly, Rhode Island, serving 51,000 customers, and cash. Cox expects to complete this transaction, which is subject to legal and regulatory review, during third quarter of 1999.



     In April 1999, Cox and Media General, Inc. entered into a purchase agreement pursuant to which Cox will purchase for cash Media General's cable systems serving more than 260,000 customers in Fairfax County and Fredericksburg, Virginia. The transaction values that Media General cable systems at $1.4 billion. Cox expects to complete this transaction which is subject to legal and regulatory review, during the third quarter of 1999.



     In May 1999, Cox entered into a definitive agreement to merge with TCA Cable TV, Inc., a cable television operator serving approximately 883,000 customers in Texas, Arkansas, Louisiana and four other states. Through VPI Communications Inc., TCA also is a leader in cable advertising sales, providing turnkey advertising services to 82 multiple system operators representing more than 3.5 million customers nationwide. Under the terms of the agreement, each share of TCA common stock will be converted into the right to receive $31.25 in cash and 0.7418 of a share of Cox Class A common stock. Alternatively, TCA shareholders can elect to receive $62.50 in cash per TCA share or 1.4836 shares of Cox Class A common stock per TCA share, subject in each case to proration in the event that those elections would result in the payment by Cox of more than $1.6 billion in cash or the issuance of more than 39.6 million shares of Cox Class A common stock to TCA shareholders. Cox expects to complete this transaction, which is subject to TCA shareholder and regulatory approvals, during the third quarter of 1999.



     Also in May 1999, Cox transferred its remaining interest in Cox Communications PCS, L.P. to Sprint Corporation in exchange for 19,058,434 shares of Sprint's PCS Common Stock-Series 2. Cox PCS is the partnership through which Sprint conducts its operation in Los Angeles, San Diego and Las Vegas. As a result of this transaction, Cox recognized a pre-tax gain of $908.4 million. Concurrently with this transaction, Cox Enterprises transferred its remaining interest in Cox PCS in exchange for 5,241,070 shares of Sprint's PCS Common Stock-Series 2.



     In July 1999, Cox and AT&T Corp. entered into a definitive agreement to exchange Cox's AT&T common stock for the stock of AT&T subsidiaries that own cable television systems that serve approximately 495,000 customers and other assets, including cash. In return for its 50.3 million shares of AT&T stock, Cox will receive the stock of AT&T subsidiaries that own: cable systems serving Tulsa, Oklahoma (160,000 customers) and Baton Rouge, Louisiana (156,000 customers); a 20% ownership interest in a partnership with TCA Cable TV Inc.; Peak Cablevision LLC, which has 117, customers in Oklahoma, Arkansas, Utah and Nevada; and approximately $750 million in other assets, including cash.



     Also in July 1999, Cox and Multimedia Cablevision, Inc., a subsidiary of Gannett Co., Inc., entered into a definitive purchase agreement pursuant to which Cox will purchase for $2.7 billion in cash Multimedia's cable television operations serving 522,000 customers in Kansas, Oklahoma and North Carolina. Cox anticipates that this transaction will generate approximately $350 million in tax benefits to Cox. Cox expects to complete this transaction, which is subject to legal and regulatory review, by the end of the first quarter of 2000.



     Total revenues for the three months ended June 30, 1999 were $509.9 million, a 28% increase for the three months ended June 30, 1998. Operating cash flow increased 29% to $195.9 million for the second quarter of 1999. Interest expense increased $17.7 million to $68.7 million primarily due to an increase in the total debt outstanding. Equity in net losses of affiliated companies was $29.6 million primarily due to losses associated with Cox PCS. Net income for the current quarter was $505.8 million as compared to net loss of $12.2 million for the second quarter of 1998.



     Total revenues for the six months ended June 30, 1999 were $1,008.4 million, a 24% increase over revenues for the six months ended June 30, 1998. Operating cash flow increased 28% to $384.4 million for the first six months of 1999. Interest expense increased $18.5 million to $122.7 million primarily due to an increase in the total debt outstanding. Equity in net losses of affiliated companies was $76.0 million primarily due to losses associated with Cox PCS. Net income for the first six months of 1999 was $757.0 million as compared to net loss of $14.2 million for the same period in 1998.



                              THE OFFERING -- Q&A



WHAT ARE FELINE PRIDES?


     FELINE PRIDES consist of Income PRIDES and Growth PRIDES.

     Income PRIDES contain two components:

          (1) A purchase contract under which the investor agrees to purchase shares of our Class A common stock, $1.00 par value per share, on August 16, 2002. The purchase contract also includes unsecured contract adjustment
     payments of      % of $50 per year paid quarterly.


          (2) A capital security under which the investor will be paid      % of
     $50 per year through and including August 15, 2002 and at the reset rate after that date, but which will be pledged to us to secure the investor's obligations under the purchase contract. On August 16, 2002 the investor will have two options:



        - Pay cash to settle the purchase contract for $50 and release the pledged capital securities, whose rate will have been reset at that time, or



        - Pay cash to settle the purchase contract by allowing the capital securities to be sold on its behalf in a remarketing process.


     Growth PRIDES contain two components:

          (1) A purchase contract under which the investor agrees to purchase shares of our Class A common stock, $1.00 par value per share, on August 16, 2002. The purchase contract also includes unsecured contract adjustment
     payments of      % of $50 per year paid quarterly.

          (2) A zero-coupon treasury security which is a 1/20 undivided beneficial interest in a zero-coupon U.S. treasury security (CUSIP
     No.               ) with a principal amount at maturity equal to $1,000 and
     maturing on August 15, 2002. The zero-coupon treasury security will be pledged to us to secure the investor's obligations under the purchase contract.


WHAT PAYMENTS AM I ENTITLED TO AS A HOLDER OF INCOME PRIDES?



     Holders of Income PRIDES will be entitled to receive total cash
distributions at a rate of      % of $50 per year, payable quarterly in arrears.
These cash distributions will consist of cumulative cash distributions on the related capital securities or on the treasury portfolio, as applicable, payable
at the rate of      % of $50 per year through and including August 15, 2002, and
contract adjustment payments payable by us at the rate of      % of $50 per
year.



WHAT PAYMENTS AM I ENTITLED TO AS A HOLDER OF GROWTH PRIDES?



     Holders of Growth PRIDES will be entitled to receive quarterly cash distributions of contract adjustment payments payable by us at the rate of
     % of $50 per year. In addition, original issue discount, referred to as OID in this prospectus supplement, will accrue on each related treasury security.



WHAT CONTRACT ADJUSTMENT PAYMENTS AM I ENTITLED TO?



     Contract adjustment payments will be fixed at a rate per year of      % of
$50 per purchase contract in the case of Income PRIDES, and      % of $50 per
purchase contract in the case of Growth PRIDES.

WHAT ARE THE PAYMENT DATES FOR THE SECURITIES?



     The current payments described above in respect of the Income PRIDES and Growth PRIDES will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, a payment date), commencing November 16, 1999, to holders of record on the business day preceding the payment dates. With respect to contract adjustment payments, the payments will be payable through and including the earlier of August 16, 2002 or the most recent quarterly date on or before any early settlement of the related purchase contracts. In the case of capital securities that are components of Income PRIDES, the payments will be payable through and including the most recent quarterly date on or before the earlier of August 16, 2002 and the date the liquidation amounts of the capital securities together with all accumulated and unpaid distributions are paid in full.



WHAT IS THE SETTLEMENT RATE?


     The settlement rate is the number of newly issued shares of Class A common stock we are obligated to sell and you are obligated to buy upon settlement of a purchase contract on August 16, 2002.

     The settlement rate for each purchase contract will be as follows, subject to adjustment under the circumstances described under "Description of Purchase Contracts--Anti-Dilution Adjustments":

          (a) If the applicable market value of our Class A common stock is
     equal to or greater than $       , the settlement rate will be      shares
     of our Class A common stock per purchase contract.

          (b) If the applicable market value of our Class A common stock is less
     than $       but greater than $       , the settlement rate will be equal
     to $       divided by the applicable market value.


          (c) If the applicable market value is less than or equal to $       ,
     the settlement rate, which is equal to $50 divided by $       , will be
               shares of our Class A common stock per purchase contract.



WHAT IS REMARKETING?



     The capital securities of Income PRIDES holders who have failed to notify the purchase contract agent on or prior to the fifth business day before August 16, 2002 of their intention to pay cash to satisfy their obligations under the related purchase contracts will be remarketed on the third business day immediately preceding August 16, 2002.



     The remarketing agent will use its reasonable efforts to remarket those capital securities (bearing the reset rate) on that date for settlement on August 16, 2002. The remarketing agent will use its best efforts to obtain a price of approximately 100.5% of the aggregate stated liquidation amount of those capital securities, plus any related accumulated and unpaid distributions.



     The portion of the proceeds from the remarketing equal to the total stated liquidation amount of those capital securities will be automatically applied to satisfy in full those Income PRIDES holders' obligations to purchase our Class A common stock under the related purchase contracts. The remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed capital securities from any amount of those proceeds in excess of the aggregate stated liquidation amount of the remarketed capital securities plus any accumulated and unpaid distributions. The remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of that holder.

WHAT HAPPENS IF THE REMARKETING AGENT DOES NOT SELL THE CAPITAL SECURITIES?



     We will exercise our rights as a secured party to dispose of the capital securities in accordance with applicable law and to satisfy in full, from the proceeds of that disposition, your obligation to purchase Class A common stock under the related purchase contracts if



     - the remarketing agent cannot remarket the related capital securities of your Income PRIDES, other than to us, at a price not less than 100% of the total stated liquidation amount of those capital securities plus accumulated and unpaid distributions or


     - if the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled.


IF I AM NOT A PARTY TO A PURCHASE CONTRACT, MAY I STILL PARTICIPATE IN A REMARKETING OF MY CAPITAL SECURITIES?



     Holders of capital securities that are not components of Income PRIDES may elect, in the manner described below, to have their capital securities remarketed by the remarketing agent.



BESIDES PARTICIPATING IN A REMARKETING, HOW ELSE WILL MY OBLIGATIONS UNDER THE PURCHASE CONTRACTS BE SATISFIED?



     - through the early delivery of cash to the purchase contract agent in the manner described below, referred to as early settlement,


     - in the case of Income PRIDES, by settling the related purchase contracts with separate cash on the third business day prior to August 16, 2002 with prior notification to the purchase contract agent, or

     - upon the termination of purchase contracts.


WHAT ARE THE CAPITAL SECURITIES?



     The capital securities represent undivided beneficial ownership interests in the assets of the trust.



WHAT DISTRIBUTIONS WILL I RECEIVE ON THE CAPITAL SECURITIES?



     Distributions on the capital securities that are components of Income PRIDES will constitute a portion of the distributions on the Income PRIDES.
Distributions will be payable initially at the annual rate of      % of the
liquidation amount of $50 per capital security to, but excluding, August 16, 2002. If any capital securities remain outstanding on and after August 16, 2002, the distributions on these capital securities will be at the reset rate from August 16, 2002 to, but excluding, August 16, 2004.



WHEN WILL I RECEIVE DISTRIBUTIONS ON THE CAPITAL SECURITIES?



     Distributions will be payable quarterly in arrears on each February 16, May 16, August 16, and November 16, commencing November 16, 1999, to holders of record on the business day preceding each payment date.



WHAT IS THE RESET RATE?



     The reset rate is the interest rate on the debentures, and therefore the distribution rate on the capital securities, on and after August 16, 2002. Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as the reset agent, will determine the reset rate that the capital securities should bear in order for a capital security to have an approximate market value of 100.5% of $50 on the third business day immediately preceding August 16, 2002, except that we may limit the reset rate to be no higher than the rate on the two-year benchmark treasury plus 200 basis points (2%) and the reset rate may not exceed the maximum rate permitted by applicable law.

WHEN WILL THE INTEREST RATE ON THE DEBENTURES BE RESET?


     Unless a tax event redemption has occurred, the interest rate on the debentures will be reset on the third business day immediately preceding August 16, 2002.


WHEN MAY THE DEBENTURES AND THE TRUST SECURITIES BE REDEEMED?



     The debentures and, thus, the trust securities, which include the capital securities and the common securities representing undivided beneficial interests in the assets of the trust, are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event as described in this prospectus supplement. Following any redemption of debentures and, thus, capital securities prior to August 16, 2002, investors that own Income PRIDES will own a portfolio of U.S. treasury securities as a component of their Income PRIDES.



WHAT ARE THE DEBENTURES?


     The debentures will be our senior unsecured obligations and will rank equally among themselves and with all of our other senior unsecured obligations.


WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE INCOME PRIDES, GROWTH PRIDES AND CAPITAL SECURITIES?



     Investors that purchase FELINE PRIDES and continue to hold the FELINE PRIDES may be considered to have received consideration to assume the obligations under the related purchase contract and to have paid that amount, in addition to the purchase price, for the related capital securities or treasury securities, but those investors should consult their tax advisors concerning the tax consequences associated with the acquisition of the FELINE PRIDES.



     A beneficial owner of Income PRIDES and capital securities will include in gross income its proportionate share of the stated interest on the debentures when that interest income is paid or accrued in accordance with the beneficial owner's regular method of tax accounting. We intend to report the contract adjustment payments as income to holders of FELINE PRIDES, but holders should consult their tax advisors concerning the possibility that the contract adjustment payments may be treated as loans, purchase price adjustments, rebates or option premiums rather than being includible in income on a current basis. A beneficial owner of Growth PRIDES will be required to include in gross income any OID with respect to the treasury securities as it accrues on a constant yield to maturity basis. If a tax event redemption has occurred, a beneficial owner of Income PRIDES will be required to include in gross income its allocable share of OID on the treasury portfolio as it accrues on a constant yield to maturity basis.

                              EXPLANATORY DIAGRAMS



     The following diagrams demonstrate some of the key features of the purchase
contracts, the Income PRIDES, the Growth PRIDES and the      % capital
securities, and the transformation of Income PRIDES into Growth PRIDES and capital securities. The hypothetical percentages, coupon rates and time periods below are for illustration only. There can be no assurance that the actual percentage of shares delivered will be limited by the range of hypothetical percentages shown. In addition, there can be no assurance that payment rates on the FELINE PRIDES will be at the levels shown below.


FELINE PRIDES PURCHASE CONTRACT

     - Income PRIDES and Growth PRIDES both include a purchase contract under which the investor agrees to purchase shares of our Class A common stock, $1.00 par value per share, on August 16, 2002. In addition, the purchase contracts include unsecured contract adjustment payments shown in the diagrams on the following pages.

                           (Purchase Contract Chart)



          (1) For each of the percentage categories shown, the percentage of shares to be delivered at maturity to an investor in Income PRIDES or Growth PRIDES is determined by dividing the related number of shares to be delivered, as indicated in the footnote for each category, by an amount
     equal to $50 divided by $          .



          (2) If the applicable market value of our Class A common stock is less than or equal to $38.81, the number of shares to be delivered will be calculated by dividing $50 by $38.81. The applicable market value means the average of the closing price per share of common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding August 16, 2002.



          (3) If the applicable market value of our Class A common stock is between $38.81 and $47.35, the number of shares to be delivered will be calculated by dividing $50 by the applicable market value.



          (4) If the applicable market value of our Class A common stock is greater than $47.35, the number of shares to be delivered will be calculated by dividing $50 by $47.35.



          (5) The last reported sales price of our Class A common stock on the NYSE on July 26, 1999.

INCOME PRIDES

     - Income PRIDES consist of two components as described below:

                             (Income PRIDES Chart)



     - The investor owns the capital security but will pledge it to us to secure its obligations under the purchase contract.


GROWTH PRIDES

     - Growth PRIDES consist of two components as described below:

                             (Growth PRIDES Chart)


     - The investor owns the zero-coupon treasury security but will pledge it to us to secure its obligations under the purchase contract. A treasury security is defined as a 1/20th undivided beneficial interest in a
       zero-coupon U.S. treasury security (CUSIP No.                ) with a
       principal amount at maturity equal to $1,000 and maturing on August 15, 2002.

CAPITAL SECURITIES



     - Capital securities have the terms described below:


                           (Capital Securities Chart)



     - The holder of capital securities that are components of Income PRIDES has an option on August 16, 2002 to either:



      - pay cash to settle the purchase contract for $50 and release the pledged capital securities whose rates have been reset on August 16, 2002 or



      - pay cash to settle the purchase contracts by allowing the capital securities to be included in the remarketing process.



     - The holder of capital securities that are separate and not components of Income PRIDES has the option on August 16, 2002 to either:



      - continue to hold the capital securities whose rate has been reset on August 16, 2002 or



      - deliver the capital securities to The Bank of New York, in its capacity as our custodial agent, to be included in the remarketing process.



TRANSFORMING INCOME PRIDES INTO GROWTH PRIDES AND CAPITAL SECURITIES



     - To create a Growth PRIDES, the investor separates an Income PRIDES into its components -- the purchase contract and the capital security -- and then combines the purchase contract with a specific zero-coupon treasury security that matures concurrently with the maturity of the purchase contract.


     - The investor owns the zero-coupon treasury security but will pledge it to us to secure its obligations under the purchase contract.


     - The zero-coupon treasury security together with the purchase contract constitute a Growth PRIDES. The capital securities, which are no longer a component of the Income PRIDES, are tradeable as separate securities.

                                  (Flow Chart)



     - The investor can also transform Growth PRIDES and capital securities into Income PRIDES.



        - The transformation of Income PRIDES into Growth PRIDES and capital securities, and the transformation of Growth PRIDES and capital securities into Income PRIDES, require minimum amounts of securities.

                                  RISK FACTORS

     Your investment in the FELINE PRIDES will involve risks. You should carefully consider the following discussion of risks as well as other information contained in this prospectus supplement and the accompanying prospectus.


YOU ASSUME THE RISK THAT THE MARKET VALUE OF OUR CLASS A COMMON STOCK MAY
DECLINE



     Although as a holder of FELINE PRIDES you will be the beneficial owner of the related capital securities, treasury portfolio or treasury securities, you have an obligation under the purchase contract to buy our Class A common stock. Prior to August 16, 2002, unless you pay cash to satisfy your obligation under the purchase contract or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, either the proceeds derived from the remarketing of the capital securities or the principal of the appropriate applicable ownership interest of the treasury portfolio when paid at maturity, in the case of Income PRIDES, or the principal of the related treasury securities when paid at maturity, in the case of Growth PRIDES, will automatically be used to purchase a specified number of shares of our Class A common stock on your behalf. We cannot assure you that the market value of the common stock you will receive on August 16, 2002 will be equal to or greater
than the effective price per share of $       paid by you for our Class A common
stock on the date hereof. As a holder of FELINE PRIDES, if the applicable market
value of the Class A common stock is less than $       , the aggregate market
value of the Class A common stock issued to you under each purchase contract on August 16, 2002 will be less than the price you paid for the FELINE PRIDES and the market value per share of that Class A common stock will be less than the effective price per share paid by you for such Class A common stock on that date, in which case you will suffer an economic loss as of August 16, 2002. Accordingly, you assume the risk that the market value of the Class A common stock may decline, and that decline could be substantial.



THE OPPORTUNITY FOR EQUITY APPRECIATION PROVIDED BY AN INVESTMENT IN THE FELINE PRIDES IS LESS THAN THAT PROVIDED BY A DIRECT INVESTMENT IN OUR CLASS A COMMON STOCK


     Your opportunity for equity appreciation afforded by investing in the FELINE PRIDES is less than your opportunity for equity appreciation if you were to directly invest in our Class A common stock. This opportunity is less because the market value of the Class A common stock to be received by you under the purchase contract on August 16, 2002, assuming that the market value is the same as the applicable market value of such common stock, will only exceed the effective price per share you paid if the applicable market value of the Class A
common stock exceeds $       , which represents an appreciation of approximately
     % over $       . This situation occurs because, in such event, you would
receive on August 16, 2002 only approximately      %, the percentage equal to
$       divided by $       , of the shares of Class A common stock that you
would have received if you had made a direct investment in the Class A common stock on the date hereof. Therefore, you would receive on August 16, 2002 only
approximately      % of the appreciation in the value of the Class A common
stock in excess of $       .


THE TRADING PRICES FOR THE FELINE PRIDES WILL BE DIRECTLY AFFECTED BY THE TRADING PRICES FOR OUR CLASS A COMMON STOCK


     The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of our Class A common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our Class A common stock or interest rates will rise or fall. Trading prices of the Class A common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions can affect the capital markets generally, therefore affecting the price of our Class A common stock, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Class A common stock by us in the market after the offering of the FELINE PRIDES or the perception that those sales could occur. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the Class A common stock underlying the purchase contracts and of the other components of the FELINE PRIDES. The arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, capital securities and Class A common stock.



LIMITED RIGHTS INCLUDING LIMITED VOTING RIGHTS



     If you hold capital securities you will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of trustees of the trust, and generally will have no voting rights except in limited circumstances. If you hold FELINE PRIDES you will not be entitled to any rights with respect to the Class A common stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on the Class A common stock. You will only be entitled to rights as a holder of the Class A common stock if we deliver shares of Class A common stock for FELINE PRIDES on August 16, 2002 or as a result of early settlement and only if the applicable record date, if any, for the exercise of these rights occurs after that date. For example, if an amendment is proposed to our certificate of incorporation and the record date for determining the stockholders of record entitled to vote on that amendment occurs prior to the delivery, you will not be entitled to vote on that amendment.



DILUTION OF THE CLASS A COMMON STOCK MAY AFFECT THE SETTLEMENT RATE AND THE FELINE PRIDES TRADING PRICES


     The number of shares of Class A common stock you are entitled to receive upon the settlement of your purchase contract and the trading prices of Income PRIDES and Growth PRIDES may be adversely affected due to dilution of our Class A common stock resulting from the issuance of additional Class A common stock or other equity interests.


     The number of shares of Class A common stock that you are entitled to receive on August 16, 2002, or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and other actions by us that modify our capital structure. We will not adjust the number of shares of Class A common stock that you are entitled to receive on August 16, 2002, or as a result of early settlement of a purchase contract, for other events, including most offerings of Class A common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional Class A common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason.


     If we issue additional shares of Class A common stock, the price of the Class A common stock may be materially and adversely affected and, because of the relationship of the number of shares to be received on August 16, 2002 to the price of the Class A common stock, these events may adversely affect the trading price of Income PRIDES or Growth PRIDES.


THE SECONDARY MARKET FOR THE FELINE PRIDES MAY BE ILLIQUID



     We are unable to predict how Income PRIDES, Growth PRIDES or capital securities will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for either our Income PRIDES or our Growth PRIDES. We will apply to list the Income PRIDES and the Growth PRIDES on the NYSE. The capital securities will not initially be listed; however, in the event that they are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will endeavor to cause those securities to be listed on the exchange on which the Income PRIDES and Growth PRIDES are then listed. We have been advised by the underwriters that they presently intend to make a market for the capital securities; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the capital securities, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that you were to substitute treasury securities for capital securities or capital securities for treasury securities, thereby converting your Income PRIDES to Growth PRIDES or your Growth PRIDES to Income PRIDES, as the case may be, the liquidity of Income PRIDES, Growth PRIDES and capital securities could be adversely affected. There can be no assurance that our listing application will be accepted or, if accepted, that the Income PRIDES or Growth PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES or Growth PRIDES will not be suspended as a result of your election to create Income PRIDES or Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES or Growth PRIDES to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Income PRIDES or Growth PRIDES be outstanding at any time.



YOUR RIGHTS TO THE PLEDGED SECURITIES WILL BE SUBJECT TO OUR SECURITY INTEREST



     Your rights to the capital securities, treasury portfolio or treasury securities (collectively, the pledged securities), as applicable, will be subject to our security interest. Although you will be the beneficial owners of the applicable pledged securities, those pledged securities will be pledged with The Bank of New York, in its capacity as our collateral agent, to secure your obligations under the related purchase contracts. Additionally, notwithstanding the automatic termination of the purchase contracts, if we become the subject of a case under the Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay of section 362 of the Bankruptcy Code.



POSSIBLE DISSOLUTION OF THE TRUST DUE TO AN INVESTMENT COMPANY EVENT


     The dissolution of the trust due to an investment company event may affect the Income PRIDES' market prices.


     If an investment company event occurs, we will dissolve the trust, except in the limited circumstances described below, and distribute the debentures to you in a total principal amount equal to the aggregate stated liquidation amount of any capital securities that you may hold. We will only dissolve and distribute the debentures to you if we are unable to avoid the investment company event within a 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the trust, us or you, and will involve no material cost to us. In addition, we will have the right to dissolve the trust at any time.



     There can be no assurance as to the impact on the market prices for Income PRIDES if we dissolve the trust and distribute the debentures to holders of capital securities in exchange for those capital securities. Because Income PRIDES will consist of debentures and related purchase contracts if we dissolve the trust as a result of an investment company event or otherwise, you are also making an investment decision with regard to the debentures if you purchase Income PRIDES and should carefully review all the information regarding the debentures contained in this prospectus supplement.



TAX EVENT REDEMPTION



     The occurrence of a tax event redemption, described below, may affect the market prices of Income PRIDES, due to the substitution of the treasury portfolio for the redeemed capital securities as collateral for your obligations under the related purchase contract.



     We have the option to redeem the debentures and, thus, the trust securities, on not less than 30 days or more than 60 days prior written notice, in whole but not in part, at any time before August 16, 2002 if a tax event occurs and continues under the circumstances described below. If a tax event occurs, we may redeem the debentures at a redemption price per debenture equal to the redemption amount, as defined under "Description of the Debentures--Tax Event Redemption," plus accrued and unpaid interest. If we redeem all of the debentures, the trust must redeem all of the trust securities and pay the redemption price in cash to the holders of the trust securities.


     If the tax event redemption occurs before August 16, 2002, the redemption price payable to you due to liquidation of any interest you may have in the trust as a holder of Income PRIDES will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption amount of the redemption price to purchase the treasury portfolio on your behalf.

     We will substitute the treasury portfolio for the capital securities and pledge the treasury portfolio with the collateral agent to secure your obligations to purchase our Class A common stock under the purchase contracts related to the Income PRIDES. If you do not hold capital securities in the form of Income PRIDES, you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Income PRIDES if we substitute the treasury portfolio as collateral in replacement of any capital securities so redeemed. A tax event redemption will be a taxable event to the beneficial owners of the capital securities.



UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES ARE UNCLEAR


     No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, some United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear.


THE PURCHASE CONTRACT AGREEMENT WILL NOT BE QUALIFIED UNDER THE TRUST INDENTURE ACT AND THE OBLIGATIONS OF THE PURCHASE CONTRACT AGENT WILL BE LIMITED


     You, as a holder of FELINE PRIDES, will not have the benefits of the protection of the Trust Indenture Act of 1939.


     The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act, although the capital securities constituting a part of the Income PRIDES will be issued pursuant to the declaration, which will be qualified under the Trust Indenture Act. Accordingly, if you hold FELINE PRIDES you will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:



     - disqualification of the indenture trustee for conflicting interests;



     - provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under the indenture; and


     - the requirement that the indenture trustee deliver reports at least annually with respect to specific matters concerning the indenture trustee and the securities.


RIGHTS UNDER THE GUARANTEE



     Except as described below, you as a holder of capital securities, will not be able to exercise directly any other rights with respect to the debentures.



     The guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee, The Bank of New York, will act as indenture trustee under the guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for your benefit if you hold any of the capital securities.



     If you hold any of the capital securities, the guarantee will guarantee you, generally on a senior unsecured basis, the payment of the following:



     - any accumulated and unpaid distributions that are required to be paid on the capital securities, to the extent the trust has funds available for this purpose;



     - the redemption price, including all accumulated and unpaid distributions to the date of redemption, of capital securities that we may have redeemed upon the occurrence of a tax event redemption, to the extent the trust has funds available for this purpose; and

     - upon a voluntary or involuntary dissolution of the trust, other than in connection with the distribution of debentures to you, the lesser of (a) the total of the liquidation amount and all accumulated and unpaid distributions on the capital securities to the date of payment to the extent the trust has funds available for this purpose or (b) the amount of assets of the trust remaining available for distribution to holders of the capital securities in liquidation of the trust.



     The holders of a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Notwithstanding the above, but only under limited circumstances, holders of the capital securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.



     If we were to default on our obligation to pay amounts payable on the debentures or otherwise, the trust would lack funds for the payment of distributions or amounts payable on redemption of the capital securities or otherwise, and, in that event, holders of the capital securities would not be able to rely upon the guarantee for payment of these amounts. Instead, they would rely on the enforcement


     - by the property trustee of its rights as registered holder of the debentures against us pursuant to the terms of the indenture and the debentures or

     - by that holder of the property trustee's or that holder's own rights against us to enforce payments on the debentures.


     The declaration provides that each holder of capital securities, by its acceptance, agrees to the provisions of the guarantee and the indenture.



ENFORCEMENT OF SPECIFIC RIGHTS BY HOLDERS OF CAPITAL SECURITIES



     Except as described below, you, as holder of capital securities, will not be able to exercise directly any other rights with respect to the debentures.



     If a declaration event of default were to occur and be continuing, holders of capital securities would rely on the enforcement by the property trustee of its rights as registered holder of the debentures against us. In addition, the holders of a majority in liquidation amount of the capital securities would have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as the holder of the debentures.


     The indenture provides that the debt trustee must give holders of debentures notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the debentures, the debt trustee will be protected in withholding the notice if its responsible officers in good faith determine that withholding of the notice is in the interest of such holders.


     If the property trustee were to fail to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of capital securities had made a written request, such holder of record of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the debentures. In addition, if we were to fail to pay interest or principal on the debentures on the date that interest or principal is otherwise payable, and this failure to pay were continuing, holders of capital securities may directly institute a proceeding for enforcement of payment of the principal of or interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of their capital securities (a direct action) after the respective due date specified in the debentures. In connection with a direct action, we would have the right under the indenture to set off any payment made to that holder by us.

LIMITED RIGHTS OF ACCELERATION



     The property trustee, as holder of the debentures, may accelerate payment of the principal and accrued and unpaid interest on the debentures only upon the occurrence and continuation of an indenture event of default. An indenture event of default is generally limited to payment defaults, breaches of specific covenants and specific events of bankruptcy, insolvency and reorganization relating to us. Accordingly, there is no right to acceleration upon default of our payment obligations under the guarantee.



TRADING PRICE OF THE CAPITAL SECURITIES



     The capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying debentures. If you are an accrual basis taxpayer and dispose of your capital securities between record dates for payments of distributions you will be required to include accrued but unpaid interest on the debentures through the date of disposition in income as ordinary interest income, i.e., interest or, possibly, OID, and to add that amount to your adjusted tax basis in your proportionate share of the underlying debentures deemed disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.



COX IS CONTROLLED BY A PRINCIPAL STOCKHOLDER WHOSE INTERESTS MAY BE DIFFERENT THAN YOUR INTERESTS



     As of June 30, 1999, Cox Enterprises owned approximately 72.7% of the outstanding equity and 81.1% of the voting power of Cox. Cox Enterprises therefore controls substantially all actions to be taken by the Cox stockholders, including the election of all the directors to the Cox board. After giving effect to the TCA merger and this offering, assuming that Cox issues approximately 39.6 million shares pursuant to the TCA merger agreement and sells 9.2 million shares in this offering, Cox Enterprises will own approximately 66.8% of the equity and 76.4% of the voting power of Cox. This voting control may have the effect of discouraging offers to acquire Cox because the consummation of any such acquisition would require the consent of Cox Enterprises. The interests of Cox Enterprises, which operates businesses in other industries, including broadcasting and newspapers, may from time to time diverge from the interests of other Cox stockholders, particularly with regard to new business opportunities.



REGULATION OF THE CABLE TELEVISION INDUSTRY



     The cable television industry is subject to extensive regulation on the federal, state and local levels, and many aspects of such regulations are currently the subject of judicial proceedings and administrative or legislative proposals. The Cable Television Consumer Protection and Competition Act of 1992, referred to as the 1992 Cable Act, has significantly expanded the scope of cable television regulation. In particular, under the 1992 Cable Act, the Federal Communications Commission adopted regulations that limit Cox's ability to set rates for basic service and the installation, sale, and lease of equipment used by subscribers to receive basic service, such as converter boxes and remote control units, in communities that are not subject to effective competition as defined by federal law. The FCC's regulations, as they now stand, limit our ability to increase revenues by increasing rates for regulated services where franchise authorities have elected to regulate basic cable and equipment rates. In addition, it is possible that, in accordance with further review by the franchising authorities, certain future rate reductions or refunds may be required. We believe that the regulation of the cable television industry, including the rates charged for regulated services under present FCC rules, remains a matter of interest to Congress, the FCC and other regulatory authorities. There can be no assurance as to what, if any, future actions such legislative and regulatory authorities may take or the effect thereof on us.



     Cable communications companies operate under franchises granted by local authorities that are subject to renewal and renegotiation from time to time. There can be no assurance as to future franchise renewals.

COMPETITION IN THE CABLE TELEVISION INDUSTRY



     Cable communications systems generally operate pursuant to franchises granted on a non-exclusive basis. In addition, the 1992 Cable Act prohibits franchising authorities from unreasonably denying requests for additional franchises and permits franchising authorities to operate cable systems. Well-financed businesses from outside the cable industry, such as the public utilities that own certain of the poles on which cable is attached, may become competitors for franchises or providers of competing services. In addition, we face competition from other cable television operators. We cannot predict the extent to which such competition will materialize or, if such competition materializes, the extent of its effect on us.



     The cable television clusters we own compete with other communications and entertainment media, including conventional off-air television broadcasting services, newspapers, movie theatres, live sporting events, interactive online computer services, home video products and direct broadcast satellite, referred to as DBS, service whereby signals are transmitted by satellite to receiving facilities located on customer premises. Several companies have launched DBS services that compete with us for multichannel video entertainment customers, as well as online computer services.



     The Telecommunication Act of 1996, referred to as the 1996 Telecom Act, makes it easier for local exchange telephone companies, referred to as LECs, and others to provide a wide variety of video services competitive with services provided by cable systems and to provide cable services directly to subscribers. Various LECs currently are providing video services within and outside their telephone service areas through a variety of distribution methods, including both the deployment of broadband wire facilities and the use of wireless transmission facilities. We cannot predict the likelihood of success of video service ventures by LECs or the impact on Cox of such competitive ventures.



     Other new technologies, including Internet-based services, may become competitive with services that cable communications systems can offer. The FCC and some local jurisdictions are considering proposals by various Internet service providers, referred to as ISPs, to deliver their services directly to cable operators' customers through access to cable operators' broadband communications facilities. In June 1999, an ISP petitioned the FCC to issue a declaratory ruling that ISPs are entitled to access to cable system facilities under the commercial use channel provisions of the Communications Act of 1934. In the same month, a federal district court held in connection with Tele-Communications, Inc.'s application to transfer two franchises to AT&T that a franchising authority may require access to cable modem services by third party ISPs as a condition to approval of a franchise transfer. AT&T has appealed the decision. Although the decision is not binding on other courts and has no legal effect in other areas of the country, it could support attempts by other franchising authorities to require cable operators to provide access to third party ISPs in other circumstances, including franchise renewal. In July, 1999, the franchising authority for Broward County, Florida, passed an ordinance which requires cable modem access by ISPs. The ordinance has been challenged in federal district court. Legislation is pending in the United States House of Representatives which proposes to require cable operators to open their networks to unaffiliated ISPs, and a second bill would make it unlawful for a cable operator to require its cable modem customers to purchase their affiliated Internet access services as a condition of subscribing to high speed transport service.



     Additionally, legislation is pending in Congress which would facilitate regional Bell operating companies to provide data services in competition with ISPs. Neither the states nor the FCC would have the authority to regulate the rates, charges, terms or conditions of any high-speed data service or Internet access services or to regulate the facilities used in the provision of such services.



     We cannot predict if such proposals will be adopted, the eventual outcome of such litigation, or whether such proposals or litigation will have a material impact on the business and operations of Cox. Moreover, advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable communications industry or on our operations.

                                USE OF PROCEEDS



     Substantially all of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying treasury securities to be transferred to holders of the Growth PRIDES, and the remainder will be paid to us. All of the proceeds from the sale of the capital securities that are not components of Income PRIDES, all of the proceeds from the sale of the common securities and substantially all of the proceeds from the sale of the Income PRIDES will be invested by the trust in our debentures. The remainder of the proceeds from the sale of the Income PRIDES will be paid to us.



     We currently anticipate using all of the net proceeds from the sale of the debentures (net of purchase of the common securities), the Income PRIDES and the
Growth PRIDES, estimated to be approximately $     million, after deducting the
underwriting commission and other expenses, to partially finance pending acquisitions, for capital expenditures, to retire commercial paper indebtedness and for other general corporate purposes. The weighted average interest rate on our commercial paper borrowings as of June 30, 1999 was approximately 5.2%. For a description of pending acquisitions, see "Prospectus Supplement Summary--Recent Developments."



                      PRICE RANGE OF CLASS A COMMON STOCK



     Our Class A common stock is listed for trading on the New York Stock Exchange under the symbol "COX." The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our Class A common stock as reported on the New York Stock Exchange Composite Tape for the quarters indicated. All of our Class A common stock market prices have been adjusted for the two-for-one split of all classes of our capital stock effective on May 21, 1999.



                                                                   CLASS A
                                                                COMMON STOCK
                                                              -----------------
                                                               HIGH       LOW
                                                              -------   -------
1997
Quarter ended March 31, 1997................................  $11.625   $ 9.813
Quarter ended June 30, 1997.................................   13.938     9.063
Quarter ended September 30, 1997............................   14.094    12.469
Quarter ended December 31, 1997.............................   20.031    13.843
1998
Quarter ended March 31, 1998................................  $21.469   $17.188
Quarter ended June 30, 1998.................................   24.750    20.813
Quarter ended September 30, 1998............................   28.438    20.750
Quarter ended December 31, 1998.............................   35.375    23.532
1999
Quarter ended March 31, 1999................................  $41.282   $32.000
Quarter ended June 30, 1999.................................   44.438    32.781
Third Quarter through July 26, 1999.........................   39.000    37.750



     As of June 30, 1999, there were 5,021 holders of record of our Class A common stock. This number excludes beneficial owners of Class A common stock held in street name.



                                DIVIDEND POLICY



     We have never paid any dividends on our stock, and we do not anticipate paying any cash dividends on our stock in the foreseeable future. The current policy of our board of directors is to retain earnings to finance the operations and expansion of our business. Any future determination to pay dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our board of directors.

                                 CAPITALIZATION


     The following table sets forth the capitalization of Cox as of March 31, 1999 (i) on a historical basis; (ii) as adjusted to give effect to (a) the issuance of 9.2 million shares of Class A common stock, for an aggregate offering of $357.1 million, less offering costs of $12.9 million, (b) the sale of 13 million FELINE PRIDES securities for an aggregate offering of $650 million, less offering costs of $20.3 million and $19.5 million allocated to the fair value of forward contracts embedded in these securities, (c) the sale of 20 million TOPrS, for an aggregate offering of $500 million, less offering costs of $16.3 million and (d) the sale of $1,850 million senior debt securities, less offering costs of $13.0 million; and (iii) on a pro forma basis to give effect to the consummation of the pending acquisitions of TCA, the cable television systems of Media General and certain cable television systems from AT&T.



     This table should be read in conjunction with, and is qualified by reference to, the "Selected Financial Information and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus.



                                                                  MARCH 31, 1999
                                   ----------------------------------------------------------------------------
                                                                                        PRO FORMA        COX
                                                   ADJUSTMENTS             AS          ADJUSTMENTS    PRO FORMA
                                      COX            FOR THE          ADJUSTED FOR       FOR THE       AND AS
                                   HISTORICAL       OFFERINGS         THE OFFERINGS    ACQUISITIONS   ADJUSTED
                                   ----------   ------------------   ---------------   ------------   ---------
                                                              (DOLLARS IN MILLIONS)
CASH.............................  $    90.4         $3,294.6           $ 3,585.0       $(3,261.7)    $   123.3
                                   =========         ========           =========       =========     =========

DEBT
  Commercial paper...............  $   837.6         $     --           $   837.6       $  (654.7)    $   182.9
  Medium-term notes..............      463.4               --               463.4              --         463.4
  Floating Rate Reset Notes due
     2009........................      147.5               --               147.5              --         147.5
  Notes and Debentures...........    1,615.7          1,837.0             3,452.7           312.0       3,764.7
  6.15% Reset Put securities due
     August 2033.................      248.2               --               248.2              --         248.2
  Capitalized lease
     obligations.................       70.7               --                70.7              --          70.7
  Amounts due to Cox
     Enterprises.................      112.7               --               112.7              --         112.7
                                   ---------         --------           ---------       ---------     ---------
          Total debt.............    3,495.8          1,837.0             5,332.8          (342.7)      4,990.1
                                   ---------         --------           ---------       ---------     ---------
MINORITY INTEREST................         --               --                  --           120.5         120.5
COX OBLIGATED CAPITAL SECURITIES
  OF SUBSIDIARY TRUST-FELINE
  PRIDES.........................         --            610.2               610.2              --         610.2
COX OBLIGATED PREFERRED
  SECURITIES OF SUBSIDIARY
  TRUST-TOPRS....................         --            483.7               483.7              --         483.7
SHAREHOLDERS' EQUITY
  Series A preferred stock --
     liquidation preference of
     $44.275 per share, par value
     $1.00 per share.............        4.8               --                 4.8              --           4.8
  Class A common stock, par value
     $1.00 per share.............      527.5              9.2               536.7            39.6         576.3
  Class C common stock, par value
     $1.00 per share.............       27.6               --                27.6              --          27.6
  Additional paid-in capital.....    1,879.8            354.5             2,234.3         1,660.4       3,894.7
  Retained earnings..............    1,601.5               --             1,601.5           953.6       2,555.1
  Accumulated other comprehensive
     income......................    2,815.5               --             2,815.5          (464.5)      2,351.0
                                   ---------         --------           ---------       ---------     ---------
          Total shareholders'
            equity...............    6,856.7            363.7             7,220.4         2,189.1       9,409.5
                                   ---------         --------           ---------       ---------     ---------
          Total capitalization...  $10,352.5         $3,294.6           $13,647.1       $ 1,966.9     $15,614.0
                                   =========         ========           =========       =========     =========

                 SELECTED FINANCIAL INFORMATION AND OTHER DATA



     We are providing the following financial information and other data to aid you in your analysis of the financial aspects of the transactions as described. You should read this information in conjunction with the historical consolidated financial statements of Cox and the related notes contained in our annual, quarterly and other reports and other information that Cox has filed with the SEC. All per share amounts reflected below have been restated to reflect Cox's two-for-one stock split effective on May 21, 1999.



     The following selected consolidated financial information for each of the three years in the period ended December 31, 1998 has been derived from Cox's audited historical consolidated financial statements and the consolidated financial information for the three months ended March 31, 1998 and 1999 has been derived from Cox's unaudited historical consolidated financial statements. The following selected unaudited pro forma and as adjusted combined condensed financial information give effect to the offerings and the pending acquisitions of TCA, the cable television systems of Media General and certain cable television systems from AT&T, including AT&T's unconsolidated investment in Peak Cablevision. Pursuant to the purchase agreement, AT&T has agreed to acquire all of the remaining interest in Peak prior to closing the purchase transaction with Cox.



     Operating cash flow under "Other Operating and Financial Data" is not a generally accepted accounting principle measure of performance. However, operating cash flow is a commonly used financial analysis tool for measuring and comparing cable television companies in several areas such as operating performance and leverage. Cox defines operating cash flow as operating income before depreciation and amortization. Operating cash flow should not be considered as an alternative to net income as an indicator of Cox's performance or as an alternative to cash flows from operating activities as a measure of liquidity.



     Using the fourth quarter annualized operating cash flow, the multiple of debt to operating cash flow was 4.6x and 5.1x at December 31, 1997 and 1998, respectively. In addition, operating cash flow is annualized to calculate the multiple of debt to operating cash flow for the three months ended March 31, 1998 and 1999.



                                                                            PRO FORMA
                                                                             AND AS                                  PRO FORMA
                                                                            ADJUSTED           THREE MONTHS       AND AS ADJUSTED
                                                                           YEAR ENDED             ENDED            THREE MONTHS
                                           YEAR ENDED DECEMBER 31,        DECEMBER 31,          MARCH 31,         ENDED MARCH 31,
                                        ------------------------------   ---------------   --------------------   ---------------
                                          1996       1997       1998          1998           1998       1999           1999
                                        --------   --------   --------   ---------------   --------   ---------   ---------------
                                                              (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
  Revenues............................  $1,460.3   $1,610.4   $1,716.8      $2,583.2       $  415.8   $   498.5       $693.8
  Operating income....................     221.7      205.3      201.4         187.8           43.5        65.2         63.9
  Net income (loss)...................     (51.6)    (136.5)   1,270.7          (1.5)        (101.9)      251.2        230.1
  Basic net income (loss) per share...  $  (0.10)  $  (0.25)  $   2.33      $  (0.00)      $  (0.19)  $    0.45       $ 0.38
  Diluted net income (loss) per
    share.............................     (0.10)     (0.25)      2.30         (0.00)         (0.19)       0.45         0.38
OTHER OPERATING AND FINANCIAL DATA:
  Operating cash flow.................  $  556.9   $  609.8   $  659.1      $1,028.0       $  149.1   $   188.5       $270.4
  Operating cash flow margin..........      38.1%      37.9%      38.4%         39.8%          35.9%       37.8%        39.0%
  Multiple of debt to operating cash
    flow..............................       5.2x       5.2x       6.2x           --            5.2x        4.6x         4.6x
  Cash flows provided by operating
    activities........................  $  309.1   $  554.5   $  665.5            --       $  191.5   $   175.9           --
  Cash flows provided by (used in)
    investing activities..............    (552.2)  (1,108.0)  (1,600.4)           --         (124.9)      514.9           --
  Cash flows provided by (used in)
    financing activities..............     246.2      539.3      937.2            --          (64.3)     (630.9)          --



                                                                                                                     PRO FORMA
                                                                                                                  AND AS ADJUSTED
                                                  DECEMBER 31,                                  MARCH 31,            MARCH 31,
                                         -------------------------------                  ---------------------   ---------------
                                           1996       1997       1998                       1998        1999           1999
                                         --------   --------   ---------                  ---------   ---------   ---------------
                                              (MILLIONS OF DOLLARS)                                (MILLIONS OF DOLLARS)
BALANCE SHEET DATA:
  Total assets.........................  $5,784.6   $6,556.6   $12,878.1                  $ 6,623.5   $14,727.0      $21,214.3
  Total debt (including amounts due to
    Cox Enterprises)...................   2,881.0    3,148.8     4,090.8                    3,082.9     3,495.8        4,990.1

     The table below includes certain customer data of Cox. A basic service customer is counted as a home with one or more television sets connected to a cable television system. New services include Cox Digital Television, Cox@Home and Cox Digital Telephone. Each basic customer and each new service is a revenue generating unit. In certain locations, a household may purchase more than one new service, each of which is counted as a separate revenue generating unit. A home is deemed to be passed if it can be connected to the distribution system without any further extension of the distribution plant. Basic penetration represents basic customers as a percentage of homes passed by cable. Premium service units include single or multi-channel services offered for a monthly fee per service.



     Cox's customer data excludes basic customers and homes passed related to TWC Cable Partners, a joint venture owned 50% by Cox and 50% by Time Warner. TWC operates cable television systems in Staten Island, New York and Fort Walton Beach, Florida. Cox currently manages the Fort Walton Beach cable television system which had basic customers of 66,568, 68,586, 71,213 and 72,215, respectively, at December 31, 1996, 1997 and 1998 and March 31, 1999.



                                                                                           THREE MONTHS
                                                                                              ENDED
                                                       YEAR ENDED DECEMBER 31,            MARCH 31, 1999
                                                  ---------------------------------   ----------------------
                                                    1996        1997        1998      HISTORICAL   PRO FORMA
                                                  ---------   ---------   ---------   ----------   ---------
CUSTOMER DATA:
  Basic customers...............................  3,259,384   3,235,338   3,741,608   3,783,367    5,331,697
  New services..................................         --      18,941     169,731     230,380      301,822
                                                  ---------   ---------   ---------   ---------    ---------
  Revenue Generating Units......................  3,259,384   3,254,279   3,911,339   4,013,747    5,633,519
  Homes passed..................................  5,016,749   5,023,870   5,923,428   5,952,482    8,233,680
  Basic penetration.............................       65.0%       64.4%       63.2%       63.6%        64.8%
  Premium service units.........................  2,000,673   1,865,184   2,206,833   2,205,439    3,621,979

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our historical consolidated financial statements for the three-month period ended March 31, 1999 and 1998.

THREE MONTHS ENDED MARCH 31, 1999 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1998

     The results of operations discussed below include the June 1998 acquisition of the Tuscon and Sierra Vista, Arizona cable television system and the October 1998 acquisition of the Las Vegas, Nevada cable television system.

     Total revenues for the three months ended March 31, 1999 were $498.5 million, a 20% increase over revenues of $415.8 million for the three months ended March 31, 1998. Basic customers were 3,783,367, a 2.8% increase over customers at March 31, 1998 after adjusting for acquisitions made in 1998.

     Complete basic revenues for the first quarter of 1999 increased 24% over 1998 to $351.3 million due to basic and digital customer growth at existing cable television systems, the acquisitions made in 1998 and rate increases implemented primarily during the fourth quarter of 1998. As of March 31, 1999, Cox Digital TV had launched in eight markets and had 99,596 customers. The rate increases are the result of channel additions, increased programming costs and the pass-through of inflation adjustments.

     Premium service revenues for the first quarter of 1999 increased 14% over 1998 to $52.1 million due to the acquisitions made in 1998. Pay-per-view revenues were $24.4 million, up from $10.4 million for the same period in 1998 due to the acquisitions made in 1998 and the Holyfield/Lewis, Tyson/Botha and De La Hoya/Quartey national boxing events during the first quarter of 1999. Advertising revenues increased 46% to $36.4 million due to the acquisitions made in 1998 and growth in local and national advertising sales during 1999.

     Data revenues for the first quarter of 1999 increased to $9.8 million from $2.8 million primarily as a result of Cox's residential data service, Cox@Home. As of March 31, 1999, Cox@Home had launched in nine markets with 88,890 customers. Telephony revenues for the first quarter of 1999 increased to $16.2 million from $5.0 million due to growth in both residential and commercial telephony. As of March 31, 1999, our residential telephone offering had launched in six markets with 41,894 customers.


     Programming costs were $128.8 million for the first quarter of 1999, an increase of 36% over the same period in 1998 due to basic and digital customer growth at the existing cable televisions systems, acquisitions made in 1998, programming rate increases instituted on January 1, 1999 and the channel additions and pay-per-view events discussed above. Plant operations expenses increased 19% to $39.1 million due to the acquisitions made in 1998 and increased maintenance and costs related to new services. Marketing costs increased 20% to $26.6 million for the first quarter of 1999 due to the acquisitions made in 1998 and costs associated with rollout of digital video, high-speed data and telephony services. General and administrative expenses for the first quarter of 1999 increased 32% to $115.5 million due to the acquisitions made in 1998 and costs associated with digital video, high-speed data and telephony services in newly launched markets.



     Operating cash flow (operating income before depreciation and amortization), a non-GAAP measure of performance, is a commonly used financial analysis tool for measuring and comparing cable television companies in several areas, such as liquidity, operating performance and leverage. Operating cash flow increased 26% to $188.5 million for the first quarter of 1999. The operating cash flow margin (operating cash flow as a percentage of revenues) for the first quarter of 1999, was 37.8%, an increase from 35.9% in the first quarter of 1998.


     Depreciation was $96.6 million for the first quarter of 1999 compared to $87.0 million for the same period in 1998 due to the acquisitions made in 1998 and the continued upgrade and rebuild of the broadband network. Amortization was $26.7 million for the first quarter of 1999 compared to $18.6 million for the first quarter of 1998 due to the acquisitions made in 1998. Operating income for the first quarter of 1999 was $65.2 million, an increase of 50% compared to the same period in 1998.

     Interest expense increased to $54.0 million for the first quarter of 1999 compared to $53.1 million for the same period in 1998 due to an increase in total debt outstanding and offset by more favorable average interest rates during 1999. Equity in net losses of affiliated companies was $46.5 million primarily due to losses associated with Cox PCS. Net gain on investments of $419.5 million was primarily due to the gain of $433.1 million as a result of the sale of Telewest Communications plc.

     Net income for the first quarter of 1999 was $251.2 million as compared to a net loss of $101.9 million for the first quarter of 1998.

LIQUIDITY AND CAPITAL RESOURCES

  Uses of Cash

     As part of our ongoing strategic plan, we have invested, and will continue to invest, significant amounts of capital to enhance the reliability and capacity of our broadband cable network in preparation for the offering of new services and to make investments in affiliated companies primarily focused on telephony, programming and communications-related activities.

     During the three months ended March 31, 1999, Cox made capital expenditures of $224.8 million. These expenditures were primarily directed at upgrading and rebuilding our broadband network for the delivery of high-speed data and telephony. Capital expenditures for 1999 are expected to range between $925 million and $975 million.

     Investments in affiliated companies during the three months ended March 31, 1999 consisted primarily of debt and equity funding to GEMS Television and NextLink Nevada. Funding requirements for the remainder of 1999 for investments in affiliated companies are expected to be approximately $11.5 million.

     During the three months ended March 31, 1999, net repayments of $350.0 million and $205.9 million were made for revolving credit borrowings and commercial paper borrowings, respectively.

  Sources of Cash

     Cox generated $175.9 million from operating activities during the three months ended March 31, 1999. Proceeds from the sale of investments of $742.6 million related primarily to the sale of Telewest.

     Cox Enterprises continues to perform day-to-day cash management services for Cox with settlements of balances between Cox and Cox Enterprises occurring periodically bearing interest at fifty basis points above Cox Enterprises, current commercial paper borrowing rate.


  Recently Issued Accounting Pronouncements


     In 1998, SFAS No. 133 "Accounting for Derivative Financial Instruments and Hedging Activities" was issued. This statement requires that all derivatives be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of SFAS No. 133. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. Management is in the process of assessing the impact of SFAS No. 133 on the consolidated financial statements.

                                  COX TRUST II


     Cox Trust II is a statutory business trust formed under Delaware law according to (1) a declaration of trust, executed by the sponsor and some of the trustees and (2) the filing of a certificate of trust with the Secretary of State of the State of Delaware on July 21, 1999. This declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The declaration will be qualified as an indenture under the Trust Indenture Act.



     Although upon issuance of the capital securities, a holder of Income PRIDES will be the beneficial owner of the related capital securities, those capital securities will be pledged with the collateral agent to secure the obligations of the holders under the related purchase contracts. We will directly or indirectly acquire common securities in an aggregate liquidation amount equal to 3% of the total capital of the trust.


     The trust exists for the exclusive purposes of

          (a) issuing the trust securities representing undivided beneficial ownership interests in the assets of the trust,


          (b) investing the proceeds of the trust securities in the debentures, and



          (c) engaging in only those activities necessary, appropriate, convenient or incidental to the purposes specified in (a) and (b) above. The trust has a term of approximately seven years, but may dissolve earlier as provided in the declaration.



     The number of the trustees is initially five. Three of the trustees (the administrative trustees) are persons who are our employees or officers or who are affiliated with us. Under the declaration, the fourth trustee will be a financial institution that is unaffiliated with us. This trustee will serve as property trustee under the declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the property trustee). Initially, The Bank of New York, a New York banking corporation, will be the property trustee until removed or replaced by the holder of the common securities. The fifth trustee will be a financial institution that is unaffiliated with us and that is resident in the State of Delaware (the Delaware trustee) for purposes of the Delaware Business Trust Act (the Trust Act). Initially, The Bank of New York (Delaware), a Delaware banking corporation, will be the Delaware trustee until removed or replaced by the holder of the common securities. For purposes of compliance with the provisions of the Trust Indenture Act, The Bank of New York will also act as the guarantee trustee.



     The property trustee will hold title to the debentures for the benefit of the holders of the trust securities and the property trustee will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, the property trustee will maintain exclusive control of a segregated noninterest bearing bank account (the property account) to hold all payments made in respect of the debentures for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the property account. The guarantee trustee will hold the guarantee for the benefit of the holders of the capital securities.


     We, as the direct or indirect holder of all the common securities, will have the right to appoint, remove or replace any trustee and to increase or decrease the number of trustees. However, the number of trustees shall be at least two, at least one of which shall be an administrative trustee. We will pay all fees and expenses related to the trust and the offering of the trust securities.


     The rights of the holders of the capital securities, including economic rights, rights to information and voting rights, are provided in the declaration, the Trust Act and the Trust Indenture Act.


     The office of the Delaware trustee currently is The Bank of New York (Delaware), 23 White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of the trust shall be c/o Cox Communications, Inc., 1400 Lake Hearn Drive, Atlanta, Georgia 30319 and its telephone number shall be
(404) 343-5000.

                              ACCOUNTING TREATMENT



     The financial statements of the trust will be reflected in our consolidated financial statements, with the capital securities shown on our balance sheet under the caption "Cox-obligated capital securities of subsidiary trusts." The financial statement footnotes to our consolidated financial statements will reflect that the sole asset of the trust will be the debentures. Distributions on the capital securities will be reflected as a charge to our consolidated income, identified as minority interest, whether paid or accrued.


     The present value of the FELINE PRIDES contract adjustment payments are initially charged to equity, with an offsetting credit to liabilities. Subsequent contract adjustment payments are allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

     The FELINE PRIDES purchase contracts are forward transactions in our Class A common stock. Upon settlement of a purchase contract, we will receive $50 on that purchase contract and will issue the requisite number of shares of Class A common stock. The $50 we receive will be credited to shareholders' equity allocated between the Class A common stock and paid-in-capital accounts.

     Before the issuance of shares of Class A common stock upon settlement of the purchase contracts, the FELINE PRIDES will be reflected in our earnings per share calculations using the treasury stock method. Under this method, the number of shares of Class A common stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our Class A common stock
is above $          .


                        DESCRIPTION OF THE FELINE PRIDES


     The summaries of the provisions of documents described below are not necessarily complete, and in each instance reference is made to the copies of those documents, including the definitions of terms, which are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Wherever particular sections of, or terms defined in, those documents are referred to in this prospectus supplement, those sections or defined terms are incorporated by reference.


     Each FELINE PRIDES will be issued under the purchase contract agreement between us and the purchase contract agent. The FELINE PRIDES will consist of
     units referred to as Income PRIDES, and      units referred to as Growth
PRIDES.


     Each Income PRIDES will initially consist of a unit comprised of

          (a) a purchase contract under which


             (1) the holder will purchase from us on August 16, 2002, for an amount in cash equal to $50, a number of newly issued shares of our Class A common stock equal to the settlement rate described below and



             (2) we will pay the holder contract adjustment payments at the rate
        of   % of $50 per year paid quarterly and



          (b) beneficial ownership of a   % capital security, having a stated
     liquidation amount per capital security equal to $50, representing an undivided beneficial ownership interest in the assets of the trust, which will consist solely of the debentures, or



             (1) in the case of a distribution of the debentures upon the dissolution of the trust as a result of an investment company event, as described below, or otherwise, debentures having a principal amount equal to $50 or

             (2) upon the occurrence of a tax event redemption prior to August 16, 2002, the appropriate applicable ownership interest in the treasury portfolio. Applicable ownership interest means, with respect to an Income PRIDES and the U.S. treasury securities in the treasury portfolio, (A) a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. treasury security which matures on or prior to August 15, 2001 and (B) for each scheduled interest payment date on the debentures that
        occurs after the tax event redemption date, a   % undivided beneficial
        ownership interest in a $1,000 face amount of the U.S. treasury security which is a principal or interest strip maturing on that date.


     Each Growth PRIDES will initially consist of a unit comprised of

          (a) a purchase contract under which


             (1) the holder will purchase from us on August 16, 2002, for an amount in cash equal to $50, a number of newly issued shares of our Class A common stock equal to the settlement rate described below and



             (2) we will pay the holder contract adjustment payments at the rate
        of   % of $50 per year and



          (b) a 1/20 undivided beneficial interest in a zero-coupon U.S. treasury security.



     The purchase price of each Income PRIDES and Growth PRIDES will generally be allocated between the related purchase contract and the related capital security, in the case of Income PRIDES, or interest in a treasury security, in the case of Growth PRIDES, in proportion to their respective fair market values at the time of purchase. We will take the position that the entire purchase price of a FELINE PRIDES will be allocated to the related capital security or interest in a treasury security, and that no amount will be allocated to the related purchase contract. This position generally will be binding on each beneficial owner of each Income PRIDES, but not on the IRS. As long as FELINE PRIDES are in the form of Income PRIDES or Growth PRIDES, the related capital securities or the appropriate applicable ownership interest of the treasury portfolio or treasury securities, as applicable, will be pledged to the collateral agent to secure your obligation to purchase our Class A common stock under the related purchase contracts.


SUBSTITUTION OF PLEDGED SECURITIES


     Each holder of an Income PRIDES, unless a tax event redemption has occurred, will have the right, at any time on or prior to the fifth business day immediately preceding August 16, 2002, to substitute for the related capital securities held by the collateral agent treasury securities in an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of those capital securities.



     The treasury securities will be pledged with the collateral agent to secure the holder's obligation to purchase our Class A common stock under the related purchase contracts. Because treasury securities are issued in integral multiples of $1,000, holders of Income PRIDES may make the substitution only in integral multiples of 20 Income PRIDES. However, if a tax event redemption has occurred prior to August 16, 2002, and the treasury portfolio has become a component of the Income PRIDES, holders of Income PRIDES may make those substitutions only in integral multiples of 160,000 Income PRIDES, but obtaining the release of the treasury portfolio, rather than the capital securities, at any time on or prior to the second business day immediately preceding August 16, 2002.



     FELINE PRIDES with respect to which treasury securities have been substituted for the related capital securities or the appropriate applicable ownership interest of the treasury portfolio, as the case may be, as collateral to secure that holder's obligation under the related purchase contracts will be referred to as Growth PRIDES.

     To create 20 Growth PRIDES, unless a tax event redemption has occurred, you must

          (a) deposit with the collateral agent a treasury security having a principal amount at maturity of $1,000 and


          (b) transfer 20 Income PRIDES to the purchase contract agent accompanied by a notice stating that you have deposited a treasury security with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the 20 capital securities relating to the 20 Income PRIDES.



     If contract adjustment payments are at a higher rate for Growth PRIDES than for Income PRIDES, you will also be required to deliver cash in an amount equal to the excess of the contract adjustment payments that would have accrued since the last payment date through the date of substitution on the Growth PRIDES being created by you, over the contract adjustment payments that have accrued over the same period on the related Income PRIDES.



     Upon that deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will effect the release of the related 20 capital securities from the pledge under the pledge agreement free and clear of our security interest to the purchase contract agent, which will


          (a) cancel the 20 Income PRIDES,


          (b) transfer to you the 20 related capital securities and


          (c) deliver to you 20 Growth PRIDES.


     The treasury security will be substituted for the capital securities and will be pledged with the collateral agent to secure your obligation to purchase our Class A common stock under the related purchase contracts. The related capital securities released to you will trade separately from the resulting Growth PRIDES. Contract adjustment payments will be payable by us on those
Growth PRIDES on each payment date from the later of           , 1999 and the
last payment date on which contract adjustment payments were paid. In addition, OID for United States federal income tax purposes will accrue on the related treasury securities. Distributions on any capital securities, up to but not including August 16, 2002, including after a substitution of collateral resulting in the creation of Growth PRIDES, will continue to be payable
quarterly by the trust at the rate of      % of $50 per year.



     Each holder of a Growth PRIDES, unless a tax event redemption has occurred, will have the right, at any time on or prior to the fifth business day immediately preceding August 16, 2002, to substitute for the related treasury securities held by the collateral agent capital securities in an aggregate stated liquidation amount equal to the aggregate principal amount at stated maturity of those treasury securities, thereby creating Income PRIDES.



     The capital securities will be pledged with the collateral agent to secure the holder's obligation to purchase our Class A common stock under the related purchase contract. Because treasury securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make those substitutions only in integral multiples of 20 Growth PRIDES. However, if a tax event redemption has occurred and the treasury portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make that substitution only in integral multiples of 160,000 Growth PRIDES, at any time on or prior to the second business day immediately preceding August 16, 2002.


     To create 20 Income PRIDES, unless a tax event redemption has occurred, you must


          (a) deposit with the collateral agent 20 capital securities and



          (b) transfer 20 Growth PRIDES certificates to the purchase contract agent accompanied by a notice stating that you had deposited 20 capital securities with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the treasury security relating to those Growth PRIDES.

     Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will effect the release of the related treasury security from the pledge under the pledge agreement free and clear of our security interest to the purchase contract agent, which will

          (a) cancel the 20 Growth PRIDES,

          (b) transfer to you the related treasury security and

          (c) deliver to you 20 Income PRIDES.


     The substituted capital securities will be pledged with the collateral agent to secure your obligation to purchase our Class A common stock under the related purchase contacts. Cumulative cash distributions, payable quarterly at a
rate of      % of $50 per year on those Income PRIDES, will be payable by us on
those Income PRIDES on each payment date from the later of           , 1999 and
the last payment date on which those cumulative cash distributions, if any, were paid.


     Holders who elect to substitute pledged securities, creating or recreating Growth PRIDES or Income PRIDES, shall be responsible for any fees or expenses payable in connection with substitution.

RECREATING INCOME PRIDES OR GROWTH PRIDES

     On or prior to the fifth business day immediately preceding August 16, 2002, a holder of Growth PRIDES or Income PRIDES may, unless a tax event redemption has occurred, recreate Income PRIDES or Growth PRIDES by


          (a) depositing with the collateral agent 20 capital securities or a treasury security and



          (b) transferring 20 Growth PRIDES or Income PRIDES, as applicable, to the purchase contract agent accompanied by a notice stating that the Growth PRIDES or Income PRIDES holder has deposited 20 capital securities or a treasury security with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release to that holder the related treasury security or capital securities, as applicable.



     Upon the deposit and receipt of instructions from the purchase contract agent, the collateral agent will effect the release of the related treasury security or capital securities, as applicable, from the pledge of the pledge agreement free and clear of our security interest to the purchase contract agent, which will


          (a) cancel the 20 Growth PRIDES or Income PRIDES, as applicable,


          (b) transfer to you the treasury security or capital securities, as applicable, and


          (c) deliver to you 20 Income PRIDES or 20 Growth PRIDES, as applicable.


     If, however, a tax event redemption has occurred prior to August 16, 2002 and the treasury portfolio has become a component of the Income PRIDES, holders of Growth PRIDES or Income PRIDES, as applicable, may make those substitutions (by using, in the case of the Growth PRIDES, the appropriate applicable ownership interest of the treasury portfolio rather than the capital securities) at any time on or prior to the second business day immediately preceding August 16, 2002, but only in integral multiples of 160,000 Growth PRIDES or Income PRIDES, as applicable.



     If contract adjustment payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to recreate Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the contract adjustment payments that would have accrued since the last payment date through the date of substitution on the Growth PRIDES being recreated by those holders, over the contract adjustment payments that have accrued over the same time period on the related Income PRIDES.



     The substituted capital securities, the appropriate applicable ownership interest of the treasury portfolio or a treasury security will be pledged with the collateral agent to secure your obligation to purchase our Class A common stock under the related purchase contracts.

CURRENT PAYMENTS

     Holders of Income PRIDES are entitled to receive aggregate cash
distributions at a rate of      % of $50 per year from and after           ,
1999 through and including August 15, 2002, payable quarterly in arrears. The quarterly payments on the Income PRIDES will consist of


          (a) cumulative cash distributions on the related capital securities or
     the treasury portfolio, as applicable, payable at the rate of      % of $50
     per year and



          (b) contract adjustment payments payable by us at the rate of      %
     of $50 per year.



     Each holder of Growth PRIDES will be entitled to receive quarterly contract
adjustment payments payable by us at the rate of      % of $50 per year. In
addition, OID will accrue on the related treasury securities.



     The ability of the trust to make the quarterly distributions on the capital securities is solely dependent upon the receipt of corresponding interest payments from us on the debentures.



     Our obligations with respect to the debentures will be senior and unsecured and will rank equally in right of payment with all of our other senior unsecured indebtedness. Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our senior indebtedness.


VOTING AND OTHER RIGHTS


     Holders of capital securities, in that capacity, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of administrative trustees and will generally have no voting rights except in limited circumstances. Holders of purchase contracts relating to the Income PRIDES or Growth PRIDES, in that capacity, will have no voting or other rights in respect of our Class A common stock.


LISTING OF THE SECURITIES


     We will apply to list the Income PRIDES and the Growth PRIDES on the NYSE under the symbols "COX PrI" and "COX PrG," respectively. If capital securities are separately traded to a sufficient extent that the applicable listing requirements are satisfied, we will endeavor to cause such securities to be listed on the exchange on which the Income PRIDES and Growth PRIDES are then listed, including, if applicable, the NYSE.


NYSE SYMBOL OF COMMON STOCK

     Our Class A common stock is listed on the NYSE under the symbol "COX."

MISCELLANEOUS

     We or our affiliates may from time to time purchase any of the securities offered in this prospectus supplement which are then outstanding by tender, in the open market or by private agreement.

                     DESCRIPTION OF THE PURCHASE CONTRACTS

GENERAL

     Each purchase contract underlying a FELINE PRIDES, unless earlier terminated, or earlier settled at your option, will obligate you to purchase, and us to sell, on August 16, 2002, for an amount in cash equal to $50, a number of newly issued shares of our Class A common stock equal to the settlement rate.

     The settlement rate, which is the number of newly issued shares of our Class A common stock issuable upon settlement of a purchase contract on August 16, 2002, will be calculated for the FELINE PRIDES, subject to adjustment under certain circumstances, as follows:

          (a) if the applicable market value is equal to or greater than the
     threshold appreciation price of $     , which is      % above $     , the
     last reported sale price of the Class A common stock on                  ,
     1999, the settlement rate, which is equal to $50 divided by $     , will be
          ; accordingly, if, between the date of this prospectus supplement and the period during which the applicable market value is measured, the market price for the Class A common stock increases to an amount that is higher
     than $     , the aggregate market value of the shares of Class A common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the Class A common stock, will be higher than $50, and if the market price equals
     $     , the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of the Class A common stock, will equal $50;

          (b) if the applicable market value is less than $     but greater than
     $     , the settlement rate will be equal to $50 divided by the applicable market value; accordingly, if the market price for the Class A common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured but that market price
     is less than $     , the aggregate market value of the shares of Class A
     common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the
     Class A common stock, will equal $     ; and

          (c) if the applicable market value is less than or equal to $     ,
     the settlement rate, which is equal to $50 divided by $     , will be
          ; accordingly, if the market price for the Class A common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured, the aggregate market value of the shares of Class A common stock issued upon settlement of each purchase contract, assuming that the market value is the same as the applicable market value of the Class A common stock, will be less than $50, and if the market price stays the same, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of the Class A common stock, will equal $50.

     The applicable market value means the average of the closing prices per share of Class A common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding August 16, 2002.


     The closing price of the Class A common stock on any date of determination means the closing sale price or, if no closing price is reported, the last reported sale price of the Class A common stock on the NYSE on that date. If the Class A common stock is not listed for trading on the NYSE on any date, the closing price of the Class A common stock on any date of determination means the closing sales price as reported in the composite transactions for the principal U.S. securities exchange on which the Class A common stock is so listed, or if the Class A common stock is not so listed on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if the Class A common stock is not so reported, the last quoted bid price for the Class A common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of the Class A common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.


     A trading day is a day on which the Class A common stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Class A common stock.

     No fractional shares of Class A common stock will be issued by us pursuant to the purchase contracts. In place of fractional shares otherwise issuable, calculated on an aggregate basis, in respect of the purchase contracts you are settling, you will be entitled to receive an amount of cash equal to the fractional share times the applicable market value.

     On the business day immediately preceding August 16, 2002, unless

          (a) you have settled the related purchase contracts prior to August 16, 2002 through the early delivery of cash to the purchase contract agent, in the manner described under "--Early Settlement,"

          (b) in the case of Income PRIDES, you have settled the related purchase contracts with separate cash on the business day immediately preceding August 16, 2002 having given prior notice in the manner described under "--Notice to Settle with Cash,"


          (c) you have had the capital securities related to your purchase contracts remarketed in the manner described in this prospectus supplement, or


          (d) an event described under "--Termination" below has occurred, then


(1) in the case of Income PRIDES, unless a tax event redemption has occurred, we will exercise our rights as a secured party to dispose of the capital securities in accordance with applicable law and (2) in the case of Growth PRIDES or Income PRIDES, if a tax event redemption has occurred, the principal amount of the related treasury securities or the appropriate applicable ownership interest of the treasury portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full your obligation to purchase Class A common stock under the related purchase contracts. The Class A common stock will then be issued and delivered to you or your designee, upon presentation and surrender of the certificate evidencing the FELINE PRIDES and payment by you of any transfer or similar taxes payable in connection with the issuance of the Class A common stock to any person other than you. Where a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related purchase contracts through the delivery of cash or, in the case of Income PRIDES, settles the related purchase contracts with cash on the business day immediately preceding August 16, 2002, the related capital securities or treasury securities, as the case may be, will be released to the holder as described in this prospectus supplement. The funds received by the collateral agent on the business day immediately preceding August 16, 2002, upon cash settlement of a purchase contract, will be promptly invested in overnight permitted investments and paid to us on August 16, 2002. Any funds received by the collateral agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the purchase contract agent for payment to the holders.


     Prior to the date on which shares of Class A common stock are issued in settlement of purchase contracts, the Class A common stock underlying the related purchase contracts will not be deemed to be outstanding for any purpose and the holders of those purchase contracts will not have any voting rights, rights to dividends or other distributions, rights or privileges of a stockholder of Cox by virtue of holding the purchase contracts.

     As a holder of an Income PRIDES or Growth PRIDES, you will, by acceptance and under the terms of the purchase contract agreement and the related purchase contracts, be deemed to have

          (a) irrevocably agreed to be bound by the terms of the related purchase contracts and the pledge agreement for so long as you remain a holder of that FELINE PRIDES and

          (b) duly appointed the purchase contract agent as your attorney-in-fact to enter into and perform the related purchase contracts on your behalf and in your name.

     In addition, as a beneficial owner of Income PRIDES or Growth PRIDES, you, by acceptance of the interest, will be deemed to have agreed to treat for United States federal, state and local income and franchise tax purposes,


          (a) yourself as the owner of the related capital securities, the appropriate applicable ownership interest of the treasury portfolio or the treasury securities, as the case may be, and


          (b) the debentures as indebtedness that we have issued.

REMARKETING


     Under the remarketing agreement and subject to the terms of the remarketing underwriting agreement between the remarketing agent, the purchase contract agent, us and the trust, unless a tax event redemption has occurred, the capital securities of Income PRIDES holders who have failed to notify the purchase contract agent on or prior to the fifth business day immediately preceding August 16, 2002 of their intention to settle the related purchase contracts with separate cash on the business day immediately preceding August 16, 2002, will be remarketed on the third business day immediately preceding August 16, 2002.



     The remarketing agent will use its reasonable efforts to remarket those capital securities on that date at a price of approximately 100.5% of the aggregate stated liquidation amount of those capital securities, plus accumulated and unpaid distributions. The portion of the proceeds from that remarketing equal to the aggregate stated liquidation amount of those capital securities will automatically be applied to satisfy in full those Income PRIDES holders' obligations to purchase Class A common stock under the related purchase contracts. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed capital securities from any amount of those proceeds in excess of the aggregate stated liquidation amount of the remarketed capital securities plus any accumulated and unpaid distributions, the remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of that holder. Income PRIDES holders whose capital securities are so remarketed will not otherwise be responsible for the payment of any remarketing fee.



     If, despite using its reasonable efforts, the remarketing agent cannot remarket the related capital securities of those holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of those capital securities plus accumulated and unpaid distributions, or if the remarketing does not occur because a condition precedent to the remarketing has not been fulfilled, and thus resulting in a failed remarketing, we will exercise our rights as a secured party to dispose of the capital securities in accordance with applicable law and satisfy in full, from the proceeds of that disposition, that holder's obligation to purchase Class A common stock under the related purchase contracts. However, if we exercise those rights as a secured creditor, any accumulated and unpaid distributions on those capital securities will be paid in cash by us to the holders of record of those capital securities. We will cause a notice of the failed remarketing to be published on the second business day immediately preceding August 16, 2002 by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, we will request, not later than ten nor more than 15 calendar days prior to the remarketing date, that the depository notify its participants holding capital securities, Income PRIDES and Growth PRIDES of the remarketing and of the procedures that must be followed if a capital security holder wishes to exercise its right to put its capital security to us as described in this prospectus supplement. If required by applicable law we will endeavor to ensure that a registration statement with regard to the full amount of the capital securities to be remarketed shall be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the remarketing agent.


EARLY SETTLEMENT

     A holder of Income PRIDES may settle the related purchase contracts (unless a tax event redemption has occurred) on or prior to the fifth business day immediately preceding August 16, 2002 by presenting and surrendering the FELINE PRIDES certificate evidencing those Income PRIDES at the offices of the purchase contract agent. The holder should also present the form of election to settle early on the reverse side of that certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to $50 times the number of purchase contracts being settled. However, if a tax event redemption has occurred prior to August 16, 2002 and the treasury portfolio has become a component of the Income PRIDES, holders of those Income PRIDES may settle early only in integral multiples of 160,000 Income PRIDES, and the related appropriate applicable ownership interest of the treasury portfolio, at any time on or prior to the second business day immediately preceding August 16, 2002.

     A holder of Growth PRIDES may settle the related purchase contracts on or prior to the second business day immediately preceding August 16, 2002 by presenting and surrendering the FELINE PRIDES certificate evidencing the Growth PRIDES at the offices of the purchase contract agent with the form of election to settle early on the reverse side of that certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to $50 times the number of purchase contracts being settled.

     So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

     Upon early settlement of the purchase contracts related to any Income PRIDES or Growth PRIDES:


          (a) as a holder of FELINE PRIDES, you will receive newly issued shares of Class A common stock per Income PRIDES or Growth PRIDES, regardless of the market price of the Class A common stock on the date of the early settlement. The number of newly issued shares of Class A common stock in both cases will be subject to adjustment under the circumstances described in "--Anti-Dilution Adjustments" below;



          (b) the capital securities, the appropriate applicable ownership interest of the treasury portfolio or the treasury securities, related to the Income PRIDES or Growth PRIDES, as applicable, will then be transferred to you free and clear of our security interest;



          (c) your right to receive future contract adjustment payments will terminate; and



          (d) no adjustment will be made to or for you on account of any amounts accrued in respect of contract adjustment payments.


     If the purchase contract agent receives a FELINE PRIDES certificate, accompanied by the completed election to settle early form and the requisite amount of immediately available funds, from you by 5:00 p.m., New York City time, on a business day, that day will be considered the early settlement date. If the purchase contract agent receives those documents after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.


     Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the FELINE PRIDES certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Class A common stock to any person other than the holder of the Income PRIDES or Growth PRIDES, we will cause the shares of Class A common stock being purchased to be issued, and the related capital securities, the appropriate applicable ownership interest of the treasury portfolio or the treasury securities, as the case may be, securing those purchase contracts to be released from the pledge under the pledge agreement and transferred, within three business days following the settlement date, to you or your designee.


NOTICE TO SETTLE WITH CASH

     If you want to settle the purchase contract underlying a FELINE PRIDES with separate cash on the business day immediately preceding August 16, 2002, you must notify the purchase contract agent by presenting and surrendering the FELINE PRIDES certificate evidencing those FELINE PRIDES. You must present the certificates at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated. You must present the documents on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding August 16, 2002 if you are a Growth PRIDES holder or if you are an Income

PRIDES holder and a tax event redemption has occurred. If you are an Income PRIDES holder, you must present the document on the fifth business day immediately preceding August 16, 2002.


     If you have given notice of your intention to settle the related purchase contract with separate cash but failed to deliver the cash on the business day immediately preceding August 16, 2002, then we will exercise our right as a secured party to dispose of, in accordance with applicable law, the related capital securities, the applicable ownership interest of the treasury portfolio or the treasury securities, as the case may be, to satisfy in full from the proceeds of that disposition your obligation to purchase Class A common stock under the related purchase contract.


CONTRACT ADJUSTMENT PAYMENTS


     Contract adjustment payments will be fixed at a rate per year of      % of
$50 per purchase contract in the case of Income PRIDES, and at a rate per year
of      % of $50 per purchase contract in the case of Growth PRIDES. Contract adjustment payments that are not paid when due will continue to accrue at the
rate per year of      % compounded quarterly, until paid. Contract adjustment
payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue
from               , 1999 and will be payable quarterly in arrears on February
16, May 16, August 16, and November 16 of each year, commencing November 16,
1999.


     Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent on the relevant record dates.


     As long as the Income PRIDES or Growth PRIDES remain in book-entry only form, the record dates will be one business day prior to the relevant payment dates. Those distributions will be paid through the purchase contract agent who will hold amounts received in respect of the contract adjustment payments for your benefit relating to those Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each of those payments will be made as described under "--Book-Entry System." If the Income PRIDES or Growth PRIDES do not remain in book-entry only form, we shall have the right to select relevant record dates, which shall be more than one business day but less than 60 business days prior to the relevant payment dates.



     If any date on which contract adjustment payments are to be made on the purchase contracts related to the Income PRIDES or Growth PRIDES is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A business day shall mean any day other than Saturday, Sunday or any day on which banking institutions and trust companies in New York City in the State of New York are permitted or required by any applicable law to close.


     Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any senior indebtedness.


ANTI-DILUTION ADJUSTMENTS


     The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of events, including:

          (a) the payment of dividends and distributions of our Class A common stock on our Class A common stock;

          (b) the issuance to all holders of our Class A common stock of rights, warrants or options, other than any dividend reinvestment or share purchase plans, entitling them, for a period of up to 45 days, to subscribe for or purchase our Class A common stock at less than the current market price;

          (c) subdivisions, splits and combinations of our Class A common stock;

          (d) distributions to all holders of our Class A common stock of our evidences of indebtedness, shares of capital stock, securities, cash or property, excluding any dividend or distribution covered by clause (a) or
     (b) above and any dividend or distribution paid exclusively in cash;

          (e) distributions consisting exclusively of cash to all holders of our Class A common stock in an aggregate amount that, together with

        - other all-cash distributions made within the preceding 12 months and

        - any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by us or a subsidiary of ours for our Class A common stock concluded within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the date of that distribution; the aggregate market capitalization being the product of the current market price of the Class A common stock multiplied by the number of shares of Class A common stock then outstanding; and

          (f) the successful completion of a tender or exchange offer made by us or any subsidiary of ours for our Class A common stock which involves an aggregate consideration that, together with

        - any cash and the fair market value of consideration payable in respect of any tender or exchange offer by us or a subsidiary of ours for our Class A common stock concluded within the preceding 12 months and

        - the aggregate amount of any all-cash distributions to all holders of our Class A common stock made within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the expiration of the tender or exchange offer.

     The current market price per share of Class A common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 30 trading days before, and ending not later than, the earlier of the day in question and the day before the ex date with respect to the issuance or distribution requiring that computation. For purposes of this paragraph, the term ex date, when used with respect to any issuance or distribution, shall mean the first date on which the Class A common stock trades regular way on that exchange or in that market without the right to receive the issuance or distribution.

     In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which our Class A common stock is converted into the right to receive securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, become a contract to purchase only the kind and amount of securities, cash and property receivable upon consummation of the transaction by a holder of the number of shares of Class A common stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of that transaction if that holder had then settled that purchase contract.


     If at any time (1) we make a distribution of property to our Class A common stockholders which would be taxable to those stockholders as a dividend for United States federal income tax purposes, which includes generally distributions of our evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe to capital stock and (2) according to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, that increase may give rise to a taxable dividend to holders of FELINE PRIDES.


     In addition, we may make increases to the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend, distribution of capital stock, distribution of rights to acquire capital stock or from any event treated similarly for income tax purposes or for any other reasons.

     Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate shall be required unless that adjustment would require an increase or decrease of at least one percent in the settlement rate. However, any adjustments which by reason of the above are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     We will be required, within ten business days following the adjustment of the settlement rate, to provide written notice to the purchase contract agent of the occurrence of that event and a statement specifying in reasonable detail the method by which the adjustment to the settlement rate was determined and the revised settlement rate.

     Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of Class A common stock issuable upon early settlement of a purchase contract.

TERMINATION OF PURCHASE CONTRACTS


     The purchase contracts, our related rights and obligations and those of the holders of the FELINE PRIDES, including the right to receive accrued contract adjustment payments and the right and obligation to purchase Class A common stock, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization.



     Upon termination, the collateral agent will release the related capital securities or the appropriate applicable ownership interest of the treasury portfolio and the treasury securities held by it to the purchase contract agent for distribution to the holders. The release will be subject in the case of the treasury portfolio to the purchase contract agent's disposition of the subject securities for cash and the payment of the cash to the holders to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any security. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the Bankruptcy Code, a delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect any delay to be limited.


PLEDGED SECURITIES AND PLEDGE AGREEMENT


     The capital securities related to the Income PRIDES, or the treasury portfolio if a tax event redemption has occurred prior to August 16, 2002 and the treasury securities related to the Growth PRIDES (collectively, the pledged securities) will be pledged to the collateral agent, for our benefit. According to the pledge agreement, the pledged securities will secure the obligations of holders of FELINE PRIDES to purchase our Class A common stock under the related purchase contracts. Your rights to the related pledged securities will be subject to our security interest created by the pledge agreement. You will not be permitted to withdraw the pledged securities related to the Income PRIDES or Growth PRIDES from the pledge arrangement except



          (a) to substitute treasury securities for the related capital securities or the appropriate applicable ownership interest of the treasury portfolio,



          (b) to substitute capital securities or the appropriate applicable ownership interest of the treasury portfolio for the related treasury securities or


          (c) upon the termination or early settlement of the related purchase contracts.


     Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, (1) each holder of Income PRIDES, unless a tax event redemption has occurred, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related capital securities, including distribution, voting, redemption, repayment and liquidation rights and (2) each holder of Growth PRIDES or Income PRIDES, if a tax event redemption has occurred, will retain beneficial ownership of the related treasury securities or the appropriate applicable ownership interest of the treasury portfolio, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

     Except as described in "Description of the Purchase Contracts--General," the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to the purchase contract agent, which will in turn distribute them, together with contract adjustment payments received from us, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the record date immediately preceding the date of the distribution.


BOOK-ENTRY SYSTEM


     The Depository Trust Company will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the depositary's nominee). One or more fully-registered global security certificates, representing the total aggregate number of FELINE PRIDES, will be issued and deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

     The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as the FELINE PRIDES are represented by global security certificates.


     The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.



     The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc., collectively referred to as participants. Access to the depositary system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly, collectively referred to as indirect participants. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.


     No FELINE PRIDES represented by global security certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary, unless, however, the depositary has notified us that it is unwilling or unable to continue as depositary for the global security certificates, has ceased to be qualified to act as required by the purchase contract agreement or there is a continuing default by us in respect of our obligations under one or more purchase contracts. All FELINE PRIDES represented by one or more global security certificates or any portion of them will be registered in those names as the depositary may direct.

     As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or that nominee will be considered the sole owner and holder of the global security certificates and all FELINE PRIDES represented by those certificates for all purposes under the FELINE PRIDES and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have the global security certificates or the FELINE PRIDES represented by those certificates registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES certificates in exchange and will not be considered to be owners or holders of the global security certificates or any FELINE PRIDES represented by those certificates for any purpose under the FELINE PRIDES or the purchase contract agreement. All payments on the FELINE PRIDES represented by the global security certificates and all related transfers and deliveries of capital securities, treasury portfolio, treasury securities and Class A common stock will be made to the depositary or its nominee as their holder.


     Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee with respect to participants' interests or by the participant with respect to interests of persons held by the participants on their behalf.

     Procedures for settlement of purchase contracts on August 16, 2002 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

     Neither we or any of our agents, nor the purchase contract agent or any of its agents will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to those beneficial ownership interests.

     The information in this section concerning the depositary and its book-entry system has been obtained from sources that we and the trust believe to be reliable, but neither we nor the trust take responsibility for its accuracy.

                      PROVISIONS OF THE CONTRACT PURCHASE
                       AGREEMENT AND THE PLEDGE AGREEMENT

OVERVIEW

     Distributions on the FELINE PRIDES will be payable, purchase contracts and documents related to them will be settled and transfers of the FELINE PRIDES will be registrable at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at our option, by check mailed to the address of the person entitled to it as shown on the security register.

     Shares of our Class A common stock will be delivered on August 16, 2002 or earlier upon early settlement or, if the purchase contracts have terminated, the related pledged securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, in either case upon presentation and surrender of the FELINE PRIDES certificate at the office of the purchase contract agent. We expect any delay to be limited.


     If you fail to present and surrender the FELINE PRIDES certificate evidencing the Income PRIDES or Growth PRIDES to the purchase contract agent on August 16, 2002, the shares of Class A common stock issuable in settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares of Class A common stock, together with any related distributions, will be held by the purchase contract agent as agent for your benefit, until the FELINE PRIDES certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

     If the purchase contracts have terminated prior to August 16, 2002, the related pledged securities have been transferred to the purchase contract agent for distribution to you and you fail to present and surrender the FELINE PRIDES certificate evidencing your Income PRIDES or Growth PRIDES to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and related payments shall be held by the purchase contract agent as agent for your benefit, until the FELINE PRIDES certificate is presented or you provide the evidence and indemnity described above.

     The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending distribution.

     No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any related tax or other governmental charge that may be imposed.

MODIFICATION

     The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent or collateral agent with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts, the purchase contract agreement and the pledge agreement. However, we, the purchase contract agent or collateral agent may not, without the consent of the holder of each outstanding purchase contract,

          (a) change any payment date,


          (b) change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities except for the rights of holders of Income PRIDES to substitute treasury securities for the related capital securities or treasury portfolio or the rights of holders of Growth PRIDES to substitute capital securities or treasury portfolio for the related treasury securities or otherwise adversely affect the holder's rights in or to those pledged securities,



          (c) change the place or currency of payment or reduce any contract adjustment payments,



          (d) impair the right to institute suit for the enforcement of the purchase contract,


          (e) reduce the amount of Class A common stock purchasable under the purchase contract, increase the price to purchase Class A common stock on settlement of the purchase contract, change the purchase contract settlement date or otherwise adversely affect the holder's rights under the purchase contract or

          (f) reduce the above-stated percentage of outstanding purchase contracts the consent of whose holders is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement.

However, if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on that amendment or proposal and that amendment or proposal shall not be effective except with the consent of the holders of not less than a majority of that class.

NO CONSENT TO ASSUMPTION

     You, by your acceptance of the Income PRIDES or Growth PRIDES, will, under the terms of the purchase contract agreement and the Income PRIDES or Growth PRIDES, be deemed expressly to have withheld any consent to the assumption, i.e., affirmance, of the related purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     We will covenant in the purchase contract agreement that we will not merge or consolidate with any entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person, firm or corporation unless we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or one of its states or the District of Columbia and that corporation expressly assumes our obligations under the purchase contracts, the debentures, the purchase contract agreement and the pledge agreement, and we are not or the successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of these obligations.

TITLE

     We, the purchase contract agent and the collateral agent may treat the registered owner of any FELINE PRIDES as its absolute owner for the purpose of making payment and settling the related purchase contracts and for all other purposes.

REPLACEMENT OF FELINE PRIDES CERTIFICATES

     In the case that physical certificates have been issued, we will replace any mutilated FELINE PRIDES certificate at the expense of the holder upon surrender of that certificate to the purchase contract agent. We will replace any FELINE PRIDES certificates that become destroyed, lost or stolen at the expense of the holder upon delivery to us and the purchase contract agent of satisfactory evidence of its destruction, loss or theft. In the case of a destroyed, lost or stolen FELINE PRIDES certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the FELINE PRIDES evidenced by that certificate before a replacement will be issued.

     Notwithstanding the above, we will not be obligated to issue any Income PRIDES or Growth PRIDES on or after August 16, 2002, after early settlement or after the purchase contracts have terminated. The purchase contract agreement will provide that, in place of the delivery of a replacement FELINE PRIDES certificate following August 16, 2002, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the Class A common stock issuable pursuant to the purchase contracts included in the Income PRIDES or Growth PRIDES evidenced by that certificate. If the purchase contracts have terminated prior to August 16, 2002, the purchase contract agent will transfer the principal amount of the pledged securities included in the Income PRIDES or Growth PRIDES evidenced by that certificate.

GOVERNING LAW

     The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT


     We will appoint a purchase contract agent, which will act as your agent. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the purchase contract agreement.



     The purchase contract will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. That resignation or replacement would be effective upon the appointment of a successor.


INFORMATION CONCERNING THE COLLATERAL AGENT


     The Bank of New York will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with you except for the obligations owed by a pledgee of property to the owner under the pledge agreement and applicable law.

     The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. That resignation or replacement would be effective upon the appointment of a successor.


     The Bank of New York maintains commercial banking relationships with us.


MISCELLANEOUS

     The purchase contract agreement will provide that we will pay all fees and expenses related to

          (a) the offering of the FELINE PRIDES,

          (b) the retention of the collateral agent and

          (c) the enforcement by the purchase contract agent of the rights of the holders of the FELINE PRIDES.

     Should you elect to substitute the related pledged securities, creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.


                     DESCRIPTION OF THE CAPITAL SECURITIES



     The capital securities will be issued according to the terms of the declaration. The declaration will be qualified as an indenture under the Trust Indenture Act. The property trustee, The Bank of New York, an independent trustee, will act as indenture trustee for the capital securities under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of provisions of the capital securities and the declaration is not necessarily complete, and reference is made to the copy of the declaration including the definitions, which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, the Trust Act and the Trust Indenture Act. Whenever particular defined terms are referred to in this prospectus supplement, those defined terms are incorporated in this prospectus supplement by reference. The following description of the terms of the capital securities supplements and, to the extent inconsistent with, replaces the description of the general terms of the capital securities contained in the accompanying prospectus, which we request that you read.


OVERVIEW


     The declaration authorizes the administrative trustees to issue on behalf of the trust the trust securities, which represent undivided beneficial ownership interests in the assets of the trust. We will own directly or indirectly all of the common securities. The common securities rank on a parity, and related payments will be made on a proportionate basis, with the capital securities. However, upon the occurrence and during the continuance of an indenture event of default, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. The declaration does not permit the issuance by the trust of any securities other than the trust securities or the incurrence of any indebtedness by the trust.



     Under the declaration, the property trustee will own the debentures purchased by the trust for the benefit of the holders of the trust securities. The payment of distributions out of money held by the trust, and payments upon redemption of the capital securities or liquidation of the trust, are guaranteed by us to the extent described under "Description of the Guarantee." The guarantee, when taken together with our obligations under the debentures and the indenture and our obligations under the declaration, including the obligations to pay costs, expenses, debts and liabilities of the trust other than with respect to the capital securities, provides a full and unconditional guarantee of amounts due on the capital securities. The Bank of New York, the guarantee trustee, will hold the guarantee for the benefit of the holders of the capital securities. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of capital securities is to vote to direct the property trustee to enforce the property trustee's rights under the debentures.


DISTRIBUTIONS


     Distributions on the capital securities will be fixed initially at a rate
per year of      % of the stated liquidation amount of $50 per capital security.
Distributions on the capital securities that remain outstanding on and after August 16, 2002 will be reset on the third business day immediately preceding August 16, 2002. Distributions in arrears for more than one quarter will bear
interest at the rate of      % per year through and including August 15, 2002
and at the reset rate afterwards, compounded quarterly. The term distribution as used here includes any interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.



     Distributions on the capital securities will be cumulative and will accrue
from                  , 1999 and will be payable quarterly in arrears on
February 16, May 16, August 16, and November 16 of each year, commencing November 16, 1999, when, as and if funds are available for payment. Distributions will be made by the property trustee, except as otherwise described below.



     The trust must pay distributions on the capital securities on the dates payable to the extent that it has funds available in the property account for the payment of those distributions. The trust's funds available for distribution to you as a holder of the capital securities will be limited to payments received from us on the debentures. We guarantee the payment of distributions out of moneys held by the trust to the extent specified under "Description of the Guarantee."



     Distributions on the capital securities will be payable to holders, including the collateral agent, as they appear on the books and records of the trust on the relevant record dates. As long as the capital securities remain in book-entry only form, the record dates will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee, who will hold amounts received in respect of the debentures in the property account for your benefit. Subject to any applicable laws and regulations and the provisions of the declaration, each payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. With respect to capital securities not in book-entry form, the administrative trustees shall have the right to select relevant record dates, which shall be more than one business day but less than 60 business days prior to the relevant payment dates.



     If any date on which distributions on the capital securities are to be made is not a business day, payment of the distributions payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, but if that business day is in the next succeeding calendar year, the payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that record date.


MARKET RATE RESET


     The applicable quarterly distribution rate on the capital securities and the interest rate on the related debentures that remain outstanding on and after August 16, 2002 will be reset on the third business day immediately preceding August 16, 2002 to the reset rate.



     The reset rate will be equal to the sum of the reset spread and the rate on the two-year benchmark treasury in effect on the third business day immediately preceding August 16, 2002 and will be determined by the reset agent as the rate the capital securities should bear for a capital security to have an approximate market value on the third business day immediately preceding August 16, 2002 of 100.5% of $50. However, we may limit the reset rate to be no higher than the rate on the two-year benchmark treasury on August 16, 2002 plus 200 basis points (2%). The market value of the capital securities may be less than 100.5% if the reset spread is limited to a maximum of 2%.



     The two-year benchmark treasury shall mean direct obligations of the United States, which may be obligations traded on a when-issued basis only, having a maturity comparable to the remaining term to maturity of the capital securities, as agreed upon by us and the reset agent. The rate for the two-year benchmark treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third business day immediately preceding August 16, 2002 in the Telerate system. If the Telerate system is (a) no longer available on the third business day immediately preceding August 16, 2002 or (b) in the opinion of the reset agent, after consultation with us, no longer an appropriate system from which to obtain that rate, another nationally recognized quotation system as, in the opinion of the reset agent, after consultation with the us, is appropriate. If that rate is not so displayed, the rate for the two-year benchmark treasury shall be, as calculated by the reset agent, the yield to maturity for the two-year benchmark treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, and applied on a daily basis. It shall be computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third business day immediately preceding August 16, 2002, of three leading United States government securities dealers selected by the reset agent, after consultation with us. These dealers may include the reset agent or its affiliate.


     We currently anticipate that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the reset agent.


     On the tenth business day immediately preceding August 16, 2002, the two-year benchmark treasury to be used to determine the reset rate on August 16, 2002, will be selected. On that date, the reset agent will establish the reset spread to be added to the rate on the two-year benchmark treasury in effect on the third business day immediately preceding August 16, 2002, and we will announce the reset spread and the two-year benchmark treasury. We will cause a notice of the reset spread and the two-year benchmark treasury to be published on the business day following the reset announcement date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. We will request, not later than seven nor more than 15 calendar days prior to the reset announcement date, that the depositary notify its participants holding capital securities, Income PRIDES or Growth PRIDES of the reset announcement date and of the procedures that must be followed if any owner of FELINE PRIDES wants to settle the related purchase contract with cash on the business day immediately preceding August 16, 2002.


OPTIONAL REMARKETING


     Under the remarketing agreement and subject to the terms of the remarketing underwriting agreement, on or prior to the fifth business day immediately preceding August 16, 2002, but no earlier than the payment date immediately preceding August 16, 2002, holders of capital securities which are not components of Income PRIDES may elect to have their capital securities remarketed by delivering their capital securities along with a notice of such election to the custodial agent. The custodial agent will hold these capital securities in an account separate from the collateral account in which the pledged securities will be held. Holders of capital securities electing to have their capital securities remarketed will also have the right to withdraw that election on or prior to the fifth business day immediately preceding August 16, 2002.



     On the fourth business day immediately preceding August 16, 2002, the custodial agent will deliver these separate capital securities to the remarketing agent for remarketing. The remarketing agent will use its reasonable efforts to remarket these capital securities on that date at a price of approximately 100.5% of the aggregate stated liquidation amount of these capital securities, plus accumulated and unpaid distributions. The portion of the proceeds from that remarketing equal to the aggregate stated liquidation amount of these capital securities will automatically be remitted by the remarketing agent to the custodial agent for the benefit of the holders of these capital securities. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities from any amount of those proceeds in excess of the aggregate stated liquidation amount of the remarketed capital securities plus any accumulated and unpaid distributions, the remarketing agent will remit to the custodial agent any remaining portion of the proceeds for the benefit of that holder.



     If, despite using its reasonable efforts, the remarketing agent cannot remarket the related capital securities of these holders at a price not less than 100% of the aggregate stated liquidation amount of the capital securities plus accumulated and unpaid distributions, or if the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, and thus resulting in a failed remarketing, the remarketing agent will promptly return these capital securities to the custodial agent to release to these holders. We will cause a notice of the failed remarketing to be published on the second business day immediately preceding August 16, 2002 by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, we will request, not later than ten nor more than 15 calendar days prior to the remarketing date, that the depository notify its participants holding capital securities, Income PRIDES and Growth PRIDES of the remarketing and of the procedures that must be followed if a capital security holder wishes to exercise its right to put its capital security to us. We will endeavor to ensure that a registration statement with regard to the full amount of the capital securities to be remarketed shall be effective in a form as will enable the remarketing agent to rely on it in connection with the remarketing process. We currently anticipate that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the remarketing agent.


OPTIONAL REDEMPTION


     The debentures are redeemable at our option, in whole but not in part, on not less than 30 days nor more than 60 days prior written notice, upon the occurrence and continuation of a tax event under the circumstances described under "Description of the Debentures--Tax Event Redemption." If we redeem the debentures upon the occurrence and continuation of a tax event, the proceeds from that repayment shall simultaneously be applied on a proportionate basis to redeem capital securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the debentures so redeemed at a redemption price, per capital security, equal to the redemption amount plus accrued and unpaid interest to the date of that redemption. Those proceeds will be payable in cash to the holders of the capital securities. If a tax event redemption occurs prior to August 16, 2002, the redemption price payable to the collateral agent, in liquidation of the Income PRIDES holders' interests in the trust, will be simultaneously applied by the collateral agent to purchase the treasury portfolio on behalf of the holders' of the Income PRIDES. The treasury portfolio will be pledged with the collateral agent to secure the obligation of Income PRIDES holders' to purchase Class A common stock under the related purchase contracts.


     If a failed remarketing has occurred, holders of trust securities and holders of debentures following the distribution of the debentures upon a dissolution of the trust, after August 16, 2002, will have the right,

     - in the case of trust securities, to require the trust to put to us the related debentures, or


     - in the case of the debentures, to put the debentures directly to us on September 1, 2002, upon at least three business days' prior notice, at a price per debenture equal to $50, plus accrued and unpaid interest.


     Upon our repurchase of those debentures from the trust

     - the proceeds from the repurchase shall simultaneously be applied, in the case of the trust securities, to redeem the trust securities of the holder in an aggregate stated liquidation amount equal to the aggregate principal amount of the debentures so repurchased and


     - any accumulated and unpaid distributions with respect to those trust securities will be paid to such holder in cash.

REDEMPTION PROCEDURES


     If the trust gives a notice of redemption, which will be irrevocable, in respect of all of the capital securities, then, by 12:00 noon, New York City time, on the redemption date, the trust will irrevocably deposit with the depositary, the purchase contract agent or the collateral agent, as applicable, funds sufficient to pay the redemption price, but only if we have paid to the property trustee sufficient amount of cash in connection with the related redemption or maturity of the debentures. The trust will give the depositary, the purchase contract agent or the collateral agent irrevocable instructions and authority to pay the redemption price to the holders of the capital securities called for redemption.



     If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accumulate and all rights of holders of those capital securities called for redemption will cease, except for the right of the holders of those capital securities to receive the redemption price without interest on the redemption price.



     If any date fixed for redemption of capital securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, except that if the business day falls in the next calendar year, the payment will be made on the immediately preceding business day.


DISTRIBUTION OF THE DEBENTURES


     Investment company event means that the trust has received an opinion from independent counsel experienced in practice under the Investment Company Act of 1940, referred to as the 1940 Act, that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which change in 1940 Act law becomes effective on or after the date of this prospectus supplement, there is more than an insubstantial risk that the trust is or will be considered an investment company that is required to be registered under the 1940 Act.



     If, at any time, an investment company event shall occur and be continuing, the trust shall be dissolved. As a result, debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the trust securities would be distributed to the holders of the trust securities in liquidation of the holders' interests in the trust on a proportionate basis within 90 days following the occurrence of the investment company event. However, the dissolution and distribution shall be conditioned on us being unable to avoid the investment company event within a 90-day period either by taking some ministerial action or by pursuing some other similar reasonable measure that will have no adverse effect on the trust, us or the holders of the trust securities and will involve no material cost. If an investment company event occurs, debentures distributed to the collateral agent in liquidation of holders' interests in the trust would be pledged, in place of the capital securities, to secure Income PRIDES holders' obligations to purchase Class A common stock under the purchase contracts.


     We will have the right at any time to dissolve the trust and, after satisfaction of liabilities of creditors of the trust as provided by applicable law, to cause the debentures to be distributed to the holders of the trust securities. As of the date of any distribution of debentures upon dissolution of the trust,


     - the capital securities will no longer be deemed to be outstanding,



     - the depositary or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the debentures to be delivered upon the distribution and



     - any certificates representing capital securities not held by the depositary or its nominee will be deemed to represent debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, those capital securities until the certificates are presented to us or our agent for transfer or reissuance.



     Debentures distributed to the collateral agent in liquidation of the interest of the holders of the capital securities in the trust would be substituted for the capital securities and pledged to secure Income PRIDES holders' obligations to purchase our Class A common stock under the purchase contracts.



     We cannot predict the market prices for either the capital securities or the debentures that may be distributed in exchange for the capital securities if a dissolution of the trust were to occur. Accordingly, the capital securities or the debentures that an investor may receive if a dissolution of the trust were to occur may trade at a discount to the price that the investor paid to purchase the capital securities forming a part of the Income PRIDES offered here.


LIQUIDATION DISTRIBUTION UPON DISSOLUTION


     In case of a voluntary or involuntary dissolution of the trust, unless a tax event redemption has occurred, the then holders of the capital securities will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors, debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the capital securities on a proportionate basis in exchange for those capital securities.



     The holders of the common securities will be entitled to receive distributions upon any such dissolution proportionately with the holders of the capital securities. However, if a declaration event of default has occurred and is continuing, the capital securities shall have a preference over the common securities with regard to those distributions.



     Under the declaration, the trust shall dissolve upon the first to occur of



          (1) on             , 2006, the expiration of the term of the trust,


          (2) upon our bankruptcy or the bankruptcy of the holder of the common securities,

          (3) upon our filing of a certificate of dissolution or its equivalent or the revocation of our charter and the expiration of 90 days after the date of revocation without its reinstatement,

          (4) after the receipt by the property trustee of written direction from us to dissolve the trust or the filing of a certificate of dissolution or its equivalent with respect to the trust,

          (5) upon the distribution of debentures,


          (6) upon the occurrence and continuation of a tax event redemption,



          (7) upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the trust or



          (8) the redemption of all of the trust securities of the trust.



DECLARATION EVENTS OF DEFAULT



     An event of default under the indenture constitutes an event of default under the declaration with respect to the trust securities. However, under the declaration, the holder of the common securities will be deemed to have waived any declaration event of default with respect to the common securities until all declaration events of default with respect to the capital securities have been cured, waived or otherwise eliminated. Until any declaration events of default with respect to the capital securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the capital securities. Only the holders of the capital securities will have the right to direct the property trustee with respect to particular matters under the declaration and, therefore, the indenture. If a declaration event of default with respect to the capital securities is waived by holders of capital securities, the waiver will also constitute the waiver of the declaration event of default with respect to the common securities without any further act, vote or consent of the holders of the common securities.



     If the property trustee fails to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of capital securities has made a written request, that holder of record of capital securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the debentures without first proceeding against the property trustee or any other person or entity. Notwithstanding the above, if a declaration event of default has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the debentures on the date that interest or principal is otherwise payable, then you, as a holder of capital securities, may directly institute a proceeding after the respective due date specified in the debentures for enforcement of payment (a direct action) to you directly of the principal of or interest on the debentures having a principal amount equal to the aggregate liquidation amount of your capital securities. In connection with the direct action, we shall have the right under the indenture to set off any payment made to you. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the debentures.



     Upon the occurrence of a declaration event of default, the property trustee, as the sole holder of the debentures, will have the right under the indenture to declare the principal of and interest on the debentures to be immediately due and payable. We and the trust are each required to file annually with the property trustee an officer's certificate as to our compliance with all conditions and covenants under the declaration.


VOTING RIGHTS


     Except as described here, under the Trust Act and the Trust Indenture Act and under "Description of the Guarantee--Modification of the Guarantee; Assignment," and as otherwise required by law and the declaration, the holders of the capital securities will have no voting rights.



     Subject to the requirement of the property trustee obtaining a tax opinion in specific circumstances provided below, the holders of a majority in aggregate stated liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee, as holder of the debentures, to


          (1) exercise the remedies available under the indenture with respect to the debentures,

          (2) waive any past indenture event of default that is waivable under the indenture,


          (3) exercise any right to rescind or annul a declaration that the principal of all the debentures shall be due and payable or



          (4) consent to any amendment, modification or termination of the indenture or the debentures where that consent shall be required. However, where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the affected debentures (a super-majority), only the holders of at least the super-majority in aggregate stated liquidation amount of the capital securities may direct the property trustee to give the consent or take the action.



     The property trustee shall notify all holders of the capital securities of any notice of default received from the debt trustee with respect to the debentures. The notice shall state that the indenture event of default also constitutes a declaration event of default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the property trustee shall not take any of the actions described in clauses (1), (2) or (3) above unless the property trustee has obtained an opinion of tax counsel experienced in those matters that, as a result of the action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     If the consent of the property trustee, as the holder of the debentures, is required under the indenture with respect to any amendment, modification or termination of the indenture or the debentures, the property trustee shall request the direction of the holders of the capital securities and the common securities with respect to that amendment, modification or termination. The indenture trustee shall vote with respect to that amendment, modification or termination as directed by a majority in stated liquidation amount of the capital securities and the common securities voting together as a single class. However, where a consent under the indenture would require the consent of a super-majority, the property trustee may only give that consent at the direction of the holders of at least the proportion in stated liquidation amount of the capital securities and the common securities which the relevant super-majority represents of the aggregate principal amount of the debentures outstanding. The property trustee shall not take any action in accordance with the directions of the holders of the capital securities and the common securities unless the property trustee has obtained an opinion of tax counsel experienced in those matters that, as a result of the action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.



     A waiver of an indenture event of default will constitute a waiver of the corresponding declaration event of default.



     Any required approval or direction of holders of capital securities may be given at a separate meeting of holders of capital securities convened for that purpose, at a meeting of all of the holders of trust securities or according to written consent. The administrative trustees will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken, to be mailed to each holder of record of capital securities. Each notice will include a statement specifying the following information:


     - the date of the meeting or the date by which the action is to be taken;

     - a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of the matter upon which written consent is sought; and

     - instructions for the delivery of proxies or consents.


     No vote or consent of the holders of capital securities will be required for the trust to cancel capital securities or distribute debentures in accordance with the declaration.



     Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any capital securities that are owned at that time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if those capital securities were not outstanding.



     The procedures by which holders of capital securities may exercise their voting rights are described below.



     Holders of the capital securities will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.



MODIFICATION OF THE DECLARATION



     The declaration may be modified and amended if approved by the administrative trustees and, in some circumstances, the property trustee or the Delaware trustee or us. However, if any proposed amendment provides for, or the administrative trustees otherwise propose to effect,



          (1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise or

          (2) the dissolution of the trust other than according to the terms of the declaration,



then the holders of the trust securities voting together as a single class will be entitled to vote on that amendment or proposal, and that amendment or proposal shall not be effective except with the approval of at least a majority in such stated liquidation amount of the affected trust securities. If any amendment or proposal referred to in clause (1) above would adversely affect only the capital securities or the common securities, then only the affected class will be entitled to vote on that amendment or proposal and that amendment or proposal shall not be effective except with the approval of a majority in stated liquidation amount of that class of securities. In addition, the declaration may be amended without the consent of the holders of the trust securities to, among other things, cause the trust to continue to be classified as a grantor trust for United States federal income tax purposes.



     Notwithstanding the above, no amendment or modification may be made to the declaration if that amendment or modification would


          (1) cause the trust to be classified as other than a grantor trust for United States federal income tax purposes,

          (2) reduce or otherwise adversely affect the powers of the property trustee or


          (3) cause the trust to be deemed an investment company which is required to be registered under the 1940 Act.


MERGERS, CONSOLIDATIONS OR AMALGAMATIONS


     The trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described in "Liquidation Distribution Upon Dissolution."


     The trust may, with the consent of the administrative trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as under the laws of any state except that

          (1) if the trust is not the surviving entity, the successor entity either (x) expressly assumes all of the obligations of the trust under the trust securities or (y) substitutes for the trust securities other securities having substantially the same terms as the trust securities (the successor securities). The successor securities must rank the same as the trust securities with respect to distributions and payments upon liquidation, redemption and otherwise,

          (2) we expressly acknowledge a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the debentures,


          (3) if the capital securities are listed, any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the capital securities are then listed or quoted,



          (4) the merger, consolidation, amalgamation or replacement does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,


          (5) the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect other than with respect to any dilution of the holders' interest in the new entity,

          (6) the successor entity has a purpose substantially identical to that of the trust,

          (7) prior to the merger, consolidation, amalgamation or replacement, we have received an opinion of a nationally recognized independent counsel to the trust experienced in those matters that,

        - the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect other than with respect to any dilution of the holders' interest in the new entity,

        - following the merger, consolidation, amalgamation or replacement, neither the trust nor the successor entity will be required to register as an investment company under the 1940 Act and

        - following the merger, consolidation, amalgamation or replacement, the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, and

          (8) we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee and the common securities guarantee.

     Notwithstanding the above, the trust shall not, except with the consent of holders of 100% in stated liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if that consolidation, amalgamation, merger or replacement would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY


     If the capital securities are issued as one or more fully-registered global capital securities certificates representing the total aggregate number of capital securities, the depositary will act as securities depositary for any capital securities that are held separately from the Income PRIDES. In that case, the capital securities will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. However, under some circumstances, the administrative trustees with our consent may decide not to use the system of book-entry transfers through the DTC with respect to the capital securities. In that case, certificates of the capital securities will be printed and delivered to the holders.



     The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global capital securities as represented by a global certificate.



     Purchases of capital securities within the depositary's system must be made by or through direct participants, which will receive a credit for the capital securities on the depositary's records. The beneficial ownership interest of each actual purchaser of each capital security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased capital securities. Transfers of ownership interests in the capital securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the capital securities, except if use of the book-entry system for the capital securities is discontinued.



     To facilitate subsequent transfers, all the capital securities deposited by participants with the depositary will be registered in the name of the depositary's nominee, Cede & Co. The deposit of capital securities with the depositary and their registration in the name of Cede & Co. cause no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the capital securities. The depositary's records reflect only the identity of the direct participants to whose accounts those capital securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as the depositary or its nominee is the registered owner or holder of a global certificate, the depositary or the nominee will be considered the sole owner or holder of the capital securities represented for all purposes under the declaration and the capital securities. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with the depositary applicable procedures, in addition to those provided for under the declaration.



     The depositary has advised us that it will take any action permitted to be taken by a holder of capital securities, including the presentation of capital securities for exchange, only at the direction of one or more participants to whose account the depositary's interests in the global certificates are credited and only in respect of the portion of the stated liquidation amount of capital securities as to which such participant or participants has or have given such directions. However, if there is a declaration event of default under the capital securities, the depositary will exchange the global certificates for certificated securities, which it will distribute to its participants.


     Conveyance of notices and other communications by the depositary to direct participants and indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in force from time to time.


     Although voting with respect to the capital securities is limited, in those cases where a vote is required, neither the depositary nor Cede & Co. will itself consent or vote with respect to capital securities. Under its usual procedures, the depositary would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the capital securities are credited on the record date. The direct participants are identified in a listing attached to the omnibus proxy. We and the trust believe that the arrangements among the depositary, direct and indirect participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a beneficial interest in the trust.



     Distribution payments on the capital securities issued in the form of one or more global certificates will be made to the depositary in immediately available funds. The depositary's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name. Those payments will be the responsibility of the participant and not of the depositary, the trust or us, subject to any statutory or regulatory requirements to the contrary that may be in force from time to time. Payment of distributions to the depositary is the responsibility of the trust, disbursement of such payments to direct participants is the responsibility of the depositary, and disbursement of those payments to the beneficial owners is the responsibility of direct and indirect participants.



     Except as provided here, a beneficial owner in a global capital security certificate will not be entitled to receive physical delivery of capital securities. Accordingly, each beneficial owner must rely on the procedures of the depositary to exercise any rights under the capital securities.



     Although the depositary has agreed to the above procedure to facilitate transfer of interests in the global certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. Neither us, nor the trust or any trustee will have any responsibility for the performance by the depositary or its participants or indirect participants under the rules and procedures governing the depositary. The depositary may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to the trust. Under these circumstances, if a successor securities depositary is not obtained, capital securities certificates are required to be printed and delivered to holders. Additionally, the administrative trustees, with our consent, may decide to discontinue use of the system of book-entry transfers through the depositary or any successor depositary, with respect to the capital securities. In that case, certificates for the capital securities will be printed and delivered to holders. In each of the above circumstances, we will appoint a paying agent with respect to the capital securities.


     The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we and the trust believe to be reliable, but neither we nor the trust take responsibility for its accuracy.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT


     Payments in respect of the capital securities represented by the global certificates shall be made to the depositary. The depositary shall credit the relevant accounts at the depositary on the applicable distribution dates. In the case of certificated securities, those payments shall be made by check mailed to the address of the holder entitled to it as that address appears on the register. The paying agent shall be permitted to resign as paying agent upon 30 days prior written notice to the trustees. If The Bank of New York shall no longer be the paying agent, the administrative trustees shall appoint a successor to act as paying agent, which shall be a bank or trust company.



     The Bank of New York will act as registrar, transfer agent and paying agent for the capital securities.



     Registration of transfers of capital securities will be made without charge by or on behalf of the trust. However, payment shall be made and any indemnity as the trust or we may require shall be given in respect of any tax or other government charge which may be imposed in relation to it.


INFORMATION CONCERNING THE PROPERTY TRUSTEE


     The property trustee, prior to the occurrence of a default with respect to the trust securities and after the curing of any defaults that may have occurred, undertakes to perform only those duties that are specified in the declaration. The property trustee, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of capital securities, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which it might incur. The holders of capital securities will not be required to offer an indemnity in the case that those holders, by exercising their voting rights, direct the property trustee to take any action it is empowered to take under the declaration following a declaration event of default. The property trustee also serves as trustee under the guarantee.


     The property trustee maintains commercial banking relationships with us.

GOVERNING LAW


     The declaration and the capital securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.


MISCELLANEOUS


     The administrative trustees are authorized and directed to operate the trust in a way that the trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. We are authorized and directed to conduct our affairs so that the debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the declaration, the certificate of trust of the trust or our certificate of incorporation, that we and the administrative trustees determine in our discretion to be necessary or desirable to achieve that end, as long as that action does not adversely affect the interests of the holders of the capital securities or vary its terms.



     Holders of the capital securities have no preemptive or similar rights.

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                          DESCRIPTION OF THE GUARANTEE


     Provided below is a summary of information concerning the guarantee which will be executed and delivered by us for the benefit of the holders from time to time of capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the guarantee trustee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the guarantee will be those provided in the guarantee and those made part of the guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is made to the copy of the form of guarantee, including the definitions, which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and to the Trust Indenture Act. Whenever particular defined terms of the guarantee are referred to in this prospectus supplement, these defined terms are incorporated by reference in this prospectus supplement. The following description of the terms of the guarantee supplements and, to the extent inconsistent with, replaces the description of the general terms of the capital securities guarantees contained in the accompanying prospectus, which we request that you read. The guarantee will be held by the guarantee trustee for the benefit of the holders of the capital securities.


OVERVIEW


     Under the guarantee, we will irrevocably and unconditionally agree, to the extent provided there, to pay in full on a senior basis, to the holders of the capital securities issued by the trust, the guarantee payments. We shall pay the guarantee payments as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. We shall make these payments except to the extent paid by the trust. The following payments or distributions with respect to capital securities issued by the trust to the extent not paid by or on behalf of the trust, will be subject to the guarantee, without duplication:



          (a) any accrued and unpaid distributions which are required to be paid on the capital securities, to the extent the trust shall have funds available;



          (b) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of capital securities in respect of which the related debentures have been redeemed by us upon the occurrence of a tax event redemption, to the extent the trust shall have funds available; and



          (c) upon a voluntary or involuntary dissolution of the trust, other than in connection with the distribution of debentures to the holders of capital securities, the lesser of



        - the aggregate of the stated liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment, to the extent the trust has funds available, and



        - the amount of assets of the trust remaining available for distribution to holders of the capital securities in liquidation of the trust.



     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of capital securities or by causing the trust to pay those amounts to the holders.



     The guarantee will be a full and unconditional guarantee on a senior basis with respect to the capital securities issued by the trust, but will not apply to any payment of distributions except to the extent the trust shall have funds available. If we do not make interest payments on the debentures purchased by the trust, the trust will not pay distributions on the capital securities and will not have funds available.



     The guarantee, when taken together with our obligations under the debentures, the indenture, and the declaration, will have the effect of providing a full and unconditional guarantee on a senior unsecured basis by us of payments due on the capital securities.


     We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the guarantee. However, in the case of an indenture event of default, holders of capital securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.


COX'S GUARANTEE COVENANTS


     In the guarantee, we will covenant that, so long as any capital securities issued by the trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the guarantee or the declaration, then


          (a) we shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock, other than

        - purchases or acquisitions of our capital stock in connection with the satisfaction of our obligations under any employee or agent benefit plans or under any contract or security outstanding on the date of that event requiring us to purchase our capital stock,

        - as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

        - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged,

        - dividends or distributions in our capital stock (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or

        - redemptions or repurchases of any rights outstanding under a shareholder rights plan;


          (b) We shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank junior to the debentures; and


          (c) We shall not make any guarantee payments with respect to the above other than according to the guarantee or the common securities guarantee.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT


     Except with respect to any changes which do not adversely affect the rights of holders of capital securities, in which case no vote will be required, the guarantee may be amended only with the prior approval of the holders of not less than a majority in stated liquidation amount of the outstanding capital securities issued by the trust. All guarantees and agreements contained in the guarantee shall bind the successors, assigns, receivers, trustees and our representatives and shall inure to the benefit of the holders of the capital securities then outstanding.


TERMINATION

     The guarantee will terminate


          (a) upon distribution of the debentures held by the trust to the holders of the capital securities,



          (b) upon full payment of the redemption price of all the capital securities in the case that we repurchase all of the debentures upon the occurrence of a tax event redemption or



          (c) upon full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.



     The guarantee will continue to be effective, or will be reinstated, if at any time any holder of capital securities must return payment of any sums paid under the capital securities or the guarantee.

EVENTS OF DEFAULT

     An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee.


     The holders of a majority in stated liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of capital securities may institute a legal proceeding directly against us to enforce the holder's rights under the guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. We waive any right or remedy to require that any action be brought first against the trust or any other person or entity before proceeding directly against us.


STATUS OF THE GUARANTEE

     The guarantee will constitute our senior unsecured obligation and will rank equally with all of our other senior unsecured obligations.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE


     The guarantee trustee, prior to the occurrence of a default with respect to the guarantee, undertakes to perform only those duties that are specified in the guarantee. The guarantee trustee, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. According to these provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of capital securities, unless offered reasonable indemnity against the costs, expenses and liabilities which it might incur. However, this shall not relieve the guarantee trustee, upon the occurrence of an event of default under the guarantee, from exercising the rights and powers vested in it by the guarantee.


GOVERNING LAW

     The guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                         DESCRIPTION OF THE DEBENTURES


     Provided below is a description of the specific terms of the debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. The following description is not necessarily complete, and reference is made to the indenture, dated as of June 27, 1995, between us and The Bank of New York, as debt trustee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and to the Trust Indenture Act. Certain capitalized terms used here are defined in the indenture. The debentures constitute debt securities as described in the accompanying prospectus. The following description of the terms of the debentures supplements and, to the extent inconsistent with, replaces the description of the general terms of the debt securities contained in the accompanying prospectus, which we request that you read. Reference in this prospectus supplement to the debentures refers to
the      % senior debentures due 2004.


     Under specific circumstances involving the dissolution of the trust, debentures may be distributed to the holders of the trust securities in liquidation of the trust.

OVERVIEW


     The debentures will be senior and unsecured and will rank equally in right of payment with all of our other senior unsecured indebtedness. The debentures will be issued as a separate series of debt securities under the indenture,
limited to $       (or up to $       , if the underwriters' over-allotment
option is exercised in full) in aggregate principal amount.


     The debentures will not be subject to a sinking fund provision. Unless a tax event redemption has occurred prior to August 16, 2002 the entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest and expenses and taxes of the trust, if any, on August 16, 2004.

     We will have the right at any time to dissolve the trust and cause the debentures to be distributed to the holders of the trust securities. If debentures are distributed to holders of trust securities in liquidation of the holders' interests in the trust, those debentures will initially be issued as a global security.

     As described in this prospectus supplement, under specific limited circumstances, debentures may be issued in certificated form in exchange for a global security. In the case that debentures are issued in certificated form, these debentures will be in denominations of $50 and integral multiples of $50 and may be transferred or exchanged at the offices described below. Payments on debentures issued as a global security will be made to the depositary, a successor depositary or, in the case that no depositary is used, to a paying agent for the debentures. In the case that debentures are issued in certificated form, principal and interest will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount, at the corporate trust office or agency of the property trustee in New York, New York. However, at our option, payment of interest may be made by check mailed to the address of the entitled holder or by wire transfer to an account appropriately designated by the entitled holder. Notwithstanding the above, so long as the holder of any debentures is the property trustee, the payment of principal and interest on the debentures held by the property trustee will be made at the place and to the account as may be designated by the property trustee.

     The indenture does not contain provisions that afford holders of the debentures protection in case we are involved in a highly leveraged transaction or other similar transaction that may adversely affect those holders.

INTEREST

     Each debenture shall initially bear interest at the rate of % per year from the original date of issuance, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 1999. Each debenture shall bear interest to the person in whose name that debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding that interest payment date.


     The applicable interest rate on the debentures and the distribution rate on the related capital securities outstanding on and after August 16, 2002 will be reset on the third business day immediately preceding August 16, 2002 to the reset rate. The reset rate will be equal to the sum of the reset spread and the rate on the two-year benchmark treasury in effect on the third business day immediately preceding August 16, 2002. The reset rate will be determined by the reset agent as the rate the capital securities should bear in order for a capital security to have an approximate market value on the third business day immediately preceding August 16, 2002 of 100.5% of $50. However, we may limit the reset rate to be no higher than the rate on the two-year benchmark treasury on the third business day immediately preceding August 16, 2002 plus 200 basis points (2%). The market value of the capital securities may be less than 100.5% if the reset spread is limited to a maximum of 2%.



     On the reset announcement date, the two-year benchmark treasury will be selected and the reset agent will establish the reset spread to be added to the rate on the two-year benchmark treasury in effect on the third business day immediately preceding August 16, 2002. On that date, we will announce the reset spread and the two-year benchmark treasury. We will cause a notice of the reset spread and the two-year benchmark treasury to be published on the business day following the reset announcement date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. If debentures shall not remain in book-entry only form, we shall have the right to select record dates, which shall be more than fifteen business days but less than 60 business days prior to the interest payment date.


     The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in that 90-day period. In the case that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment shall be paid in respect of the delay but if that business day is in the next succeeding calendar year, then that payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that date.

TAX EVENT REDEMPTION


     If a tax event shall occur and be continuing, we may, at our option, redeem debentures in whole but not in part at any time prior to August 16, 2002. The redemption price shall equal, for each debenture, the redemption amount plus accrued and unpaid interest, including compound interest and expenses and taxes of the trust, if any, to the date of redemption. If, following the occurrence of a tax event, we exercise our option to redeem the debentures, then the proceeds of that redemption will be applied to redeem trust securities having a liquidation amount equal to the principal amount of debentures to be paid, in accordance with their terms, at the redemption price. The redemption price will be payable in cash to the holders of the trust securities. If a tax event redemption occurs prior to August 16, 2002, the redemption price payable in liquidation of the Income PRIDES holders' interest in the trust will be distributed to the collateral agent. The collateral agent will apply an amount equal to the redemption amount of the redemption price to purchase the treasury portfolio on behalf of the holders of Income PRIDES and remit any remaining portion of the redemption price to the purchase contract agent for payment to the holders of those Income PRIDES. The treasury portfolio will be substituted for the capital securities and will be pledged with the collateral agent to secure the Income PRIDES holders' obligation to purchase our Class A common stock under the purchase contracts. However, if the tax event redemption occurs after August 16, 2002, the treasury portfolio will not be purchased.

     Tax event means the receipt by the trust of an opinion of a nationally recognized independent tax counsel experienced in such matters that, as a result of

          (a) any amendment to, or change, including any announced prospective change in, the laws or any regulations of the United States or any political subdivision or taxing authority or which affects taxation,

          (b) any amendment to or change in an interpretation or application of these laws or regulations by any legislative body, court, governmental agency or regulatory authority or

          (c) any interpretation or pronouncement that provides for a position with respect to these laws or regulations that differs from the generally accepted position on the date the trust securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the trust securities under the declaration, there is more than an insubstantial risk that


          (a) interest payable by us on the debentures would not be deductible, in whole or in part, by us for United States federal income tax purposes or

          (b) the income of the trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     Treasury portfolio means, with respect to the applicable principal amount of debentures

          (a) if the tax event redemption date occurs prior to August 16, 2002, a portfolio of zero-coupon U.S. treasury securities consisting of

        - interest or principal strips of U.S. treasury securities which mature on or prior to August 15, 2002, in an aggregate amount equal to the applicable principal amount and

        - with respect to each scheduled interest payment date on the debentures that occurs after the tax event redemption date, interest or principal strips of U.S. treasury securities which mature on or prior to that date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable principal amount of the debentures on that date, and

          (b) if the tax event redemption date occurs after August 16, 2002, a portfolio of zero-coupon U.S. treasury securities consisting of

        - principal or interest strips of U.S. treasury securities which mature on or prior to August 15, 2004 in an aggregate amount equal to the applicable principal amount and

        - with respect to each scheduled interest payment date on the debentures that occurs after the tax event redemption date, interest or principal strips of the U.S. treasury securities which mature on or prior to that date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable principal amount of the debentures on that date.

     Applicable principal amount means either


     - if the tax event redemption date occurs prior to August 16, 2002, the aggregate principal amount of the debentures corresponding to the aggregate stated liquidation amount of the capital securities which are components of Income PRIDES on that tax event redemption date or



     - if the tax event redemption occurs on or after August 16, 2002, the aggregate principal amount of the debentures corresponding to the aggregate stated liquidation amount of the capital securities outstanding on that tax event redemption date.

     Redemption amount means for each debenture, the product of

     - the principal amount of that debenture and

     - a fraction whose numerator is the treasury portfolio purchase price and whose denominator is the applicable principal amount.

     Treasury portfolio purchase price means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the treasury portfolio for settlement on the tax event redemption date.

     Quotation agent means


     - Merrill Lynch Government Securities, Inc. and its respective successors; however, if they cease to be a primary treasury dealer, we shall substitute another primary treasury dealer, and


     - any other primary treasury dealer selected by us.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the redeemed debentures.

PUT OPTION


     If a failed remarketing has occurred, holders of debentures, including the property trustee and following the distribution of the debentures upon a dissolution of the trust those debenture holders, will have the right to put their debentures to us on September 1, 2002, upon at least three business days' prior notice at a price per debenture equal to $50, plus any accrued and unpaid interest. Upon our repurchase of those debentures, the proceeds from the repurchase shall simultaneously be applied to redeem, in the case of trust securities, any outstanding capital securities of those holders having an aggregate stated liquidation amount equal to the aggregate principal amount of the debentures so repurchased plus accumulated and unpaid distributions.



EXPENSES AND TAXES OF THE TRUST


     In the indenture, we, as borrower, have agreed to pay all debts and other obligations, other than with respect to the trust securities, and all costs and expenses of the trust. These include the costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the costs and expenses relating to the operation of the trust and any and all related taxes costs and expenses, other than United States withholding taxes, to which the trust might become subject. We also have agreed in the indenture to execute those additional agreements as may be necessary or desirable to give full effect to the above.

INDENTURE EVENTS OF DEFAULT

     If any indenture event of default shall occur and be continuing, the property trustee, as the holder of the debentures, will have the right to declare the principal of and the interest on the debentures, including any compound interest and expenses and taxes of the trust, if any, and any other amounts payable under the indenture, to be due and payable and to enforce its other rights as a creditor with respect to the debentures.

     The following are events of default under the indenture with respect to the debentures:


     - failure to pay interest on the debentures when due, continued for a period of 30 days;



     - failure to pay the principal of or premium, if any, on the debentures when due and payable on August 16, 2004, upon redemption or otherwise;

     - failure to comply with our obligations under "Description of Debt Securities--Certain Covenants--Mergers or Sales of Assets" in the accompanying prospectus;

     - failure to comply, within 60 days after notice provided in accordance with the terms of the indenture, with any of our other covenants or agreements contained in the indenture with respect to the debentures, including our obligations under the covenants described under "Description of Debt Securities--Certain Covenants--Limitation on Liens," "--Limitation on Indebtedness of Restricted Subsidiaries" or "--Designation of Subsidiaries" in the accompanying prospectus, provided that this provision does not apply to defaults in covenants for which the indenture specifically provides otherwise;


     - Indebtedness of ours or any restricted subsidiary is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds 5% of the aggregate outstanding principal amount of all Indebtedness of ours and the restricted subsidiaries; and


     - certain events of bankruptcy, insolvency or reorganization of us or a restricted subsidiary.


     Except as described in the second to last sentence of this paragraph, if an event of default occurs and is continuing with respect to the debentures, the debt trustee or the holders of at least 25% in principal amount of the outstanding debentures may declare the principal of and accumulated but unpaid interest on all the debentures to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an event of default relating to specific events of our bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and interest on all the debentures will become and be immediately due and payable without any declaration or other act on the part of the debt trustee or any holders of the debentures. In addition, in the case of the debentures held by the trust, if an event of default has occurred and is continuing, and that event is attributable to our failure to pay interest or principal, then a holder of capital securities may directly institute a proceeding against us for payment. Under some circumstances, the holders of a majority in principal amount of the outstanding debentures may rescind any acceleration and its consequences.


     Subject to the provisions of the indenture relating to the duties of the debt trustee, if an event of default occurs and is continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debentures, unless those holders have offered to the debt trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no debenture holder may pursue any remedy with respect to the indenture or the debentures unless:

     - That holder has previously given the debt trustee notice that an event of default is continuing;

     - Holders of at least 25% in principal amount of the outstanding debentures have requested the debt trustee to pursue the remedy;

     - Those holders have offered the debt trustee reasonable security or indemnity against any loss, liability or expense;

     - The debt trustee has not complied with such request within 60 days of receiving it with an offer of security or indemnity; and

     - The holders of a majority in principal amount of the outstanding debentures have not given the debt trustee a direction inconsistent with such request within such 60-day period.

     Subject to some restrictions, the holders of a majority in principal amount of the outstanding debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the debt trustee. The debt trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the debt trustee determines is unduly prejudicial to the rights of any other debenture holder, or that would involve the debt trustee in personal liability.

     The indenture provides that if a default occurs and is continuing with respect to the debentures and is known to the debt trustee, the debt trustee must mail notice of the default within 90 days after it occurs to each holder of the debentures. Except in the case of a default in the payment of principal of or interest on any debenture, the debt trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is in the interests of the holders of the debentures. In addition, we must deliver to the debt trustee, within 120 days after the end of each fiscal year, an officer's certificate indicating whether the signers thereof know of any default that occurred during the previous year. We also are required to deliver to the debt trustee, within 30 days after its occurrence, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take.

     Prior to the acceleration of the maturity of the debentures, the holders of a majority in aggregate principal amount of the outstanding debentures may on behalf of all the debentures waive any past default or event of default, except:

     - A default in the payment of the principal of or interest on any of the debentures; and

     - A default that cannot be waived without the consent of each holder affected.

A waiver will serve to end such default, to cure any event of default, and to restore us, the debt trustee and holders of the affected debentures to their former positions and rights. No such waiver will extend to any subsequent or other default.


     An indenture event of default also constitutes a declaration event of default. The holders of capital securities in some circumstances have the right to direct the property trustee to exercise its rights as the holder of the debentures. Notwithstanding the above, if an event of default has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the debentures on the date that interest or principal is otherwise payable, we acknowledge that a holder of capital securities may directly institute a proceeding for enforcement of payment to that holder directly of the principal of and interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of the capital securities of that holder after the respective due date specified in the debentures. In connection with that action, we shall have the right under the indenture to set-off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the debentures.


BOOK-ENTRY AND SETTLEMENT


     If distributed to holders of capital securities in connection with the involuntary or voluntary dissolution of the trust, the debentures will be issued in the form of one or more global certificates (each, a global security) registered in the name of the depositary or its nominee. Except under the limited circumstances described below, debentures represented by the global security will not be exchangeable for, and will not otherwise be issuable as, debentures in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.


     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

     Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debentures in certificated form and will not be considered its holders for any purpose under the indenture. No global security representing debentures shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if that person is not a participant, on the procedures of the participant through which that person owns its interest to exercise any rights of a holder under the indenture.

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

THE DEPOSITARY


     If debentures are distributed to holders of capital securities in liquidation of those holders' interests in the trust, the depositary will act as securities depositary for the debentures. As of the date of this prospectus, the description of the depositary's book-entry system and the depositary's practices as they relate to purchases, transfers, notices and payments with respect to the capital securities apply in all material respects to any debt obligations represented by one or more global securities held by the depositary. We may appoint a successor to the depositary or any successor depositary if the depositary or a successor depositary is unable or unwilling to continue as a depositary for the global securities.


     Neither us nor the trust, the property trustee, any paying agents, any of our other agents or the debt trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the debentures or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     A global security shall be exchangeable for debentures registered in the names of persons other than the depositary or its nominee only if

          (1) the depositary notifies us that it is unwilling or unable to continue as a depositary for that global security and we do not appoint an eligible successor depositary within 90 days,


          (2) the depositary at any time ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as a depositary and we do not appoint an eligible successor depositary within 90 days or



          (3) we, in our sole discretion, determine that the global security shall be so exchangeable.


     Any global security that is exchangeable according to the preceding sentence shall be exchangeable for debentures registered in those names as the depositary shall direct. It is expected that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security.

GOVERNING LAW

     The indenture and the debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     We will pay all fees and expenses related to

          (1) the offering of the trust securities and the debentures,

          (2) the organization, maintenance and dissolution of the trust,

          (3) the retention of the trustees and


          (4) the enforcement by the property trustee of the rights of the holders of the capital securities.


                        EFFECT OF OBLIGATIONS UNDER THE
                          DEBENTURES AND THE GUARANTEE


     As provided in the declaration, the sole purpose of the trust is to issue the trust securities evidencing undivided beneficial interests in the assets of the trust, and to invest the proceeds from the issuance and sale in the debentures and engage in only other necessary or incidental activities.

     As long as payments of interest and other payments are made when due on the debentures, those payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

     - the aggregate principal amount of debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     - the interest rate and the interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the trust securities;

     - we shall pay, and the trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the trust, other than with respect to the trust securities; and


     - the declaration further provides that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.



     Payments of distributions, to the extent funds are available, and other payments due on the capital securities, to the extent funds therefor are available, are guaranteed by us as to the extent provided under "Description of the Guarantee." If we do not make interest payments on the debentures purchased by the trust, the trust will not have sufficient funds to pay distributions on the capital securities. The guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions.



     If we fail to make interest or other payments on the debentures when due, taking account of any extension period, the declaration provides a mechanism enabling the holders of the capital securities to direct the property trustee to enforce its rights under the indenture. If the property trustee fails to enforce its rights under the indenture in respect of an indenture event of default, a holder of record of capital securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity.



     Notwithstanding the above, if a declaration event of default has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the debentures on the date that interest or principal is otherwise payable, then a holder of capital securities may directly institute a proceeding against us for payment. We, under the guarantee, acknowledge that the guarantee trustee shall enforce the guarantee on behalf of the holders of the capital securities. If we fail to make payments under the guarantee, the guarantee provides a mechanism enabling the holders of the capital securities to direct the guarantee trustee to enforce its rights under the guarantee. Notwithstanding the above, if we fail to make a payment under the guarantee, any holder of capital securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.



     The guarantee, when taken together with our obligations under the debentures and the indenture and its obligations under the declaration, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the trust securities, has the effect of providing a full and unconditional guarantee of amounts due on the capital securities.


             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL


     In this section, we summarize certain of the material United States federal income tax consequences of purchasing, holding and disposing of FELINE PRIDES, capital securities and Class A common stock acquired under a purchase contract. Except where we state otherwise, this summary deals only with FELINE PRIDES, capital securities and Class A common stock held as capital assets (as defined in the Internal Revenue Code of 1986, as amended) by a U.S. Holder (as defined below) who purchases Income

PRIDES, Growth PRIDES or capital securities for cash at their original offering price upon original issuance.


     We do not address all of the tax consequences that may be relevant to a U.S. Holder. We also do not address any of the tax consequences to holders that are Non-U.S. Holders (as defined below) or to holders that may be subject to special tax treatment such as financial institutions, real estate investment trusts, personal holding companies, tax-exempt organizations, regulated investment companies, insurance companies, S corporations, brokers and dealers in securities or currencies and certain U.S. expatriates. Further, we do not address:


     - the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of FELINE PRIDES, capital securities or Class A common stock;



     - the United States federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of FELINE PRIDES, capital securities or Class A common stock;



     - persons who hold FELINE PRIDES, capital securities or common stock in a straddle or as part of a hedging, conversion, constructive sale or other integrated transaction or whose functional currency is not the United States dollar; or



     - any state, local or foreign tax consequences of the purchase, ownership or disposition of FELINE PRIDES, capital securities or Class A common stock.



Accordingly, you should consult your own tax advisor regarding the tax consequences of purchasing, owning and disposing of FELINE PRIDES, capital securities or Class A common stock in light of your own circumstances.



     A U.S. Holder is a beneficial owner of FELINE PRIDES, capital securities or Class A common stock who or which is:


     - a citizen or individual resident of the United States, as defined in
       Section 7701(b) of the Internal Revenue Code;

     - a corporation or partnership, including any entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise;

     - an estate if its income is subject to United States federal income taxation regardless of its source; or

     - a trust if (1) a United States court can exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of its substantial decisions.

Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as a U.S. Holder prior to such date, may elect to continue to be treated as U.S. Holder.


     A Non-U.S. Holder is a FELINE PRIDES, capital securities or Class A common stock holder other than a U.S. Holder. Prospective investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code are urged to consult their own tax advisors regarding the United States federal income tax consequences of an investment in FELINE PRIDES or capital securities, including potential application of United States withholding taxes.


     This summary is based on the Internal Revenue Code, Treasury regulations (proposed and final) issued under the Internal Revenue Code, and administrative and judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement. These income tax laws and regulations, however, may change at any time, possibly on a retroactive basis. Any such changes may affect this summary.

     No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. No rulings have been sought or are expected to be sought from the IRS with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein.


     The trust will be provided with an opinion of Dow, Lohnes & Albertson, PLLC, tax counsel to Cox and the trust, referred to as Tax Counsel, regarding certain United States federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS, and no assurance can be given that the IRS will not take contrary positions.



     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES OR CAPITAL SECURITIES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


FELINE PRIDES


     Allocation of Purchase Price. A U.S. Holder's acquisition of FELINE PRIDES will be treated as an acquisition of a unit consisting of two components -- in the case of an Income PRIDES, the capital security and the purchase contract constituting such Income PRIDES and, in the case of a Growth PRIDES, the treasury securities interest and the purchase contract comprising such Growth PRIDES. The purchase price of each FELINE PRIDES will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the capital security or treasury securities interest and the purchase contract. We will report the fair market value of each capital security and treasury security interest so that the entire purchase price of a FELINE PRIDES will be allocable to the capital security or treasury securities interest, as the case may be, and no amount will be allocable to the purchase contract. This position will be binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which a FELINE PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for a FELINE PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes. A different allocation could affect the timing and character of income to a U.S. Holder.



     Ownership of Capital Securities or Treasury Securities. A U.S. Holder will be treated as owning the capital securities or treasury securities constituting a part of the Income PRIDES or Growth PRIDES, respectively. We and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the capital securities or treasury securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. Holder. The remainder of this summary will assume that U.S. Holders of FELINE PRIDES will be treated as the owners of the capital securities or Treasury Securities constituting a part of such FELINE PRIDES for United States federal, state and local income and franchise tax purposes. The United States federal income tax consequences of owning the capital securities or treasury securities are discussed below (see "--Capital Securities," "--Treasury Securities" and "--Tax Event Redemption of Capital Securities.").



CAPITAL SECURITIES


     Classification of the Trust. In connection with the issuance of the FELINE PRIDES, Tax Counsel will render a legal opinion generally to the effect that, under the current law and assuming full compliance with the terms of the declaration, the indenture and certain other documents, and based on certain facts and assumptions described in the opinion, the trust will be classified for United States federal income tax purposes as a grantor trust and will not be subject to tax as an association (or publicly traded partnership) taxable as a corporation. Accordingly, for United States federal income tax purposes, each U.S. Holder of capital securities will be treated as owning an undivided beneficial ownership interest in the debentures. Accordingly, each such U.S. Holder will be required to include in gross income, as ordinary income, for United States federal income tax purposes, its pro rata share of the interest income or OID, if any, paid or accrued on the debentures. See "--Interest Income and Original Issue Discount."



     Classification of the Debentures. We, the trust and, by acquiring Income PRIDES or capital securities, each U.S. Holder, agree to treat the debentures as indebtedness for all United States tax purposes. In connection with the issuance of the debentures, Tax Counsel will render a legal opinion generally to the effect that under the current law and assuming full compliance with the terms of the indenture and certain other documents, and based on certain facts and assumptions described in the opinion, the debentures will be classified as indebtedness for United States federal income tax purpose.



     Interest Income and Original Issue Discount. The debentures should be treated as "reset bonds" under applicable Treasury regulations, and interest on the debentures should not constitute contingent interest for purposes of the OID rules. Under the Treasury regulations applicable to reset bonds, the debentures should be treated, solely for purposes of calculating the accrual of OID, as maturing on the day immediately preceding the purchase contract settlement date for an amount equal to 100.5% of the Stated Amount, referred to as the Reset Amount, and as having been reissued on the purchase contract settlement date for the Reset Amount. If the amount of the initial purchase price for the FELINE PRIDES allocated to the capital securities is less than the Reset Amount, as is anticipated, the Debentures should be treated as having been issued with OID equal to the difference between the reset amount and the amount so allocated to the capital securities, unless such difference is less than three-fourths of one-percent of the Reset Amount, as would likely occur, in which case the debentures would not be treated as having been issued with OID.



     If the debentures were, however, treated as issued with OID, a U.S. Holder would be required to include such OID in income on an economic accrual basis over the period between the issue date and the day immediately preceding the purchase contract settlement date regardless of such U.S. Holder's method of tax accounting. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though we would not actually make current cash payments with respect to such OID. Any amount of OID included in a U.S. Holder's gross income would increase such U.S. Holder's tax basis in its capital securities. In addition, a U.S. Holder will include stated interest on the debentures in income as ordinary income when paid to the trust or accrued, in accordance with such U.S. Holder's regular method of accounting, whether or not such U.S. Holder is required to accrue OID.



     U.S. Holders that are corporations will not be entitled to a dividends received deduction with respect to any income recognized with respect to the capital securities.



     Distribution of Debentures to U.S. Holders of Capital Securities. A distribution by the trust of the debentures as described under the caption "Description of the Capital Securities--Liquidation Distribution Upon Dissolution" would be non-taxable to U.S. Holders. In such event, a U.S. Holder would have an aggregate tax basis in the debentures received in the liquidation equal to the aggregate tax basis such U.S. Holder had in its capital securities surrendered therefor, and the holding period of such debentures would include the period during which such U.S. Holder had held the capital securities. Also, a U.S. Holder would continue to include interest or OID, if any, in respect of debentures received from the trust in the manner described under "--Interest Income and Original Issue Discount."



     Sales, Exchanges or Other Dispositions of Capital Securities. In general, gain or loss will be recognized by a U.S. Holder on a sale, exchange, redemption or other taxable disposition (collectively, a disposition) of a capital security (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of the capital securities and the U.S. Holder's adjusted tax basis in the capital security. Selling expenses incurred by a U.S. Holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon the sale, exchange or other disposition of the capital securities. Gain or loss realized by a U.S. Holder on a disposition of a capital security may be long-term capital gain depending on the holding period of the capital securities. Such amount realized, however, will be taxable as ordinary interest income to the extent that it is characterized as a payment in respect of accrued but unpaid interest on such U.S. Holder's allocable share of the debentures that such U.S. Holder has not previously included in gross income. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.


TREASURY SECURITIES

     Original Issue Discount. A U.S. Holder of Growth PRIDES will be required to treat the treasury securities interest comprising the Growth PRIDES as an interest in a bond originally issued on the date such Growth PRIDES is purchased and having OID equal to the excess of the stated amount of the Growth PRIDES over the purchase price of the Growth PRIDES. A U.S. Holder will be required to include such OID in income on an economic accrual basis over the period between the issue date of the Growth PRIDES and the day immediately preceding the purchase contract settlement date, regardless of such U.S. Holder's method of tax accounting. Amounts of OID included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its treasury securities interest.


     Sales, Exchanges or Other Dispositions of Treasury Securities. In the event that a U.S. Holder obtains the release of treasury securities by delivering capital securities to the collateral agent, gain or loss will be recognized by the U.S. Holder on a subsequent sale, exchange or other taxable disposition of the treasury securities in an amount equal to the difference between the amount realized by the U.S. Holder on such disposition and the U.S. Holder's adjusted tax basis in the treasury securities. Such gain or loss may be long-term capital gain or loss depending on the holding period of the treasury securities. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.


PURCHASE CONTRACTS


     Income From Contract Adjustment Payments; Delivery of Cash. There is no direct authority addressing the treatment, under current law, of the contract adjustment payments, or the delivery of cash in respect of excess accrued contract adjustment payments (if any) by a U.S. Holder of Income PRIDES or Growth PRIDES upon the creation of Growth PRIDES or Income PRIDES, respectively, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable income to a U.S. Holder of FELINE PRIDES when received or accrued, in accordance with the U.S. Holder's method of tax accounting. To the extent Cox is required to file information returns with respect to contract adjustment payments, it intends to report such payments as taxable income to each U.S. Holder.



     U.S. Holders should consult their own tax advisors concerning the treatment of contract adjustment payments and the delivery of cash upon creation of Growth PRIDES, including the possibility that any contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, and that the delivery of cash upon creation of Growth PRIDES or Income PRIDES may be treated as an offset to contract adjustment payments or as a purchase price adjustment. The treatment of contract adjustment payments and the delivery of cash upon creation of Growth PRIDES or Income PRIDES could affect a U.S. Holder's tax basis in a purchase contract or Class A common stock received under a purchase contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a purchase contract. See "--Acquisition of Class A Common Stock under a Purchase Contract," "--Sale or Disposition of FELINE PRIDES" and "--Termination of Purchase Contract."

     Acquisition of Class A Common Stock Under a Purchase Contract. A U.S. Holder of FELINE PRIDES generally will not recognize gain or loss on the purchase of Class A common stock under a purchase contract, except with respect to any cash paid in lieu of a fractional share of Class A common stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Class A common stock received under a purchase contract generally should equal the purchase price paid for such Class A common stock plus such U.S. Holder's tax basis in the purchase contract, if any, less the portion of such purchase price and tax basis allocable to the fractional share. Payments of contract adjustment payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's tax basis in the purchase contract or the Class A common stock to be received thereunder. Payments in cash that have been made by a U.S. Holder to create Growth PRIDES or Income PRIDES but not offset against payments of contract adjustment payments may increase such U.S. Holder's tax basis in the purchase contract or the Class A common stock to be received thereunder (see "--Income from Contract Adjustment Payments; Delivery of Cash" above). The holding period for Class A common stock received under a purchase contract will commence on the day after the acquisition of such Class A common stock.



     Ownership of Class A Common Stock Acquired Under the Purchase
Contract. Any dividend on Class A common stock paid by us out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income by a U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.


     Upon a disposition of common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the common stock. Such gain or loss may be long-term capital gain or loss depending on the holding period of the common stock. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.


     Early Settlement of Purchase Contract. A U.S. Holder of FELINE PRIDES will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of capital securities or treasury securities upon early settlement of a purchase contract and will have the same tax basis in such capital securities or treasury securities as before such early settlement.



     Termination of Purchase Contract. If a purchase contract terminates, a U.S. Holder of FELINE PRIDES will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis, if any, in the purchase contract at the time of such termination. Payments of contract adjustment payments received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's tax basis in the purchase contract or result in an amount realized on the termination of the purchase contract. Any contract adjustment payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the purchase contract. Payments in cash that have been made by a U.S. Holder to create Growth PRIDES or Income PRIDES but not offset against payments of contract adjustment payments may increase such U.S. Holder's tax basis in the purchase contract or result in a deduction on the termination of the purchase contract (see "--Income from Contract Adjustment Payments; Delivery of Cash" above).



     Any such gain or loss may be long-term capital gain or loss depending upon the holding period of the purchase contract. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the capital securities, treasury securities or treasury portfolio upon termination of the purchase contract and will have the same tax basis in such capital securities, treasury securities or treasury portfolio as before such distribution.


     Adjustment to Settlement Rate. U.S. Holders of FELINE PRIDES might be treated as receiving a constructive distribution from us if (i) the settlement rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to U.S. Holders of FELINE PRIDES even though such U.S. Holders would not receive any cash related thereto.

SUBSTITUTION OF TREASURY SECURITIES TO CREATE OR RECREATE GROWTH PRIDES


     A U.S. Holder of an Income PRIDES that delivers treasury securities to the collateral agent in substitution for capital securities generally will not recognize gain or loss upon the delivery of such treasury securities or the release of the capital securities to such U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such treasury securities and capital securities. Such U.S. Holder's tax basis in the treasury securities, the capital securities and the purchase contract will not be affected by such delivery and release.



SUBSTITUTION OF CAPITAL SECURITIES TO CREATE OR RECREATE INCOME PRIDES



     A U.S. Holder of a Growth PRIDES that delivers capital securities to the collateral agent in substitution for treasury securities generally will not recognize gain or loss upon the delivery of such capital securities or the release of the treasury securities to the U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such treasury securities and capital securities. Such U.S. Holder's tax basis in the treasury securities, the capital securities and the purchase contract will not be affected by such delivery and release.



TAX EVENT REDEMPTION OF CAPITAL SECURITIES



     A tax event redemption will be a taxable event for U.S. Holders of capital securities. In general, gain or loss will be recognized by a U.S. Holder in an amount equal to the difference between the redemption price (whether paid directly to such U.S. Holder or applied by the collateral agent to the purchase of the treasury portfolio on behalf of holders of Income PRIDES) and the U.S. Holder's adjusted tax basis in the capital securities. Gain or loss realized by a U.S. Holder upon a tax event redemption will be capital gain or loss and may be long-term capital gain or loss depending upon the holding period of the capital securities. Such amount realized, however, will be taxable as ordinary interest income to the extent that it is characterized as a payment in respect of accrued but unpaid interest not previously included in gross income. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.


     Ownership of Treasury Portfolio. Cox, the trust and, by acquiring Income PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the applicable ownership interest of the treasury portfolio constituting a part of the Income PRIDES beneficially owned by such U.S. Holder in the event of a tax redemption prior to the purchase contract settlement date. Each U.S. Holder will include in income any amount earned on its pro rata portion of the treasury portfolio for all United States federal, state and local income and franchise tax purposes. Based on such agreement, the remainder of this summary assumes that U.S. Holders of Income PRIDES will be treated as the owners of the applicable ownership interest of the treasury portfolio constituting a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.

     Interest Income and Original Issue Discount. The treasury portfolio will consist of stripped U.S. treasury securities. Following a tax redemption prior to the purchase contract settlement date, a U.S. Holder of Income PRIDES will be required to treat its pro rata portion of each treasury security in the treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant treasury securities and will include OID in income over the life of the treasury securities in an amount equal to the U.S. Holder's pro rata portion of the excess of the amounts payable on such treasury securities over the value of the treasury securities at the time the collateral agent acquires them on behalf of holders of Income PRIDES. The amount of such excess will constitute only a portion of the total amounts payable in respect of the treasury portfolio. Consequently, a substantial portion of each scheduled interest payment to U.S. Holders will be treated as a tax-free return of the U.S. Holder's investment in the treasury portfolio and will not be considered current income for federal income tax purposes.


     A U.S. Holder, whether on the cash or accrual method of tax accounting, will be required to include OID (other than OID on short-term treasury securities as defined below) in income for federal income tax purposes as it accrues on a constant yield to maturity basis. See "--Interest Income and Original Issue Discount" above. In the case of any treasury security with a maturity of one year or less from the date it is purchased (a short-term U.S. Treasury security), in general only accrual basis taxpayers will be required to include OID in income as it is accrued. Unless such an accrual basis U.S. Holder elects to accrue the OID on a short-term treasury security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.


     Tax Basis of the Treasury Portfolio. A U.S. Holder's initial tax basis in such U.S. Holder's applicable ownership interest of the treasury portfolio will equal such U.S. Holder's pro rata portion of the amount paid by the collateral agent for the treasury portfolio. A U.S. Holder's tax basis in the treasury portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of the treasury portfolio.

SALE OR DISPOSITION OF FELINE PRIDES


     Upon a sale or other disposition of FELINE PRIDES, a U.S. Holder will be treated as having sold, exchanged or disposed of the purchase contract and the capital securities, treasury portfolio or, in the case of Growth PRIDES, the treasury securities, that constitute such FELINE PRIDES and generally will have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the purchase contract and the capital securities, treasury portfolio or treasury securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the purchase contract and the capital securities, treasury portfolio or treasury securities. Such gain or loss generally will be capital gain or loss. Capital gain or loss may be long-term capital gain or loss depending on the holding period of the FELINE PRIDES. Notwithstanding the above, to the extent that such U.S. Holder is treated as having received an amount with respect to accrued interest on the capital securities, such amount will be treated as ordinary interest income to the extent not previously included in income. Similarly, to the extent that such U.S. Holder is treated as having received an amount with respect to accrued contract adjustment payments, such amount may be treated as ordinary income to the extent not previously included in income. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.



     If the disposition of FELINE PRIDES occurs when the purchase contract has negative value, the U.S. Holder should be considered to have received additional consideration for the capital securities, treasury portfolio or treasury securities in an amount equal to such negative value and to have paid such amount to be released from the U.S. Holder's obligation under the purchase contract. U.S.

Holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the purchase contract has negative value.


     Payments to a U.S. Holder of contract adjustment payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's tax basis in the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. Any contract adjustment payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the purchase contract. Payments in cash that have been made by a U.S. Holder to create Growth PRIDES or Income PRIDES but not offset against payments of contract adjustment payments may increase such U.S. Holder's tax basis in the purchase contract or result in a decrease in the amount realized on the disposition of the purchase contract (see "--Income from Contract Adjustment Payments; Delivery of Cash" above).


BACKUP WITHHOLDING TAX AND INFORMATION REPORTING


     Payments under the FELINE PRIDES, capital securities or Class A common stock acquired under a purchase contract, the proceeds received with respect to a fractional share of Class A common stock upon the settlement of a purchase contract, and the sale of FELINE PRIDES, capital securities or Class A common stock acquired under a purchase contract, may be subject to information reporting and United States federal backup withholding tax at the rate of 31% if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder's United States federal income tax liability.


                              PLAN OF DISTRIBUTION


     Subject to the terms and conditions contained in the underwriting agreement among Cox, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and J.P. Morgan Securities Inc. (together, the underwriters), we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the number of Income PRIDES, Growth PRIDES and capital securities set forth opposite its name below. In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES, Growth PRIDES and capital securities offered hereby if any of those Income PRIDES, Growth PRIDES or capital securities are purchased.



                                                           NUMBER     NUMBER OF   NUMBER OF
                                                          OF INCOME    GROWTH      CAPITAL
UNDERWRITER                                                PRIDES      PRIDES     SECURITIES
-----------                                               ---------   ---------   ----------
Merrill Lynch, Pierce, Fenner & Smith...................
             Incorporated
Morgan Stanley & Co. Incorporated.......................
Banc of America Securities LLC..........................
J.P. Morgan Securities Inc..............................
                                                           -------     -------     -------
             Total......................................
                                                           =======     =======     =======



     The underwriters have advised us that they propose initially to offer the Income PRIDES, Growth PRIDES and capital securities to the public at the respective public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a concession not in
excess of $     per Income PRIDES, $     per Growth PRIDES and $     per capital
security. The underwriters may allow, and such dealers may reallow, a discount
not in excess of $     per Income PRIDES, $     per Growth PRIDES and $     per
capital security to certain other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.



     The underwriters have options to purchase up to an additional
Income PRIDES,        Growth PRIDES and           capital securities at the
respective public offering prices set forth on the cover page of this prospectus supplement less underwriting commissions; provided, however, that the underwriters must purchase at least as many capital securities as Growth PRIDES. The underwriters can exercise these options for a period of 30 days after the date of this prospectus supplement. If the underwriters exercise these options, each underwriter will have a firm commitment, subject to some conditions, to purchase approximately the same percentage of any additional Income PRIDES, Growth PRIDES and capital securities as the percentage of the Income PRIDES, Growth PRIDES and capital securities initially offered that such underwriter has agreed to purchase. The underwriters may exercise these options only to cover over-allotments, if any, made on the sale of Income PRIDES, Growth PRIDES and capital securities offered hereby.

     Each of the Income PRIDES, Growth PRIDES and capital securities are a new issue of securities with no established trading market. We will apply to list the Income PRIDES and the Growth PRIDES on the NYSE. However, we do not intend to apply for listing of the capital securities on a national securities exchange. We have been advised by the underwriters that they intend to make a market in the securities, but they are not obligated to do so and may discontinue market-making at any time without notice. We can provide no assurance as to the liquidity of, or any trading market for, the securities.


     Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and any selling group members to bid for and purchase the securities or shares of our Class A common stock. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities or our Class A common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities or our Class A common stock.


     If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment options described above.


     The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from any selling group members who sold those securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security and our Class A common stock to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security if it were to discourage resales of the security.

     Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities or our Class A common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or if indemnification is not allowed, to contribute to payments the underwriters may be required to make because of those liabilities.

     This prospectus supplement, as amended or supplemented, may be used by the remarketing agent for remarketing or upon early settlement or cash settlement of the purchase contracts.


     In the ordinary course of business, certain of the underwriters and their affiliates have from time to time provided investment banking and financial advisory services to us and have also acted as representatives of various other underwriters in connection with public offerings of our Class A common stock and debt securities.



     We estimate that we will spend $0.8 million for fees and expenses associated with the offering of the securities.


                                 LEGAL OPINIONS


     The validity of the purchase contracts, the Class A common stock issuable upon their settlement and the debentures will be passed upon for us by Dow, Lohnes & Albertson, PLLC, Washington, D.C. Several matters of Delaware law with respect to the validity of the capital securities offered here will be passed upon for us and for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain matters will be passed upon for the underwriters by Brown & Wood LLP.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    Cox Logo


                          13,000,000 FELINE PRIDES(SM)


                            COX COMMUNICATIONS, INC.


                              % CAPITAL SECURITIES


                                  COX TRUST II

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT
                   -----------------------------------------


                              MERRILL LYNCH & CO.



                           MORGAN STANLEY DEAN WITTER



                         BANC OF AMERICA SECURITIES LLC


                               J.P. MORGAN & CO.

                                           , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. COX AND THE COX TRUSTS MAY NOT SELL THESE SECURITIES UNTIL THE SECURITIES AND EXCHANGE COMMISSION DECLARES THE REGISTRATION STATEMENT EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION


                   PRELIMINARY PROSPECTUS DATED JULY 28, 1999


PROSPECTUS


                                 $8,000,000,000


                            COX COMMUNICATIONS, INC.


                              CLASS A COMMON STOCK


                                PREFERRED STOCK


                            STOCK PURCHASE CONTRACTS


                              STOCK PURCHASE UNITS

                                DEBT SECURITIES

                                  COX TRUST I


                                  COX TRUST II



                           TRUST PREFERRED SECURITIES



                               CAPITAL SECURITIES



                      FULLY AND UNCONDITIONALLY GUARANTEED


                  TO THE EXTENT PROVIDED IN THIS PROSPECTUS BY



                            COX COMMUNICATIONS, INC.

                            ------------------------


     This prospectus is part of a shelf registration statement which Cox and the Cox Trusts have filed with the Securities and Exchange Commission. Under the shelf registration statement, Cox may offer shares of Class A common stock, par value $1.00 per share, shares of preferred stock, par value $1.00 per share, stock purchase contracts to purchase shares of Class A common stock, stock purchase units and unsecured debentures, notes, bonds or other evidences of indebtedness, and the Cox Trusts may offer trust preferred securities or capital securities, all of which securities combined will have an aggregate initial public offering price of $8.0 billion, including the U.S. dollar equivalent if the initial public offering is denominated in one or more foreign currencies, foreign currency units or composite currencies.



     Under the shelf registration process, Cox and the Cox Trusts may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of sale. Cox's debt securities may be issuable in global form, in registered form without coupons attached, or in bearer form with or without coupons attached.



     Cox's Class A common stock is listed on the New York Stock Exchange under the symbol "COX."



     This prospectus provides a general description of the securities Cox and the Cox Trusts may offer. Each time Cox sells shares of a particular series of preferred stock, a particular series of debt securities, stock purchase contracts or stock purchase units, or a Cox Trust sells trust preferred securities or capital securities, it will provide a prospectus supplement which will contain the specific terms of the securities being offered at that time. Unless otherwise specified in the prospectus supplement, the debt securities will be senior debt securities of Cox.


     The prospectus supplement may add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement in conjunction with the additional information described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference."
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

           The date of this prospectus is                     , 1999.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Cox Communications, Inc.....................................     2
The Cox Trusts..............................................     3
Use of Proceeds.............................................     5
Ratio of Earnings to Fixed Charges..........................     5
Description of Capital Stock................................     6
Description of Debt Securities..............................     9
Description of Junior Subordinated Debentures...............    20
Description of Trust Preferred Securities...................    28
Description of Preferred Securities Guarantees..............    38
Relationship Among the Trust Preferred Securities, the
  Corresponding Junior Subordinated Debentures and the
  Preferred Securities Guarantees...........................    41
Description of Capital Securities...........................    42
Description of Capital Securities Guarantees................    52
Relationship Among the Capital Securities, the Corresponding
  Senior Debt Securities and the Capital Securities
  Guarantees................................................    55
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    56
Plan of Distribution........................................    57
Legal Matters...............................................    58
Experts.....................................................    58
Where You Can Find More Information.........................    58
Information Incorporated by Reference.......................    58


                          ---------------------------


                           FORWARD-LOOKING STATEMENTS



     This prospectus supplement includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We have based these statements on our current expectations or projections about future events and on assumptions we have made. These forward-looking statements are subject to certain risks and uncertainties which could cause actual results or events to differ materially from those we anticipate or project. Prospective purchasers should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

                          ---------------------------


     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither Cox nor the Cox Trusts has authorized anyone else to provide you with different information. Cox and the Cox Trusts are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Cox's business, financial condition, results of operations and prospects may have changed since that date.

                            COX COMMUNICATIONS, INC.

     Cox is one of the largest broadband communications companies in the United States. Cox has extensive broadband network operations in the United States as well as investments in cable television programming, telecommunications, and technology and broadband networks.


     Cox's basic strategy is to leverage its advanced broadband network by offering new and advanced communications services to both residences and businesses. We believe that we have a number of advantages that will allow us to implement this strategy successfully, including:



     - ownership of highly clustered and regionally concentrated cable television systems; and



     - a strong commitment to and reputation for superior customer service.



     These services include:


     - multichannel video;

     - digital video;

     - high-speed Internet access;

     - local and long-distance telephone services; and

     - commercial local exchange carrier operations.

     Cox also has invested in programming, telecommunications and technology companies that complement its business strategy. Cox believes that its investments have been vital to its growth into a communications industry leader.


     Cox Enterprises, Inc., a privately held corporation based in Georgia and one of the largest media companies in the U.S., controls approximately 72.7% of the outstanding equity of Cox as of June 30, 1999. In addition to Cox, Cox Enterprises publishes, owns or operates newspapers, television and radio stations, Internet web site and Manheim Auctions, the world's largest auto auction operator.


     Cox's principal executive offices are located at 1400 Lake Hearn Drive, Atlanta, Georgia 30319. Its telephone number is (404) 843-5000.

                                 THE COX TRUSTS



     Each Cox Trust is a statutory business trust created under Delaware law pursuant to:



          1. a declaration of trust executed by Cox, as sponsor for the Cox Trust, and by the initial trustees of such Cox Trust; and



          2. the filing of a certificate of trust with the Delaware Secretary of State.



     Each Cox Trust exists for the exclusive purposes of:



        - issuing and selling either capital securities or trust preferred securities representing undivided beneficial interests in the assets of such Cox Trust and trust common securities representing undivided beneficial interests in the assets of such Cox Trust;



        - using the proceeds from the sale of such trust securities to acquire a series of corresponding senior debt securities or junior subordinated debentures of Cox; and


        - engaging in only those other activities necessary, advisable or incidental to these purposes.


Cox's senior debt securities or junior subordinated debentures, as the case may be, will be the sole assets of a Cox Trust and, accordingly, payments under the corresponding senior debt securities or junior subordinated debentures will be the sole revenues of that Cox Trust.



     All of the trust common securities of a Cox Trust will be owned by Cox and will rank equally, and payments will be made on trust common securities pro rata, with the capital securities or the trust preferred securities, as the case may be, of such Cox Trust, except that upon the occurrence and continuance of an event of default under the applicable declaration of trust resulting from an event of default under the applicable indenture, the rights of Cox as the trust common securities holder to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of capital securities or trust preferred securities, as the case may be, of such Cox Trust. See "Description of Trust Preferred Securities--Subordination of Trust Common Securities" and "Description of Capital Securities--Subordination of Trust Common Securities." Cox will acquire trust common securities of each Cox Trust in an aggregate liquidation amount equal to at least 3% of the total capital of that Cox Trust. Each Cox Trust will terminate on the date specified in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.



     Each Cox Trust's business and affairs are conducted by its trustees who are appointed by Cox as the trust common securities holder. Unless otherwise specified in the applicable prospectus supplement, the issuer trustees for each Cox Trust will be The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and three individual trustees, which are referred to as administrative trustees, who are officers or employees of Cox. The Bank of New York, as property trustee, will act as sole indenture trustee under each declaration of trust. The Bank of New York will also act as indenture trustee under any capital securities guarantee, any preferred securities guarantee, the senior debt indenture and the junior subordinated debenture indenture. See "Description of Capital Securities Guarantees," "Description of Preferred Securities Guarantees," "Description of Debt Securities" and "Description of Junior Subordinated Debentures." The trust common securities holder of a Cox Trust or, if an event of default under the declaration of trust has occurred and is continuing, the holders of a majority in liquidation amount of the capital securities or the trust preferred securities, as the case may be, of such Cox Trust will be entitled to appoint, remove or replace such Cox Trust's property trustee and the Delaware trustee. In no event will the holders of capital securities or trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights will be vested exclusively in Cox as the trust common securities holder. The duties and obligations of the trustees will be governed by the applicable declaration of trust.

     Cox, as issuer of the corresponding senior debt securities or junior subordinated debentures, will pay all fees, expenses, debts and obligations, other than payments in respect of trust securities, related to each Cox Trust and the offering of the capital securities or trust preferred securities, as the case may be, and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Cox Trust, other than payments in respect of trust securities.



     The principal executive office of each Cox Trust is c/o Cox Communications, Inc., 1400 Lake Hearn Drive, Atlanta, Georgia 30319.

                                USE OF PROCEEDS


     Unless otherwise stated in the accompanying prospectus supplement, Cox intends to use the net proceeds from the sale of any offered securities for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures and acquisitions. Cox may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis and may sell commercial paper to fund its future capital and working capital requirements in excess of internally generated funds.



     The proceeds from the sale of either capital securities or trust preferred securities by a Cox Trust will be invested in either senior debt securities or junior subordinated debentures of Cox. Except as may otherwise be described in the related prospectus supplement, Cox expects to use the net proceeds from the sale of such senior debt securities or junior subordinated debentures to the applicable Cox Trust for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described therein.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of Cox for the periods indicated:


                                    THREE MONTHS ENDED
     YEAR ENDED DECEMBER 31,             MARCH 31,
---------------------------------   -------------------
1994   1995   1996   1997   1998      1998       1999
----   ----   ----   ----   -----   --------   --------
3.1x   2.8x   1.5x   2.0x   12.3x     0.9x       8.8x


     Earnings for the years ended December 31, 1995, 1996, 1997 and 1998 and for the three months ended March 31, 1999 include $188.8 million, $4.6 million, $116.6 million, $2.5 billion and $419.5 million, respectively, of net investment gains.

     For purposes of this computation, earnings are defined as income before income taxes and, excluding losses and undistributed earnings on equity method investments, minority interests and fixed charges excluding capitalized interest. Fixed charges are the sum of:

     - interest cost including capitalized interest;

     - estimated interest component of rent expense; and

     - dividends on subsidiary preferred stock.


     While Cox has a series of preferred stock outstanding, the holders of such preferred stock are entitled to dividends only when, and to the extent that, Cox's board of directors declares such dividends. Cox's board has never declared a dividend on its preferred stock and does not intend to do so in the foreseeable future. Accordingly, the data in the above table also represents Cox's combined ratio of earnings to fixed charges and preferred stock dividends for the periods presented.

                          DESCRIPTION OF CAPITAL STOCK



     The following description of Cox's capital stock sets forth general terms and provisions of the particular issuance of capital stock to which any prospectus supplement may relate and reflects a two-for-one stock split effective on May 21, 1999. The prospectus supplement will describe the particular terms of any sale of capital stock and the extent, if any, to which such general provisions will not apply to such sale. The following description also sets forth selected provisions of Cox's certificate of incorporation, as amended, and bylaws. This description is a summary only and is qualified in its entirety by Cox's certificate of incorporation and bylaws, which are incorporated as exhibits to the registration statement of which this prospectus is a part.



     Cox's certificate of incorporation authorizes it to issue 650,000,000 shares of Class A common stock, 60,000,000 shares of Class C common stock and 10,000,000 shares of preferred stock.



     As of June 30, 1999, there were outstanding 527,548,343 shares of Class A common stock and 27,597,792 shares of Class C common stock. In addition, 10,284,386 shares of Class A common stock were reserved for issuance pursuant to Cox's employee benefit plans, 27,597,792 shares of Class A common stock were reserved for issuance to the holders of Class C common stock and approximately 4,675,016 shares of Class A common stock were reserved for issuance to the holders of Cox's Series A preferred stock according to the terms outlined under "Series A Convertible Preferred Stock" below.



COMMON STOCK



     Except with respect to voting, transfer and convertibility, shares of Class A common stock and shares of Class C common stock are identical in all respects. Class A common stockholders are entitled to one vote per share, while Class C common stockholders are entitled to ten votes per share. The shares of Class C common stock are subject to significant transfer restrictions.



     Voting. The Class A common stockholders and the Class C common stockholders vote together as a single class on all actions, except that the affirmative vote of the holders of a majority of outstanding shares of Class A common stock and Class C common stock voting separately as a class is required:



     - to approve any amendment to Cox's certificate of incorporation that would alter or change the powers, preferences or special rights of such class in a way that adversely affects the holders of such class; and



     - to approve such other matters as may require a class vote under the Delaware General Corporation Law.



     Dividends and Other Distributions. Each share of common stock is equal in respect of dividends and other distributions in cash, stock or property, including distributions upon Cox's liquidation or a sale of all or substantially all of Cox's assets. However, in the case of dividends or other distributions payable on either class of common stock in shares of such stock, including distributions pursuant to stock splits or dividends, only Class A common stock will be distributed with respect to outstanding Class A common stock and only Class C common stock will be distributed with respect to outstanding Class C common stock. Neither of the Class A common stock nor the Class C common stock will be split, divided or combined unless each other class is proportionately split, divided or combined.



     Cox has never declared or paid cash dividends on its Class A common stock and currently intends to retain any future earnings for use in developing and operating its businesses. Accordingly, Cox does not expect to pay cash dividends on the Class A common stock in the foreseeable future.



     Restrictions on Transfer of Class C Common Stock; Convertibility of Class C Common Stock into Class A Common Stock. Cox Holdings, Inc. and Cox DNS, Inc. hold all of the shares of Class C common stock currently outstanding. Cox Holdings and Cox DNS are wholly owned subsidiaries of Cox Enterprises. Shares of the Class C common stock are convertible at any time, or from time to time, at the Class C stock holder's option, into Class A common stock on a share-for-share basis. Shares of Class C common stock will be converted automatically into shares of Class A common stock on a share-for-share basis:



     - at any time Cox's board of directors and the holders of a majority of the shares of Class C common stock then outstanding approve conversion of all shares of Class C common stock into Class A common stock;



     - if the Class A common stock is precluded from trading on any national securities exchange or national quotation system as a result of the Class C common stock's existence;



     - upon election by Cox's board of directors in connection with their approval of any sale or lease of all or substantially all of Cox's assets or any merger, consolidation, liquidation or dissolution of Cox; or



     - upon election by Cox's board of directors, after the board has determined there has been a material adverse change in the outstanding Class A common stock's liquidity, marketability or market value due to its exclusion from a national exchange or quotation system or due to federal or state legal requirements, in either case because of the Class C common stock's existence.



     Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of Cox, whether voluntary or not, the Class A common stock holders and the Class C common stock holders shall be entitled to share ratably, according to their respective interests, in Cox's assets which remain after payment, or provision of payment, of Cox's debts and other liabilities and the preferential amounts due to the holders of any stock ranking prior to the common stock in the distribution of assets.



PREFERRED STOCK



     Cox may issue preferred stock with such designations, powers, preferences and other rights and qualifications, limitations and restrictions as Cox's board of directors may authorize, without further action by Cox's shareholders, including but not limited to:



     - the distinctive designation of each series and the number of shares that will constitute the series;



     - the voting rights, if any, of shares of the series;



     - the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates on which dividends are payable;



     - the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;



     - the purchase or sinking fund provisions, if any, for the purchase or redemption of shares in the series;



     - any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of Cox or the distribution of its assets; and



     - the prices or rates of conversion at which, and the terms and conditions on which, the shares of such series may be converted into other securities, if such shares are convertible.



SERIES A CONVERTIBLE PREFERRED STOCK



     In October 1998, Cox completed the acquisition of a cable television system located in Las Vegas, Nevada, and certain related businesses previously owned by Prime South Diversified, Inc. Cox issued shares of Series A preferred stock as part of the consideration for the acquisition.



     Dividends. Series A preferred stock holders are entitled to dividends only when, and to the extent that, Cox's board of directors declares such dividends.

     Voting. Series A preferred stock holders are entitled to one vote per share, and such holders vote together with the holders of Class A common stock and Class C common stock on all matters upon which the Class A common stock and Class C common stock holders are entitled to vote.



     Conversion. Shares of the Series A preferred stock are convertible into shares of Class A common stock at the preferred stockholders' option only after October 1, 2003, a change in control of Cox or notification of liquidation, whichever event occurs first. Shares of the Series A preferred stock are convertible into shares of Class A common stock according to a formula based upon 20.0% of the fair value of Cox's Las Vegas cable system and the average closing price of the Class A common stock over a specified ten-day period. Shares of the Series A preferred stock will convert automatically into shares of Class A common stock, if the Las Vegas cable system makes a distribution on its capital stock or upon the sale of all or substantially all of Cox's assets, according to the formula described above. Cox anticipates that appreciation realized upon conversion of the Series A preferred stock into Class A common stock will be accounted for as contingent purchase price in accordance with APB Opinion No. 16, "Business Combinations."



TRANSFER AGENT



     The transfer agent and registrar for the Class A common stock is First Chicago Trust Company of New York.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The following description of the terms of the debt securities sets forth selected general terms and provisions of the particular issuance of debt securities to which any prospectus supplement may relate. The prospectus supplement will describe the particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to those debt securities.

     The debt securities will be issued from time to time in series under an indenture, dated as of June 27, 1995, between Cox and The Bank of New York, as trustee. A copy of the indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

     The indenture does not limit the aggregate principal amount of debt securities Cox may issue, and the indenture provides that Cox may issue debt securities from time to time in one or more series. The following summary of selected provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of selected terms which it contains as well as those terms which the Trust Indenture Act of 1939, as amended, requires be incorporated.

     Cox refers you to the prospectus supplement for the following terms and other possible terms of each series of debt securities in respect of which this prospectus is being delivered, to the extent such terms are applicable to such debt securities:

     - the classification, specific designation, date, aggregate principal amount, purchase price and denomination of the debt securities;

     - currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal, premium, if any, and/or interest will or may be payable;

     - the formula, if any, upon which Cox may determine from time to time the principal amount of debt securities outstanding;

     - any date of maturity, which may be fixed or extendible;

     - the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

     - the dates on which any interest will be payable, Cox's right, if any, to extend or defer the interest period and the duration of extensions or deferrals;

     - the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

     - any repayment, redemption, prepayment or sinking fund provisions and any provisions related to the purchase of debt securities at the option of the holders;

     - whether the debt securities will be issuable in global form, and, if so, the identity of the depositary, or in registered and/or bearer form and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

     - the terms, if any, on which debt securities may be converted into or exchanged for stock or other securities of Cox or other entities or for cash, any specific terms relating to the adjustment of the conversion or exchange terms, and the period during which debt securities may be so converted or exchanged;

     - any applicable United States federal income tax consequences, including whether and under what circumstances Cox will pay additional amounts on debt securities held by a person who is not a U.S. person, as defined in the prospectus supplement, in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether Cox will have the option to redeem debt securities rather than pay such additional amounts;

     - the subordination provisions, if any, relating to the debt securities;
       and

     - any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

     Holders may present debt securities for exchange, and holders of registered debt securities may present them for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Cox will provide these services without charge, other than any tax or other governmental charge payable in that connection, but subject to the limitations provided in the indenture. Debt securities in bearer form and the coupons, if any, pertaining to such debt securities will be transferable by delivery.

     Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any discounted debt securities or to certain debt securities issued at par, which are treated as having been issued at a discount for United States federal income tax purposes, will be described in the accompanying prospectus supplement.

     Cox may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater or less than the amount of principal or interest otherwise payable on those dates, depending upon the value of the applicable currency, commodity, equity index or other factor on those dates. Information as to the methods Cox will use to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

     Unless Cox indicates otherwise in the accompanying prospectus supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiples of $1,000. Unless Cox specifies otherwise in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the trustee in New York, New York. Holders may present the debt securities for transfer or exchange at that office unless Cox specifies otherwise in the prospectus supplement, subject to the limitations provided in the indenture and without any service charge, but Cox may require payment of a sum sufficient to cover any tax or other governmental charges payable.

CONCERNING THE TRUSTEE


     The Bank of New York is the trustee under the indenture and has been appointed by Cox as registrar and paying agent with regard to the debt securities. The trustee is a depositary for funds and performs other services for, and transacts other banking business with, Cox in the normal course of business.


RANKING

     Unless Cox specifies otherwise in a prospectus supplement for a particular series of debt securities, all series of debt securities will be senior indebtedness of Cox and will be direct, unsecured obligations, ranking equally with all of Cox's other unsecured and unsubordinated obligations.

     Cox conducts most of its operations through its subsidiaries. Therefore, Cox's rights and the rights of Cox's creditors, including debt securities holders, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent Cox may be a creditor with recognized claims against the subsidiary.

CERTAIN COVENANTS

     The indenture contains covenants, including, among others, the following:

     Limitation on liens. Cox will not, and will not permit any restricted subsidiary to, create, incur or assume any lien, other than permitted liens on restricted property incurred to secure the payment of Indebtedness of Cox or any restricted subsidiary, if, immediately after the creation, incurrence or assumption of such lien, the aggregate outstanding principal amount of all Indebtedness of Cox and its restricted subsidiaries that is secured by liens other than permitted liens on restricted property would exceed the greater of:

     - $200 million or

     - 15% of the aggregate outstanding principal amount of all Indebtedness of Cox and the restricted subsidiaries, whether or not so secured,

unless effective provision is made such that, at Cox's determination, the debt securities together with any other Indebtedness of equal ranking, whether then existing or later created, are secured equally and ratably with, or prior to, such Indebtedness, but only for as long as such Indebtedness is so secured.

     Limitation on Indebtedness of restricted subsidiaries. Cox will not permit any restricted subsidiary to incur any Indebtedness if, immediately after the incurrence or assumption of such Indebtedness, the aggregate outstanding principal amount of all indebtedness of the restricted subsidiaries would exceed the greater of:

     - $200 million; or

     - 15% of the aggregate outstanding principal amount of all Indebtedness of Cox and the restricted subsidiaries;

provided that, in any event, a restricted subsidiary may incur Indebtedness to extend, renew or replace its own Indebtedness to the extent that the principal amount of the Indebtedness so incurred does not exceed the level of the principal amount of the Indebtedness immediately prior to such extension, renewal or replacement plus any premium, accrued and unpaid interest or capitalized interest payable on the previous amount.

     Designation of subsidiaries. Cox may designate a restricted subsidiary as an unrestricted subsidiary or designate an unrestricted subsidiary as a restricted subsidiary at any time, provided that:


     - immediately after giving effect to such designation, the restricted group's leverage ratio is not greater than 7:1 and Cox and the restricted subsidiaries are in compliance with the "Limitation on liens" and "Limitation on Indebtedness of restricted subsidiaries" covenants; and


     - Cox delivers an officers' certificate with respect to such designation, to the trustee, within 75 days after the end of Cox's fiscal quarter in which it made such designation, or, in the case of a designation made during the last fiscal quarter of Cox's fiscal year, within 120 days after the end of such fiscal year. The officers' certificate shall state the effective date of such designation.

     Mergers or sales of assets. The indenture provides that Cox may not merge with or into or consolidate with another entity or lease, convey or transfer all or substantially all of its assets to another entity unless either:

     - Cox is the surviving corporation; or

     - the resulting, surviving or transferee entity is a corporation organized under the laws of a state of the United States or the District of Columbia and expressly assumes all of Cox's obligations under the debt securities and the indenture; and

     - immediately after and giving effect to such transaction, no event of default has occurred.

     The indenture does not contain any provisions affording debt securities holders any additional protection in the event that Cox enters into a highly-leveraged transaction.

DEFINITIONS

     Indebtedness means, without duplication, with respect to any entity:

     - any indebtedness of such entity for borrowed money or evidenced by a note, debenture or similar instrument, including a purchase money obligation which was given in connection with the acquisition of any property or assets, including securities;

     - any guarantee by such entity of any indebtedness of others as described in the preceding clause; and

     - any amendment, extension, renewal or refunding of any such indebtedness or guarantee.

     The term Indebtedness excludes:

     - any indebtedness of Cox or of any its restricted subsidiaries to Cox or another restricted subsidiary;

     - any guarantee by Cox or any restricted subsidiary of indebtedness of Cox or another restricted subsidiary;

     - trade accounts payable; and

     - letters of credit, performance bonds and similar obligations issued in favor of governmental or franchising authorities as a term of a cable television franchise or other governmental franchise, license, permit or authorization held by such entity or any of its subsidiaries.


     Leverage ratio with respect to the restricted group means, as of the date of and after giving effect to any designation of an unrestricted subsidiary as a restricted subsidiary, or any designation of a restricted subsidiary as an unrestricted subsidiary, in each case in accordance with the "Designation of subsidiaries" covenant, the ratio of:


     - the aggregate outstanding principal amount of all Indebtedness of the restricted group as of such date;

       to

     - the product of four times the restricted group cash flow for the most recent full fiscal quarter for which financial information is available on such date.

     Permitted liens means:

        1. Any lien which arises out of a judgment or award against Cox or any restricted subsidiary, with respect to which Cox or such restricted subsidiary, at the time, shall be prosecuting an appeal or proceeding for review, or with respect to which the period within which such appeal or proceeding for review may be initiated shall not have expired, and with respect to which:

           - Cox or such restricted subsidiary shall have secured a stay of execution pending such appeal or proceeding for review; or

           - Cox or such restricted subsidiary shall have posted a bond or established adequate reserves, in accordance with generally accepted accounting principles, for the payment of such judgment or award;

        2. Any lien upon any real or personal property or interest in such property belonging to Cox or a restricted subsidiary and existing at the time the property or interest was acquired, or securing payment of Indebtedness which Cox or the restricted subsidiary incurred to finance some or all of the purchase price of, or cost of construction of or improvements on, any such property or interest therein; provided that:

           - the outstanding principal amount of the Indebtedness secured by such lien does not at any time exceed 100% of the greater of the purchase price for or the fair value of such real or personal property or interest;

           - such lien does not encumber or constitute a charge against any other restricted property owned by the restricted group, except that in the case of construction or improvement, the lien may extend to unimproved real property on which the property so constructed or the improvement is located; and


           - the indebtedness secured by such lien would be permitted to be incurred under the covenant described under "Limitation on Indebtedness of restricted subsidiaries;" and


        3. Any lien representing the extension, renewal or replacement, or successive extensions, renewals or replacements, of liens referred to in paragraph (2) above, provided that the principal of the Indebtedness thus secured does not exceed

           - the principal of the Indebtedness secured immediately prior to such extension, renewal or replacement,

             plus

           - any accrued and unpaid interest or capitalized interest payable;

           and such extension, renewal or replacement shall be limited to

           - all or a part of the property or interest subject to the lien so extended, renewed or replaced,

             plus

           - improvements and construction on such property.


     The outstanding principal amount of Indebtedness secured by a lien permitted by paragraph (2) or (3) above or, if less, the fair value of the property or interest thus secured, shall be included in the calculation of the aggregate outstanding principal amount of Indebtedness secured by liens on restricted property, for purposes of determining whether a lien, other than a permitted lien, may be incurred in compliance with the covenant described under "Limitation on liens."


     Principal property means, as of any date of determination, any property or assets which any restricted subsidiary owns other than:

     - any such property which, in the good faith opinion of Cox's board of directors, is not of material importance to the business conducted by Cox and its restricted subsidiaries taken as a whole; and

     - any shares of any class of stock or any other security of any unrestricted subsidiary.


     Restricted group means, as of any date of determination, Cox and the restricted subsidiaries as of such date and after giving effect to any designation being made on such date in accordance with the "Designation of subsidiaries" covenant.


     Restricted group cash flow for any period means the restricted group's net income for such period,

     plus

     the sum, without duplication, of the aggregate of each of the following items of Cox and the restricted subsidiaries for such period, to the extent taken into account as charges to restricted group net income for such period:

     - interest expense;

     - income tax expense;

     - depreciation and amortization expense and other noncash charges;

     - extraordinary items; and

     - after-tax losses on sales of assets outside of the ordinary course of business, which otherwise are not included in extraordinary items in accordance with generally accepted accounting principles;

     minus

     the sum, without duplication, of the aggregate of each of the following items of Cox and the restricted subsidiaries for such period, to the extent taken into account as credits to restricted group net income for such period:

     - noncash credits;

     - extraordinary items; and

     - after-tax gains on sales of assets outside of the ordinary course of business, which otherwise are not included in extraordinary items in accordance with generally accepted accounting principles.

     For purposes of this definition:

     - Restricted group net income for any period means the aggregate of the net income or loss of Cox and its restricted subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles; provided that the net income or loss of any entity accounted for by the equity method of accounting, and the net income or loss of any unrestricted subsidiary, shall be excluded. However, the net income of any such entity or unrestricted subsidiary shall be included to the extent of the amount of dividends or distributions such entity or unrestricted subsidiary pays to Cox or a restricted subsidiary during such period; and

     - if Cox or any restricted subsidiary consummated any acquisition or disposition of assets during the period for which restricted group cash flow is being calculated, or consummated any acquisition or disposition of assets subsequent to such period and on or prior to the date as of which the leverage ratio is to be determined, then, in each such case, the restricted group cash flow for such period shall be calculated on a pro forma basis, instead of as a pooling of interests, if applicable, as if such acquisition or disposition had occurred at the beginning of such period.

     Restricted property means, as of any date of determination, any principal property and any shares of stock of a restricted subsidiary which Cox or a restricted subsidiary owns.

DEFAULTS

     An event of default with respect to debt securities of any series is defined in the indenture as:

        1. a default in the payment of interest when due on the debt securities of that series which continues for 30 days;

        2. a default in the payment of principal of any debt security of that series when due, whether at its stated maturity, upon redemption, upon required repurchase, by declaration or otherwise;


        3. Cox's failure to comply with its obligations under "-- Certain Covenants -- Mergers or sales of assets" above;



        4. Cox's failure to comply, within 60 days after notice provided in accordance with the terms of the indenture, with any of its other covenants or agreements contained in the indenture with respect to that series of debt securities, including its obligations under the covenants described above under "-- Certain Covenants -- Limitation on liens," "-- Limitation on Indebtedness of restricted subsidiaries" or "-- Designation of subsidiaries," provided that this provision does not apply to defaults in covenants for which the indenture specifically provides otherwise;


        5. Indebtedness of Cox or any restricted subsidiary is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds 5% of the aggregate outstanding principal amount of all Indebtedness of Cox and the restricted subsidiaries;

        6. certain events of bankruptcy, insolvency or reorganization of Cox or a restricted subsidiary;

        7. failure to make a sinking fund payment when due on the debt securities of that series; or

        8. any other events of default specified for that series of debt securities.

     Except as described in the second to last sentence of this paragraph, if an event of default occurs and is continuing with respect to a particular series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may declare the principal of and accrued but unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an event of default relating to specific events of bankruptcy, insolvency or reorganization of Cox occurs and is continuing, the principal of and interest on all the debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the debt securities. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind any acceleration and its consequences with respect to the debt securities of that series.

     Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of any series, unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no debt security holder may pursue any remedy with respect to the indenture or the debt securities of its series unless:

     - that holder has previously given the trustee notice that an event of default is continuing;

     - holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the trustee to pursue the remedy;

     - those holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

     - the trustee has not complied with such request within 60 days of receiving it with an offer of security or indemnity; and

     - the holders of a majority in principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

     Subject to some restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a debt security of the same series, or that would involve the trustee in personal liability.

     The indenture provides that if a default occurs and is continuing with respect to a particular series of debt securities and is known to the trustee, the trustee must mail notice of the default within 90 days after it occurs to each holder of the debt securities of such series. Except in the case of a default in the payment of principal of, premium, if any, or interest on any debt security, the trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is in the interests of the holders of the debt securities of such series. In addition, Cox must deliver to the trustee, within 120 days after the end of each fiscal year, an officers' certificate indicating whether the signers thereof know of any default that occurred during the previous year. Cox also is required to deliver to the trustee, within 30 days after its occurrence, written notice of any events which would constitute certain defaults, their status and what action Cox is taking or proposes to take.

     Prior to the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may on behalf of all the debt securities and any related coupons of that series waive any past default or event of default, except:

     - a default in the payment of the principal of, and premium, if any, or interest on, any of the debt securities or in the payment of any related coupon; and

     - a default that cannot be waived without the consent of each holder affected.

A waiver will serve to end such default, to cure any event of default, and to restore Cox, the trustee and holders of the affected debt securities to their former positions and rights. No such waiver will extend to any subsequent or other default.

AMENDMENTS AND WAIVERS

     Subject to specific exceptions, the indenture may be amended with respect to a series of debt securities with the consent of the holders of a majority in principal amount then outstanding of the debt securities of that series, including consents obtained in connection with a tender offer or exchange for the debt securities. Any past default or compliance with any provisions also may be waived with such a consent of the holders of a majority in principal amount then outstanding of the debt securities of such series. However, without the consent of each holder of an outstanding debt security of that series, no amendment may, among other things:

     - reduce the amount of debt securities of that series whose holders must consent to an amendment;

     - reduce the rate of, or extend the time for, payment of interest on any debt security of that series;

     - reduce the principal of or extend the stated maturity of any debt security of that series;

     - reduce the premium payable upon the redemption of any debt security of that series, or change the time at which any debt security of that series may or shall be redeemed;

     - make any debt securities of that series payable in a currency other than that stated in the debt securities of such series;

     - release any security that may have been granted in respect of the debt securities; or

     - make any change (1) affecting the rights of holders of a majority in principal amount of the outstanding debt securities of that series to direct the time, method and place of conducting proceedings for any remedy available to the trustee, (2) in the amendment provisions which requires each holder's consent, or (3) in the waiver provisions.

     Without the consent of any of the debt securities holders, Cox and the trustee may amend the indenture:

     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for the assumption by a successor entity of Cox's obligations under the indenture;

     - to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     - to add guarantees with respect to the debt securities;

     - to secure the debt securities;

     - to add to the covenants for the benefit of holders of all or any series of the debt securities and to make a default of that additional covenant an event of default under the indenture for all or any series of debt securities;

     - to surrender any right or power conferred upon Cox;

     - to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities;

     - to make any change that does not adversely affect the rights of any debt securities holder;

     - to provide for a successor or separate trustee with respect to the debt securities of one or more series; or

     - to comply with any SEC requirement in connection with the qualification of the indenture under the Trust Indenture Act.

     The indenture does not require the debt securities holders to give consent approving of the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the indenture becomes effective, Cox is required to mail to holders of the debt securities of the affected series a notice briefly describing such amendment. However, Cox's failure to give such notice to all holders of the debt securities of such series, or any defect in such notice, will not impair or affect the validity of the amendment.

DEFEASANCE

     Cox at any time may terminate all its obligations with respect to a particular series of debt securities, and under the indenture, with respect to the legal defeasance of such series, except for specific obligations including:

     - those respecting the defeasance trust;

     - to register the transfer or exchange of the debt securities;

     - to replace mutilated, destroyed, lost or stolen debt securities; and

     - to maintain a registrar and paying agent in respect of the debt securities.


     Cox at any time may terminate its obligations with respect to a series of debt securities under the covenants described under "-- Certain Covenants," other than the covenants described under "-- Mergers or sales of assets," and any other restrictive covenants described in the accompanying prospectus supplement relating to that series, as well as the operation of the cross-acceleration provision and the bankruptcy provisions described under "-- Defaults" above.


     Cox may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If Cox exercises its legal defeasance option with respect to a particular series of debt securities, payment of the debt securities of that series may not be accelerated because of an event of default with respect thereto. If Cox exercises its covenant defeasance option with respect to a particular series of debt securities, payment of the debt securities of such series may not be accelerated because of an event of default as specified in paragraphs (4), (5) or (6) under "-- Defaults" above, with respect to restricted subsidiaries only, or paragraph
(8) above, except to the extent that any of the agreements or covenants referenced in such paragraphs remain applicable.

     In order to exercise either defeasance option with respect to a particular series of debt securities, Cox must deposit irrevocably in trust, with the trustee, money or U.S. Government obligations, which trust will be known as the defeasance trust. Through the payment of interest and principal on the debt securities in accordance with their terms the defeasance trust will provide money in an amount sufficient to pay all the principal, including any mandatory sinking fund payments, of, premium, if any, on, and interest on the debt securities of that series, to redemption or maturity, as the case may be. Cox also must comply with other specified conditions, including delivery to the trustee of an opinion of counsel to the effect that:

     - holders of the debt securities of that series will not recognize income gain or loss for United States federal income tax purposes as a result of such deposit and defeasance;

     - holders of the debt securities of that series will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

     - in the case of legal defeasance only, that opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law; and

     - the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended.

     In addition, Cox must deliver to the trustee an officers' certificate stating that Cox did not make such deposit with the intent of preferring the debt securities holders over other of Cox's creditors, or with the intent of defeating, hindering, delaying or defrauding its creditors or the creditors of others.

TRANSFER

     Holders may transfer or exchange the debt securities in accordance with the indenture. Unless Cox indicates otherwise in the applicable prospectus supplement, Cox will issue the debt securities in registered form and they will be transferable only upon the surrender of such debt securities for registration of transfer. Cox may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers or exchanges. Cox is not required to transfer or exchange any debt security selected for redemption. In addition, Cox is not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed or before any interest payment date.

GOVERNING LAW

     The indenture provides that it and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

GLOBAL SECURITIES

     Cox may issue the registered debt securities of a series in the form of one or more fully registered global securities which will be deposited with a depositary, or with a nominee for the depositary, as identified in the prospectus supplement relating to such series. A registered global security will be registered in the name of the depositary or its nominee. If registered debt securities are issued in global form, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by those registered global securities. Unless and until it is exchanged in whole for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary:

     - to its nominee;

     - by its nominee to such depositary or another such nominee; or

     - by the depositary or any of its nominees to a successor of that depositary or the successor's nominee.

     The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such series. Cox anticipates that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, who will be referred to as participants, who have accounts with the depositary for such registered global security, or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit the participants' accounts, on its book-entry registration and transfer system, with the respective principal amounts of the debt securities represented by such registered global security and beneficially owned by those participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of those debt securities, or by Cox if it offers and sells such debt securities directly. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary with respect to participants' interests, and on the records of participants with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability of those purchasers to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, that depositary or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights a holder possesses under the indenture. Cox understands that under existing industry practices, if Cox requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, as the case may be, the depositary for such registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and such participants would authorize beneficial owners owning through such participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. None of Cox, the trustee, the registrar or any other agent of Cox, of the trustee or of the registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cox expects that the depositary for any debt securities represented by a registered global security, or its nominee, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests as shown on the records of such depositary or its nominee. Cox also expects that payments by participants to owners of beneficial interests in the registered global security held through such participants will be governed by standing customer instructions and customary practices, and will be the responsibility of those participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in street name.

     If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary, or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and Cox does not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, Cox will issue such debt securities in definitive form in exchange for such registered global security. In addition, Cox may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue such debt securities in definitive form in exchange for all of the registered global securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee or the registrar. Cox expects that such instructions, with respect to ownership of beneficial interests in the registered global security, will be based upon directions received by the depositary from participants.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

GENERAL

     The junior subordinated debentures will be issued in one or more series under a junior subordinated debenture indenture, as supplemented from time to time, between Cox and The Bank of New York, as the debenture trustee. The junior subordinated debenture indenture has been qualified under the Trust Indenture Act, and is subject to, and governed by, the Trust Indenture Act and is included as an exhibit to the registration statement of which this prospectus is a part. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such junior subordinated debentures and the junior subordinated debenture indenture, including the definitions therein of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.


     The applicable prospectus supplement will describe the specific terms of each series of junior subordinated debentures offered thereby, including:


     - the specific title and designation, aggregate principal amount, including any limit on the principal amount, purchase price and denominations of those junior subordinated debentures;

     - the date or dates on which the principal of those junior subordinated debentures is payable or the method of determining the same, if applicable;

     - the rate or rates, which may be fixed or variable, at which those junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;

     - the date or dates from which interest, if any, shall accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on those junior subordinated debentures;

     - the duration of the maximum consecutive period that Cox may elect to defer payments of interest on those junior subordinated debentures;

     - any redemption, repayment or sinking fund provisions;

     - whether those junior subordinated debentures are convertible into or exchangeable for Class A common stock or other securities or rights of Cox or other issuers, or a combination of the foregoing and, if so, the applicable conversion or exchange terms and conditions;

     - any applicable material United States federal income tax consequences;
       and

     - any other specific terms pertaining to those junior subordinated debentures, whether in addition to, or modification or deletion of, the terms described herein.

RANKING


     Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures to be issued by Cox and sold to other trusts or other entities to be established by Cox that are similar to the Cox Trusts and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of Cox as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Cox or its subsidiaries. See
"-- Subordination." As of June 30, 1999, the aggregate principal amount of senior indebtedness as defined in the junior subordinated debenture indenture was approximately $3.5 billion.

FORM, REGISTRATION AND TRANSFER


     The junior subordinated debentures will be issued in fully registered form. Until any dissolution of the applicable Cox Trust, the junior subordinated debentures will be held in the name of the property trustee in trust for the benefit of the holders of the related trust securities. If the junior subordinated debentures are distributed to the holders of the related trust securities, the junior subordinated debentures will be issued to such holders in the same form as the trust securities were held. Accordingly, any depositary arrangements for such junior subordinated debentures are expected to be substantially similar to those in effect for the trust preferred securities. See "Description of Trust Preferred Securities -- Global Trust Preferred Securities."


PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the junior subordinated debentures will be made at the office of the debenture trustee in The City of New York or at the office of such paying agent or paying agents as Cox may designate from time to time, except that at the option of Cox payment of any interest may be made, except in the case of a global certificate representing junior subordinated debentures, by:

          1. check mailed to the address of the person entitled thereto as such address shall appear in the applicable securities register for junior subordinated debentures or

          2. transfer to an account maintained by the person entitled thereto as specified in such securities register, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any junior subordinated debenture will be made to the person in whose name such junior subordinated debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. Cox may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, Cox will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

     Any moneys deposited with the debenture trustee or any paying agent, or then held by Cox in trust, for the payment of the principal of and premium, if any, on or interest on any junior subordinated debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of Cox, be repaid to Cox and the holder of such junior subordinated debentures shall thereafter look, as a general unsecured creditor, only to Cox for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no debenture event of default has occurred and is continuing, Cox will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time up to the maximum period specified in the applicable prospectus supplement for the deferral of interest. Each of these deferral periods is referred to in this prospectus as an extension period. An extension period must end on an interest payment date and may not extend beyond the stated maturity of such junior subordinated debentures. At the end of an extension period, Cox must pay all interest then accrued and unpaid, together with interest on the accrued and unpaid interest, to the extent permitted by applicable law. During an extension period, interest will continue to accrue and holders of junior subordinated debentures, and holders of the related trust securities that are outstanding, will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the holders.

     Prior to the termination of any extension period, Cox may extend such extension period, provided that such extension does not

     - cause such extension period to exceed the maximum extension period,

     - end on a date other than an interest payment date, or

     - extend beyond the stated maturity of the related junior subordinated debentures.

Upon the termination of any extension period, or any extension of the related extension period, and the payment of all amounts then due, Cox may begin a new extension period, subject to the limitations described above. No interest shall be due and payable during an extension period except at the end thereof. Cox must give the debenture trustee notice of its election to begin or extend an extension period at least five business days prior to the earlier of:

     - the date cash distributions on the related trust securities would have been payable except for the election to begin or extend such extension period or


     - the date the applicable Cox Trust is required to give notice to any securities exchange or to holders of its trust preferred securities of the record date or the date cash distributions are payable, but in any event not less than five business days prior to such record date.


     The debenture trustee shall give notice of Cox's election to begin or extend an extension period to the holders of the trust preferred securities. Subject to the foregoing limitations, there is no limitation on the number of times that Cox may begin or extend an extension period.

RESTRICTIONS ON CERTAIN PAYMENTS

     Cox will covenant that if at any time:

          1. there shall have occurred any event of which Cox has actual knowledge that is, or with the giving of notice or the lapse of time, or both, would be, a debenture event of default;

          2. Cox shall be in default with respect to any of its payment obligations under the preferred securities guarantee; or

          3. Cox shall have given notice of its election to exercise its right to begin or extend an extension period as provided in the junior subordinated debenture indenture and shall not have rescinded such notice, and such extension period, or any extension thereof, shall have commenced and be continuing, then it will not:


     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Cox's capital stock;


     - make any payment of principal of or premium, if any, on or interest on or repay or repurchase or redeem any debt securities of Cox, including other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or


     - make any guarantee payments with respect to any guarantee by Cox of the debt securities of any subsidiary of Cox, including under any guarantees to be issued by Cox with respect to securities of other Cox trusts or entities to be established by Cox similar to the Cox Trusts, if such guarantee ranks equally with or junior in right of payment to the junior subordinated debentures other than:


      - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Class A common stock and Class C common stock of Cox;

      - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

      - payments under the preferred securities guarantee;

      - as a result of reclassification of Cox's capital stock or the exchange or conversion of one class or series of Cox's capital stock for another class or series of Cox's capital stock;

      - the purchase of fractional interests in shares of Cox's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

      - purchases of Class A and Class C common stock related to the issuance of Class A and Class C common stock or rights under any of Cox's benefit plans for its directors, officers, or employees or any of Cox's dividend reinvestment plans.

     So long as the trust securities remain outstanding, Cox also will covenant:

     - to maintain 100% direct or indirect ownership of the related trust common securities, provided that any permitted successor of Cox under the junior subordinated debenture indenture may succeed to Cox's ownership of such trust common securities;


     - to use its best efforts to cause each Cox Trust



      - to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of related trust securities in liquidation of such Cox Trust, the conversion, exchange or redemption of all of such trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust,


      - to otherwise continue to be classified as a grantor trust for United States federal income tax purposes;


     - to use its reasonable best efforts to cause each holder of its trust securities to be treated as owning an undivided beneficial interest in the related junior subordinated debentures; and



     - not to cause, as sponsor of the Cox Trusts, or to permit, as the trust common securities holder, the dissolution, liquidation or winding-up of any Cox Trust, except as provided in the declaration of trust.


MODIFICATION OF JUNIOR SUBORDINATED DEBENTURE INDENTURE

     From time to time, Cox and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes, including, among other things, curing ambiguities or adding provisions, provided that any such action does not materially adversely affect the interests of the holders of the junior subordinated debentures, and maintaining the qualification of the junior subordinated debenture indenture under the Trust Indenture Act. The junior subordinated debenture indenture will permit Cox and the debenture trustee, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, to modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected:

     - change the stated maturity or reduce the principal of any such junior subordinated debentures;

     - change the interest rate or the manner of calculation of the interest rate or extend the time of payment of interest on any such junior subordinated debentures except pursuant to Cox's right under the junior subordinated debenture indenture to defer the payment of interest as provided therein (see "-- Option to Extend Interest Payment Date");

     - change any of the conversion, exchange or redemption provisions applicable to any such junior subordinated debentures;

     - change the currency in respect of which payments of principal of or any premium or interest on any such junior subordinated debentures are to be made;

     - change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights;

     - impair or affect the right of any holder of any such junior subordinated debentures to institute suit for the payment of the principal thereof or premium, if any, or interest thereon or for the conversion or exchange of any such junior subordinated debentures in accordance with their terms;

     - change the subordination provisions adversely to the holders of the junior subordinated debentures; or

     - reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any such modification of the junior subordinated debenture indenture.

DEBENTURE EVENTS OF DEFAULT

     The following described events with respect to any series of junior subordinated debentures will constitute a debenture event of default, whatever the reason for such debenture event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers' certificate establishing the terms of such series pursuant to the junior subordinated debenture indenture:


          1. failure for 30 days to pay any interest on that series of junior subordinated debentures when due, subject to any permitted deferral; provided that, during any extension period for such series of junior subordinated debentures, failure to pay interest on such series of junior subordinated debentures will not constitute a debenture event of default; or


          2. failure to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise; or

          3. if applicable, failure by Cox to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related trust preferred securities; or

          4. failure to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after written notice to Cox from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of junior subordinated debentures; or

          5. certain events in bankruptcy, insolvency or reorganization of Cox.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of such junior subordinated debentures. The debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on such junior subordinated debentures due and payable immediately upon a debenture event of default, other than a debenture event of default referred to in paragraph (5) above, which shall result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul such declaration and waive the default in respect of such junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by such acceleration, has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the debenture trustee.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of such series, waive any past default, except:

     - a default in the payment of the principal of or premium, if any, on or interest on the junior subordinated debentures, unless that default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the debenture trustee; or

     - a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of such series.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES


     To the extent any action under the junior subordinated debenture indenture is entitled to be taken by the holders of at least a specified percentage of junior subordinated debentures, holders of the corresponding trust preferred securities may take such action if such action is not taken by the property trustee of the related Cox Trust. Notwithstanding the foregoing, if a debenture event of default has occurred and is continuing and is attributable either to:


     - the failure of Cox to pay the principal of or premium, if any, on or interest on the junior subordinated debentures on the due date or

     - the failure by Cox to deliver the required securities or other rights upon an appropriate conversion or exchange right election,


a holder of the related trust preferred securities may institute a legal proceeding directly against Cox for enforcement of payment to such holder of the principal of or premium, if any, on or interest on such junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by such holder or for enforcement of such conversion or exchange rights, as the case may be, which is referred to as a direct action. Cox may not amend the junior subordinated debenture indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. If the right to bring a direct action is removed, the applicable Cox Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by Cox in connection with a direct action, Cox shall remain obligated to pay the principal of and premium, if any, on and interest on the related junior subordinated debentures, and Cox shall be subrogated to the rights of the holder of such trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by Cox to such holder in any direct action.



     The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the applicable declaration of trust. See "Description of Trust Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     Cox shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into Cox or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Cox, unless:

     - in case Cox consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes Cox's obligations under the junior subordinated debentures and the preferred securities guarantee;

     - immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, shall have occurred and be continuing; and

     - certain other conditions as prescribed in the junior subordinated debenture indenture are met.

SATISFACTION AND DISCHARGE

     The junior subordinated debenture indenture will cease to be of further effect, except as to Cox's obligations to pay all other sums due pursuant to the junior subordinated debenture indenture and to provide the required officers' certificates and opinions of counsel, and Cox will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation


     - have become due and payable, or



     - will become due and payable at maturity or upon redemption within one year, or



     - if redeemable at the option of Cox, are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption by the debenture trustee in the name, and at the expense, of Cox, and Cox deposits or causes to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity thereof, as the case may be.

SUBORDINATION

     The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Cox, the holders of senior indebtedness will first be entitled to receive payment in full of such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

     No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior indebtedness, or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     Indebtedness shall mean:


     1. every obligation of Cox for money borrowed;



     2. every obligation of Cox evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;



     3. every reimbursement obligation of Cox with respect to letters of credit, banker's acceptances or similar facilities issued for the account of Cox;



     4. every obligation of Cox issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;



     5. every capital lease obligation of Cox which generally accepted accounting principles require to be classified and accounted for as a capital lease on Cox's balance sheet;



     6. all indebtedness of Cox, whether incurred on or prior to the date of the date of the junior subordinated debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;



     7. letters of credit, performance bonds and similar obligations issued in favor of governmental or franchising authorities as a term of a cable television franchise or other governmental franchise, license, permit or authorization held by such entity or any of its subsidiaries;



     8. every obligation of the type referred to in paragraphs (1) through (7) of another person and all dividends of another person the payment of which, in either case, Cox has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and



     9. obligations of the type referred to in paragraphs (1) through (8) of another person secured by any lien on any property or asset of Cox, whether or not such obligation is assumed by Cox; and all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.


     Indebtedness ranking on a parity with the junior subordinated debentures shall mean

          1. Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the junior subordinated debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Cox, and

          2. all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Cox that is a financing vehicle of Cox, which is referred to as a financing entity, in connection with the issuance by such financing entity of equity securities or other securities guaranteed by Cox pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee.

The securing of any Indebtedness otherwise constituting indebtedness ranking on a parity with the junior subordinated debentures shall not prevent such Indebtedness from constituting indebtedness ranking on a parity with the junior subordinated debentures.

     Indebtedness ranking junior to the junior subordinated debentures shall mean any Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not equally with or prior to:

     - the junior subordinated debentures; and

     - any other Indebtedness ranking equally with the junior subordinated debentures in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Cox.

The securing of any Indebtedness otherwise constituting indebtedness ranking junior to the junior subordinated debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness ranking junior to the junior subordinated debentures.

     Senior indebtedness shall mean all Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, except indebtedness ranking on a parity with the junior subordinated debentures or indebtedness ranking junior to the junior subordinated debentures.

GOVERNING LAW

     The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee shall be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES


     The trust preferred securities will be issued by a Cox Trust under the declaration of trust of such Cox Trust and will represent beneficial interests in the assests of such Cox Trust. The holders of such beneficial interests will be entitled to a preference over the trust common securities of such Cox Trust with respect to the payment of distributions and amounts payable on redemption of the trust preferred securities or the liquidation of such Cox Trust under the circumstances described under "-- Subordination of Trust Common Securities." The declaration of trust has been qualified under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the trust preferred securities and the declaration of trust does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such trust preferred securities and such declaration of trust, including the definitions therein of certain terms, and those made a part of such declaration of trust by the Trust Indenture Act.



     Reference is made to the applicable prospectus supplement for a description of the specific terms of the trust preferred securities offered thereby, including:



     - the particular Cox Trust issuing such trust preferred securities;



     - the specific designation, number and purchase price of such trust preferred securities;


     - the annual distribution rate or method of calculation of the distribution rate for such trust preferred securities and, if applicable, the dates from which and upon which such distributions shall accumulate and be payable and the record dates therefor, and the maximum extension period for which such distributions may be deferred;


     - the liquidation amount per trust preferred security which shall be paid out of the assets of such Cox Trust to the holders thereof upon voluntary or involuntary dissolution, winding-up and liquidation of such Cox Trust;



     - the obligation or right, if any, of such Cox Trust to purchase or redeem its trust preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such trust preferred securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right;


     - the terms and conditions, if any, upon which such trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the initial conversion or exchange price or rate per trust preferred security and the date or dates on which or period or periods within which such conversion or exchange may be effected;

     - if applicable, any securities exchange upon which such trust preferred securities shall be listed;

     - whether such trust preferred securities are issuable in book-entry form only and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and


     - any other rights, preferences, privileges, limitations or restrictions of such trust preferred securities consistent with the declaration of trust or with law which may differ from those described in this prospectus.


Certain material United States federal income tax considerations applicable to any offering of trust preferred securities will also be described in the applicable prospectus supplement.

GENERAL


     The trust preferred securities of a Cox Trust will rank equally, and payments will be made thereon pro rata, with the trust common securities of that Cox Trust except as described under "-- Subordination of Trust Common Securities." The proceeds from the sale of trust preferred securities and trust common securities by a Cox Trust will be used by such Cox Trust to purchase an aggregate principal amount of junior subordinated debentures of Cox equal to the aggregate liquidation amount of such trust preferred securities and trust common securities. Legal title to such junior subordinated debentures will be held by the property trustee of the Cox Trust for the benefit of the holders of the related trust securities. In addition, Cox will execute a preferred securities guarantee for the benefit of the holders of the related trust preferred securities. The preferred securities guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of a Cox Trust when such Cox Trust does not have funds legally available for the payment thereof. See "Description of Preferred Securities Guarantees."



     The revenue of a Cox Trust available for distribution to holders of its trust preferred securities will be limited to payments received under the related junior subordinated debentures which such Cox Trust purchased with the proceeds from the sale of its trust securities. If Cox fails to make a required payment in respect of such junior subordinated debentures, the applicable Cox Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities. Each of the Cox Trusts is a separate legal entity and the assets of one are not available to satisfy the obligations of any other.


DEFERRAL OF DISTRIBUTIONS


     So long as no debenture event of default has occurred and is continuing, Cox will have the right to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of such junior subordinated debentures. If Cox elects to exercise such right, distributions on the related trust preferred securities will be deferred during any such extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions thereon. Cox has no current intention to exercise its right to defer payments of interest on the junior subordinated debentures Cox may issue and, accordingly, distributions on the related trust preferred securities.


REDEMPTION


     Upon the repayment at the stated maturity or redemption, in whole or in part, prior to the stated maturity of the junior subordinated debentures, the proceeds from such repayment or redemption shall be applied by the property trustee to redeem an aggregate liquidation amount of the related trust securities equal to the aggregate principal amount of such junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days prior written notice, at a redemption price equal to such aggregate liquidation amount plus accumulated distributions to the redemption date. Any redemption of trust securities shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that the applicable Cox Trust has funds legally available for the payment thereof. See "-- Subordination of Trust Common Securities."



     If less than all of the junior subordinated debentures are to be redeemed prior to the stated maturity thereof, then the proceeds of such redemption shall be used to redeem the related trust securities on a pro rata basis among the trust preferred securities and the trust common securities of the applicable Cox Trust except as described under "-- Subordination of Trust Common Securities." If less than all of the trust preferred securities held in book-entry form, if any, are to be redeemed, such trust preferred securities will be redeemed in accordance with the procedures of The Depository Trust Company. See "-- Global Trust Preferred Securities."


REDEMPTION PROCEDURES


     If a Cox Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available,



     - with respect to trust preferred securities held by The Depository Trust Company or its nominee, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with The Depository Trust Company funds sufficient to pay the applicable redemption price, and


     - with respect to trust preferred securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.


     If notice of redemption shall have been given and funds irrevocably deposited as required, then, upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of such holders to receive the applicable redemption price, but without interest thereon, and such trust preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the applicable redemption price payable on that date will be paid on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, with the same force and effect as if made on that date. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the applicable Cox Trust or by

Cox pursuant to the preferred securities guarantee as described under "Description of Preferred Securities Guarantees,"



     - distributions on the related trust preferred securities will continue to accumulate from the redemption date originally established by such Cox Trust to the date such applicable redemption price is actually paid, and


     - the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

     Subject to applicable law, including, without limitation, United States federal securities law, Cox or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.


LIQUIDATION OF A COX TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES



     Cox will have the right at any time to dissolve a Cox Trust and cause the related junior subordinated debentures to be distributed to the holders of the trust securities of such Cox Trust in liquidation of such Cox Trust after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of such Cox Trust as required by applicable law. Such right is subject to Cox having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the trust preferred securities of such Cox Trust.



     The applicable Cox Trust shall automatically dissolve upon the first to occur of:


          1. certain events of bankruptcy, dissolution or liquidation of Cox;


          2. the distribution of the related junior subordinated debentures to the holders of the trust securities of such Cox Trust, if Cox, as sponsor, has given written direction to the property trustee to dissolve such Cox Trust, which direction is optional and, except as described above, wholly within the discretion of Cox, as sponsor;



          3. the redemption of all of the trust securities of such Cox Trust;



          4. expiration of the term of such Cox Trust; and



          5. the entry of an order for the dissolution of such Cox Trust by a court of competent jurisdiction.



     If a dissolution occurs as described in paragraph (1), (2), (4) or (5) above, the applicable Cox Trust shall be liquidated by the issuer trustees as expeditiously as the issuer trustees determine to be possible by distributing, after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of such Cox Trust as provided by applicable law, to the holders of the trust securities and the related junior subordinated debentures, unless such distribution is determined by the property trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of such Cox Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Cox Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because the applicable Cox Trust has insufficient assets legally available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such Cox Trust on its trust securities shall be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities of such Cox Trust shall have a priority over the trust common securities of such Cox Trust in respect of such amounts. See "-- Subordination of Trust Common Securities."

     After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:


     - such trust securities will no longer be deemed to be outstanding;


     - each registered global certificate, if any, representing such trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon such distribution; and



     - any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of such trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation, whereupon Cox will issue to such holder, and the debenture trustee will authenticate, junior subordinated debentures in certificated form.



     There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for such trust preferred securities if a dissolution and liquidation of the applicable Cox Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of the applicable Cox Trust, may trade at a discount to the price that the investor paid to purchase such trust preferred securities.


SUBORDINATION OF TRUST COMMON SECURITIES


     Payment of distributions on, and the applicable redemption price of, trust securities shall be made pro rata among the trust preferred securities and the trust common securities of the applicable Cox Trust based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities of the applicable Cox Trust, and no other payment on account of the redemption, liquidation or other acquisition of such trust common securities, shall be made unless payment in full in cash of all accumulated distributions on all of the outstanding trust preferred securities of such Cox Trust for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or applicable redemption price of, such trust preferred securities then due and payable.



     Upon the occurrence and continuance of an event of default under the declaration of trust, Cox, as the trust common securities holder of the applicable Cox Trust, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default shall have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities of such Cox Trust and not on behalf of Cox as the trust common securities holder, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.


EVENTS OF DEFAULT; NOTICE


     The occurrence of an event of default under the junior subordinated debenture indenture will constitute an event of default under the declaration of trust. Within ten business days after the occurrence of an event of default under the declaration of trust actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of the trust preferred securities of the applicable Cox Trust, the administrative trustees and Cox, as sponsor, unless such event of default shall have been cured or waived.

     For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against Cox, see "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Trust Preferred Securities."

REMOVAL OF TRUSTEES


     Unless a debenture event of default has occurred and is continuing, any issuer trustee may be removed at any time by Cox as the trust common securities holder of the applicable Cox Trust. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time only by the holders of a majority in liquidation amount of the outstanding trust preferred securities of the applicable Cox Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Cox as the trust common securities holder. No resignation or removal of an issuer trustee, and no appointment of a successor trustee, shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable declaration of trust.


MERGER OR CONSOLIDATION OF TRUSTEES


     Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such issuer trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such issuer trustee, shall be the successor of such issuer trustee under the declaration of trust, provided such person shall be otherwise qualified and eligible.



MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF A COX
TRUST



     The applicable Cox Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "-- Liquidation a Cox Trust and Distribution of Junior Subordinated Debentures." A Cox Trust may, at the request of Cox, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:


     - such successor entity either


      - expressly assumes all of the obligations of such Cox Trust with respect to the trust securities of such Cox Trust, or



      - substitutes for the trust securities of such Cox Trust other securities having substantially the same terms as such trust securities so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;


     - Cox expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures;


     - the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of such Cox Trust are then listed, if any;



     - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of such Cox Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;


     - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Cox Trust in any material respect, other than any dilution of such holders' interests in the new entity;



     - such successor entity has a purpose substantially identical to that of such Cox Trust;



     - prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Cox has received an opinion from independent counsel to such Cox Trust experienced in such matters to the effect that



      - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Cox Trust in any material respect, other than any dilution of such holders' interests in the new entity, and



      - following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Cox Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and



     - Cox or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee and the common securities guarantee for the benefit of the owner of the common securities of such Cox Trust.



Notwithstanding the foregoing, such Cox Trust shall not, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Cox Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.



VOTING RIGHTS; AMENDMENT OF A DECLARATION OF TRUST



     Except as provided below and under "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of a Cox Trust" and "Description of Preferred Securities Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable declaration of trust, the holders of trust preferred securities will have no voting rights.



     The declaration of trust may be amended from time to time by Cox, the property trustee and the administrative trustees, without the consent of the holders of the trust securities of the applicable Cox Trust,



     - to cure any ambiguity, correct or supplement any provisions in such declaration of trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such declaration of trust, which shall not be inconsistent with the other provisions of such declaration of trust, or



     - to modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that such Cox Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that such Cox Trust will not be required to register as an investment company under the Investment Company Act;

provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of such trust securities.


     A declaration of trust may be amended by the issuer trustees and Cox



     - with the consent of holders of a majority in liquidation amount of the outstanding trust securities of the applicable Cox Trust, and



     - upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect such Cox Trust's status as a grantor trust for United States federal income tax purposes or such Cox Trust's exemption from status as an investment company under the Investment Company Act;



provided, however, that, without the consent of each holder of such trust securities, such declaration of trust may not be amended to:


     - change the distribution rate or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;


     - change the purpose of the applicable Cox Trust;



     - authorize the issuance of any additional beneficial interests in such Cox Trust;


     - change the conversion, exchange or redemption provisions;


     - change the conditions precedent for Cox to elect to dissolve such Cox Trust and distribute the related junior subordinated debentures to the holders of such trust securities;



     - change the liquidation distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of such Cox Trust;


     - affect the limited liability of any holder of such trust securities; or

     - restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of such trust securities in accordance with their terms.


     So long as any junior subordinated debentures are held by the property trustee, the issuer trustees shall not:



     - direct the time, method and place of conducting any proceeding for any remedy available to such trustee, or execute any trust or power conferred on the trustee, with respect to the junior subordinated debentures;



     - waive certain past defaults under the junior subordinated debenture indenture;



     - exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of such junior subordinated debentures; or



     - consent to any amendment, modification or termination of the junior subordinated debenture indenture or such junior subordinated debentures where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of the applicable Cox Trust;



provided, however, that where a consent under the junior subordinated debenture indenture would require the consent of each holder affected thereby, no such consent shall be given by the property trustee without the prior approval of each holder of the related trust preferred securities. The issuer trustees shall not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that the applicable Cox Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.



     Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the applicable declaration of trust.


     Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by Cox or any affiliate of Cox shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL TRUST PREFERRED SECURITIES


     If specified in the applicable prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, The Depository Trust Company, or other depositary identified in such prospectus supplement, or a nominee thereof, in each case for credit to an account of a participant in The Depository Trust Company or other depositary. The identity of the depositary and the specific terms of the depositary arrangements with respect to the trust preferred securities to be represented by one or more global certificates will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company will be the depositary and the depositary arrangements described with respect to the debt securities will apply to such trust preferred securities as well, except all references to Cox shall include the Cox Trusts and all references to the applicable indenture will refer to the applicable declaration of trust. See "Description of Debt
Securities -- Global Securities."


PAYMENT AND PAYING AGENT


     Payments in respect of any global certificate representing trust preferred securities shall be made to Cede & Co. as nominee of The Depository Trust Company, or other applicable depositary or its nominee, which shall credit the relevant accounts at The Depository Trust Company or such other depositary on the applicable payment dates, while payments in respect of trust preferred securities in certificated form shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Cox. The paying agent shall be permitted to resign as paying agent upon 30 days prior written notice to the property trustee, the administrative trustees and Cox. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Cox, to act as paying agent.


REGISTRAR AND TRANSFER AGENT

     The property trustee will act as registrar and transfer agent for the trust preferred securities.


     Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable Cox Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A Cox Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after they have been converted, exchanged, redeemed or called for redemption.


INFORMATION CONCERNING THE PROPERTY TRUSTEE


     The property trustee, other than during the occurrence and continuance of an event of default under the applicable declaration of trust, will undertake to perform only such duties as are specifically set forth in such declaration of trust and, during the continuance of such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by such declaration of trust at the request of any holder of the related trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no such event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in such declaration of trust or is unsure of the application of any provision of such declaration of trust, and the matter is not one on which holders of trust preferred securities or trust common securities are entitled under such declaration of trust to vote, then the property trustee shall take such action as is directed by Cox and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.


MISCELLANEOUS


     The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable Cox Trust in such a way that:



     - such Cox Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;



     - such Cox Trust will be classified as a grantor trust for United States federal income tax purposes; and


     - the related junior subordinated debentures will be treated as indebtedness of Cox for United States federal income tax purposes.


     Cox and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable Cox Trust or the applicable declaration of trust, that the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related trust securities.


     Holders of trust preferred securities will not have any preemptive or similar rights.


     A Cox Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEES



     A preferred securities guarantee will be executed and delivered by Cox concurrently with the issuance by a Cox Trust of its trust preferred securities for the benefit of the holders from time to time of such trust preferred securities and will be held for such holders by The Bank of New York, as preferred securities guarantee trustee. Each preferred securities guarantee has been qualified as an indenture under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of a preferred securities guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such preferred securities guarantee, including the definitions therein of certain terms, and those made a part of such preferred securities guarantee by the Trust Indenture Act.


GENERAL


     Cox will irrevocably agree to pay in full, to the extent set forth herein, the guarantee payments to the holders of the related trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the applicable Cox Trust may have or assert other than the defense of payment. The following payments, which are referred to as guarantee payments, with respect to trust preferred securities, to the extent not paid by or on behalf of the applicable Cox Trust, will be subject to the preferred securities guarantee:



     - any accumulated distributions required to be paid on such trust preferred securities, to the extent that such Cox Trust has funds legally available therefor at such time;



     - the applicable redemption price with respect to such trust preferred securities called for redemption, to the extent that such Cox Trust has funds legally available therefor at such time; or



     - upon a voluntary or involuntary dissolution and liquidation of such Cox Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of such trust preferred securities or the redemption, conversion or exchange of the trust preferred securities, the lesser of



      - the amounts due upon the dissolution and liquidation of such Cox Trust, to the extent that such Cox Trust has funds legally available therefor at the time, and



      - the amount of assets of such Cox Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to creditors of such Cox Trust as required by applicable law.



     Cox's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Cox to the holders of the trust preferred securities entitled thereto or by causing the applicable Cox Trust to pay such amounts to such holders.



     Cox will, through the preferred securities guarantee, the declaration of trust, the related junior subordinated debentures and junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of the applicable Cox Trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a Cox Trust's obligations under its trust preferred securities.

RANKING


     Unless otherwise specified in the applicable prospectus supplement, each preferred securities guarantee will constitute an unsecured obligation of Cox and will rank


     - subordinate and junior in right of payment to all other liabilities of Cox, including all senior debt securities, any subordinated debt securities and the junior subordinated debentures, except those made ratable or subordinate by their terms, and

     - senior to all capital stock now or hereafter issued by Cox and to any guarantee now or hereafter entered into by Cox in respect of any of its capital stock.


     The declaration of trust will provide that each holder of trust preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the related preferred securities guarantee. The preferred securities guarantee will rank subordinate to, or equally with, all other guarantees to be issued by Cox with respect to securities of other trusts or other entities to be established by Cox that are similar to a Cox Trust.



     The preferred securities guarantees will not limit the amount of secured or unsecured debt, including senior indebtedness as defined in the junior subordinated debenture indenture, that may be incurred by Cox or any of its subsidiaries.


PREFERRED SECURITIES GUARANTEE OF PAYMENT


     Each preferred securities guarantee will constitute a guarantee of payment and not of collection. In other words, the guaranteed party may institute a legal proceeding directly against Cox to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against any other person or entity. A preferred securities guarantee will not be discharged except by payment of the related preferred securities guarantee payments in full to the extent not paid by the applicable Cox Trust or upon distribution of its trust preferred securities to the holders of the related junior subordinated debentures.


AMENDMENTS AND ASSIGNMENT


     Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no approval will be required, the applicable preferred securities guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Preferred Securities -- Voting Rights; Amendment of a Declaration of Trust." All guarantees and agreements contained in a preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of Cox and shall inure to the benefit of the holders of the related trust preferred securities then outstanding.


EVENTS OF DEFAULT


     An event of default under a preferred securities guarantee will occur upon the failure of Cox to perform any of its payment or other obligations thereunder, provided that, except with respect to a default in respect of any preferred securities guarantee payment, Cox shall have received notice of such default and shall not have cured such default within 60 days of such receipt. The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee in respect of the applicable preferred securities guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under such preferred securities guarantee.



     If the preferred securities guarantee trustee fails to enforce a preferred securities guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Cox to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the applicable Cox Trust, the preferred securities guarantee trustee or any other person or entity.

TERMINATION


     A preferred securities guarantee will terminate and be of no further force and effect upon:


     - full payment of the applicable redemption price of the related trust preferred securities;


     - full payment of all amounts due upon the dissolution and liquidation of the applicable Cox Trust; or



     - the conversion or exchange of all of the related trust preferred securities, whether upon distribution of junior subordinated debentures to the holders of such trust preferred securities or otherwise.



A preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under such trust preferred securities or such preferred securities guarantee.


GOVERNING LAW


     Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York.


INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE


     The preferred securities guarantee trustee, other than during the occurrence and continuance of a default by Cox in performance of a preferred securities guarantee, will undertake to perform only such duties as are specifically set forth in the preferred securities guarantee and, during the continuance of such default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the preferred securities guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


LIMITED PURPOSE OF COX TRUST


     The trust preferred securities will represent preferred beneficial interests in the applicable Cox Trust, and each Cox Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of Cox and engaging in only those other activities necessary, advisable or incidental thereto.


RIGHTS UPON DISSOLUTION


     Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of the applicable Cox Trust, after satisfaction of the liabilities of creditors of such Cox Trust as required by applicable law, the holders of such trust securities will be entitled to receive, out of assets held by such Cox Trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities -- Liquidation of a Cox Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of Cox, the property trustee, as holder of the junior subordinated debentures, would be a creditor of Cox, subordinated in right of payment to all senior indebtedness as set forth in the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such junior subordinated debentures, before any stockholders of Cox receive payments or distributions.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
                THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

                    AND THE PREFERRED SECURITIES GUARANTEES



     Full and Unconditional Guarantee. Cox will irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities to the extent the applicable Cox Trust has funds available for the payment of the distributions as and to the extent set forth under "Description of Preferred Securities Guarantees." Taken together, Cox's obligations under the junior subordinated debentures, the securities resolution, the junior subordinated debenture indenture, the declaration of trust and the preferred securities guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the applicable Cox Trust's obligations under the trust preferred securities.



     If and to the extent that Cox does not make payments on the junior subordinated debentures, the applicable Cox Trust will not pay distributions or other amounts due on its trust preferred securities. A preferred securities guarantee does not cover payment of distributions when such Cox Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of trust preferred securities is to institute a legal proceeding directly against Cox for enforcement of payment of the distributions to such holder.



     Sufficiency of Payments. As long as all payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities. This is primarily because:



     - the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;



     - the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust preferred securities;



     - Cox, as borrower, has promised to pay any and all costs, expenses and liabilities of the applicable Cox Trust except such Cox Trust's obligations under its trust preferred securities; and



     - the declaration of trust provides that the applicable Cox Trust will not engage in any activity that is not consistent with the limited purposes of such Cox Trust.



     Cox has the right to set-off any payment Cox is otherwise required to make under the junior subordinated debenture indenture if and to the extent Cox has already made, or is concurrently making, a payment under the applicable preferred securities guarantee agreement.



     Enforcement Rights of Holders of Trust Preferred Securities. A holder of a trust preferred security may institute a legal proceeding directly against Cox to enforce its rights under the applicable preferred securities guarantee agreement without first instituting a legal proceeding against the preferred securities guarantee trustee, the applicable Cox Trust or anyone else.



     Cox's default or event of default under any other senior or subordinated indebtedness would not necessarily constitute a trust event of default. However, in the event of payment defaults under, or acceleration of, Cox's senior or subordinated indebtedness, the subordination provisions of the applicable securities resolution will provide that no payments may be made in respect of the junior subordinated debentures until the senior or subordinated indebtedness has been paid in full or any payment default thereunder has been cured or waived. Cox's failure to make required payments on any junior subordinated debentures would constitute a trust event of default.

     Limited Purpose of a Cox Trust. The applicable Cox Trust's trust preferred securities evidence undivided beneficial ownership interests in the assets of the applicable Cox Trust, and each Cox Trust exists for the sole purposes of issuing its trust preferred securities and trust common securities, investing the proceeds in junior subordinated debentures and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Cox the principal amount of and interest accrued on the corresponding junior subordinated debentures, while a holder of trust preferred securities is entitled to receive distributions from the applicable Cox Trust, or from Cox under the preferred securities guarantee agreement, if and to the extent the applicable Cox Trust has funds available for the payment of the distributions.



     Rights Upon Dissolution. Upon any voluntary or involuntary dissolution of a Cox Trust involving the liquidation of the junior subordinated debentures, the holders of the trust preferred securities will be entitled to receive the liquidation distribution in cash, out of assets of such Cox Trust and after satisfaction of creditors of such Cox Trust as provided by applicable law. If Cox becomes subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debentures, would be one of Cox's junior subordinated creditors. The property trustee would be subordinated in right of payment to all of Cox's senior indebtedness and subordinated indebtedness, but it would be entitled to receive payment in full of principal and interest before Cox's stockholders receive payments or distributions. Cox is the guarantor under the preferred securities guarantee agreements and pursuant to the junior subordinated debenture indenture, as borrower, has agreed to pay all costs, expenses and liabilities of the applicable Cox Trust other than the applicable Cox Trust's obligations to the holders of the trust preferred securities. Accordingly, in the event of Cox's liquidation or bankruptcy the positions of a holder of trust preferred securities and of a holder of junior subordinated debentures are expected to be substantially the same relative to Cox's other creditors and to Cox's stockholders.



                       DESCRIPTION OF CAPITAL SECURITIES



     The capital securities will be issued by a Cox Trust under a declaration of trust and will represent beneficial interests in such Cox Trust. The holders of such beneficial interests will be entitled to a preference over the trust common securities of such Cox Trust with respect to the payment of distributions and amounts payable on redemption of the capital securities or the liquidation of such Cox Trust under the circumstances described under "-- Subordination of Trust Common Securities." The declaration of trust has been qualified under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the capital securities and the declaration of trust does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such capital securities and such declaration of trust, including the definitions therein of certain terms, and those made a part of such declaration of trust by the Trust Indenture Act.



     Reference is made to the applicable prospectus supplement for a description of the specific terms of the capital securities offered thereby, including:



     - the particular Cox Trust issuing such capital securities;



     - the specific designation, number and purchase price of such capital securities;



     - the annual distribution rate or method of calculation of the distribution rate for such capital securities and, if applicable, the dates from which and upon which such distributions shall accumulate and be payable and the record dates therefor, and the maximum extension period for which such distributions may be deferred;



     - the liquidation amount per capital security which shall be paid out of the assets of such Cox Trust to the holders thereof upon voluntary or involuntary dissolution, winding-up and liquidation of such Cox Trust;

     - the obligation or right, if any, of such Cox Trust to purchase or redeem its capital securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such capital securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right;



     - the terms and conditions, if any, upon which such capital securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the initial conversion or exchange price or rate per capital security and the date or dates on which or period or periods within which such conversion or exchange may be effected;



     - if applicable, any securities exchange upon which such capital securities shall be listed;



     - whether such capital securities are issuable in book-entry form only and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and



     - any other rights, preferences, privileges, limitations or restrictions of such capital securities consistent with the declaration of trust or with law which may differ from those described in this prospectus.



Certain material United States federal income tax considerations applicable to any offering of capital securities will also be described in the applicable prospectus supplement.


GENERAL


     The capital securities of a Cox Trust will rank equally, and payments will be made thereon pro rata, with the trust common securities of that Cox Trust except as described under "-- Subordination of Trust Common Securities." The proceeds from the sale of capital securities and trust common securities by a Cox Trust will be used by such Cox Trust to purchase an aggregate principal amount of senior debt securities of Cox equal to the aggregate liquidation amount of such capital securities and trust common securities. Legal title to such senior debt securities will be held by the property trustee of the Cox Trust for the benefit of the holders of the related trust securities. In addition, Cox will execute a capital securities guarantee for the benefit of the holders of the related capital securities. The capital securities guarantee will not guarantee payment of distributions or amounts payable on redemption of the capital securities or liquidation of a Cox Trust when such Cox Trust does not have funds legally available for the payment thereof. See "Description of Capital Securities Guarantees."



     The revenue of a Cox Trust available for distribution to holders of its capital securities will be limited to payments received under the related senior debt securities which such Cox Trust purchased with the proceeds from the sale of its trust securities. If Cox fails to make a required payment in respect of such senior debt securities, the applicable Cox Trust will not have sufficient funds to make the related payments, including distributions, in respect of its capital securities. Each of the Cox Trusts is a separate legal entity and the assets of one are not available to satisfy the obligations of any other.


DEFERRAL OF DISTRIBUTIONS


     If so specified in the related prospectus supplement, so long as no event of default with respect to the senior debt securities has occurred and is continuing, Cox will have the right to defer the payment of interest on the senior debt securities, at any time or from time to time, for up to the maximum extension period specified in such prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of such senior debt securities. If Cox elects to exercise such right, distributions on the related capital securities will be deferred during any such extension period. Distributions to which holders of the capital securities are entitled during any extension period will continue to accumulate additional distributions thereon.

REDEMPTION


     Upon the repayment at the stated maturity or redemption, in whole or in part, prior to the stated maturity of the senior debt securities, the proceeds from such repayment or redemption shall be applied by the property trustee to redeem an aggregate liquidation amount of the related securities equal to the aggregate principal amount of such senior debt securities so repaid or redeemed, upon not less than 30 nor more than 60 days prior written notice, at a redemption price equal to such aggregate liquidation amount plus accumulated distributions to the redemption date. Any redemption of trust securities shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that the applicable Cox Trust has funds legally available for the payment thereof. See "-- Subordination of Trust Common Securities."



     If less than all of the senior debt securities are to be redeemed prior to the stated maturity thereof, then the proceeds of such redemption shall be used to redeem the related trust securities on a pro rata basis among the capital securities and the trust common securities of the applicable Cox Trust except as described under "-- Subordination of Trust Common Securities." If less than all of the capital securities held in book-entry form, if any, are to be redeemed, such capital securities will be redeemed in accordance with the procedures of The Depository Trust Company. See "-- Global Capital Securities."


REDEMPTION PROCEDURES


     If a Cox Trust gives a notice of redemption in respect of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available,



     - with respect to capital securities held by The Depository Trust Company or its nominee, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with The Depository Trust Company funds sufficient to pay the applicable redemption price, and



     - with respect to capital securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the capital securities.



     If notice of redemption shall have been given and funds irrevocably deposited as required, then, upon the date of such deposit, all rights of the holders of the capital securities called for redemption will cease, except the right of such holders to receive the applicable redemption price, but without interest thereon, and such capital securities will cease to be outstanding. In the event that any redemption date is not a business day, then the applicable redemption price payable on that date will be paid on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, with the same force and effect as if made on that date. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the applicable Cox Trust or by Cox pursuant to the capital securities guarantee as described under "Description of Capital Securities Guarantees,"



     - distributions on the related capital securities will continue to accumulate from the redemption date originally established by such Cox Trust to the date such applicable redemption price is actually paid, and


     - the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.


     Subject to applicable law, including, without limitation, United States federal securities law, Cox or its subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

LIQUIDATION OF A COX TRUST AND DISTRIBUTION OF SENIOR DEBT SECURITIES



     Cox will have the right at any time to dissolve a Cox Trust and cause the related senior debt securities to be distributed to the holders of the trust securities of such Cox Trust in liquidation of such Cox Trust after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of such Cox Trust as required by applicable law. Such right is subject to Cox having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the capital securities of such Cox Trust.



     The applicable Cox Trust shall automatically dissolve upon the first to occur of:


          1. certain events of bankruptcy, dissolution or liquidation of Cox;


          2. the distribution of the related senior debt securities to the holders of the trust securities of such Cox Trust, if Cox, as sponsor, has given written direction to the property trustee to dissolve such Cox Trust, which direction is optional and, except as described above, wholly within the discretion of Cox, as sponsor;



          3. the conversion, exchange or redemption of all of the trust securities of such Cox Trust;



          4. expiration of the term of such Cox Trust; and



          5. the entry of an order for the dissolution of such Cox Trust by a court of competent jurisdiction.



     If a dissolution occurs as described in paragraph (1), (2), (4) or (5) above, the applicable Cox Trust shall be liquidated by the issuer trustees as expeditiously as the issuer trustees determine to be possible by distributing, after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of such Cox Trust as provided by applicable law, to the holders of the trust securities and the related senior debt securities, unless such distribution is determined by the property trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of such Cox Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Cox Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because the applicable Cox Trust has insufficient assets legally available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such Cox Trust on its trust securities shall be paid on a pro rata basis, except that if an event of default with respect to the senior debt securities has occurred and is continuing, the capital securities of such Cox Trust shall have a priority over the trust common securities of such Cox Trust in respect of such amounts. See "-- Subordination of Trust Common Securities."



     After a date is fixed for any distribution of senior debt securities to holders of the related trust securities:


     - such trust securities will no longer be deemed to be outstanding;


     - each registered global certificate, if any, representing such trust securities will be exchanged for a registered global certificate representing the senior debt securities to be delivered upon such distribution; and



     - any trust securities in certificated form will be deemed to represent senior debt securities having a principal amount equal to the liquidation amount of such trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation, whereupon Cox will issue to such holder, and the trustee will authenticate, senior debt securities in certificated form.



     There can be no assurance as to the market prices for the capital securities or the senior debt securities that may be distributed in exchange for such capital securities if a dissolution and liquidation of the applicable Cox Trust were to occur. Accordingly, the capital securities that an investor may purchase, or the senior debt securities that the investor may receive on dissolution and liquidation of the applicable Cox Trust, may trade at a discount to the price that the investor paid to purchase such capital securities.


SUBORDINATION OF TRUST COMMON SECURITIES


     Payment of distributions on, and the applicable redemption price of, trust securities shall be made pro rata among the capital securities and the trust common securities of the applicable Cox Trust based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date an event of default with respect to the senior debt securities has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities of the applicable Cox Trust, and no other payment on account of the redemption, liquidation or other acquisition of such trust common securities, shall be made unless payment in full in cash of all accumulated distributions on all of the outstanding capital securities of such Cox Trust for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or applicable redemption price of, such capital securities then due and payable.



     Upon the occurrence and continuance of an event of default under the declaration of trust, Cox, as the trust common securities holder of the applicable Cox Trust, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default shall have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the capital securities of such Cox Trust and not on behalf of Cox as the trust common securities holder, and only the holders of such capital securities will have the right to direct the property trustee to act on their behalf.


EVENTS OF DEFAULT; NOTICE


     The occurrence of an event of default under the indenture relating to the senior debt securities will constitute an event of default under the declaration of trust. Within ten business days after the occurrence of an event of default under the declaration of trust actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of the capital securities of the applicable Cox Trust, the administrative trustees and Cox, as sponsor, unless such event of default shall have been cured or waived.



     The applicable prospectus supplement will contain a discussion of the limited circumstances in which holders of capital securities may bring a direct action against Cox.


REMOVAL OF TRUSTEES


     Unless an event of default with respect to the senior debt securities has occurred and is continuing, any issuer trustee may be removed at any time by Cox as the trust common securities holder of the applicable Cox Trust. If such an event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time only by the holders of a majority in liquidation amount of the outstanding capital securities of the applicable Cox Trust. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Cox as the trust common securities holder. No resignation or removal of an issuer trustee, and no appointment of a successor trustee, shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable declaration of trust.


MERGER OR CONSOLIDATION OF TRUSTEES

     Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such issuer trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such issuer trustee, shall be the successor of such issuer trustee under the applicable declaration of trust, provided such person shall be otherwise qualified and eligible.



MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF A COX
TRUST



     The applicable Cox Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "-- Liquidation of a Cox Trust and Distribution of Senior Debt Securities." A Cox Trust may, at the request of Cox, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its capital securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:


     - such successor entity either


      - expressly assumes all of the obligations of such Cox Trust with respect to the trust securities of such Cox Trust, or



      - substitutes for the trust securities of such Cox Trust other securities having substantially the same terms as such trust securities so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;



     - Cox expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee with respect to the related senior debt securities;



     - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of such Cox Trust or the related senior debt securities to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;



     - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Cox Trust in any material respect, other than any dilution of such holders' interests in the new entity;



     - such successor entity has a purpose substantially identical to that of such Cox Trust;



     - prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Cox has received an opinion from independent counsel to such Cox Trust experienced in such matters to the effect that



      - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Cox Trust in any material respect, other than any dilution of such holders' interests in the new entity, and



      - following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Cox Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and



     - Cox or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the capital securities guarantee and the common securities guarantee for the benefit of the owner of the common securities of such Cox Trust.

Notwithstanding the foregoing, such Cox Trust shall not, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Cox Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.



VOTING RIGHTS; AMENDMENT OF A DECLARATION OF TRUST



     Except as provided below and under "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of a Cox Trust" and "Description of Capital Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the declaration of trust, the holders of capital securities will have no voting rights.



     The declaration of trust may be amended from time to time by Cox, the property trustee and the administrative trustees, without the consent of the holders of the trust securities of the applicable Cox Trust,



     - to cure any ambiguity, correct or supplement any provisions in the declaration of trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust, which shall not be inconsistent with the other provisions of such declaration of trust, or



     - to modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that such Cox Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that such Cox Trust will not be required to register as an investment company under the Investment Company Act;


provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of such trust securities.


     A declaration of trust may be amended by the issuer trustees and Cox



     - with the consent of holders of a majority in liquidation amount of the outstanding trust securities of the applicable Cox Trust, and



     - upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect such Cox Trust's status as a grantor trust for United States federal income tax purposes or such Cox Trust's exemption from status as an investment company under the Investment Company Act;



provided, however, that, without the consent of each holder of such trust securities, such declaration of trust may not be amended to:


     - change the distribution rate or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;


     - change the purpose of the applicable Cox Trust;



     - authorize the issuance of any additional beneficial interests in such Cox Trust;


     - change the conversion, exchange or redemption provisions;


     - change the conditions precedent for Cox to elect to dissolve such Cox Trust and distribute the related senior debt securities to the holders of such trust securities;



     - change the liquidation distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of such Cox Trust;

     - affect the limited liability of any holder of such trust securities; or

     - restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of such trust securities in accordance with their terms.


     So long as any senior debt securities are held by the property trustee, the issuer trustees shall not:



     - direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or execute any trust or power conferred on such trustee, with respect to the senior debt securities;



     - waive certain past defaults under the indenture;



     - exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of such senior debt securities; or



     - consent to any amendment, modification or termination of the indenture or such senior debt securities where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding capital securities of the applicable Cox Trust;



provided, however, that where a consent under the indenture would require the consent of each holder affected thereby, no such consent shall be given by the property trustee without the prior approval of each holder of the related capital securities. The issuer trustees shall not revoke any action previously authorized or approved by a vote of the holders of capital securities except by subsequent vote of such holders. The property trustee shall notify each holder of capital securities of any notice of default with respect to the related senior debt securities. In addition to obtaining approvals of holders of capital securities referred to above, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that the applicable Cox Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.



     Any required approval of holders of capital securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities in the manner set forth in the applicable declaration of trust.



     Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances referred to above, any capital securities that are owned by Cox or any affiliate of Cox shall, for purposes of such vote or consent, be treated as if they were not outstanding.



GLOBAL CAPITAL SECURITIES



     If specified in the applicable prospectus supplement, capital securities may be represented by one or more global certificates deposited with, or on behalf of, The Depository Trust Company, or other depositary identified in such prospectus supplement, or a nominee thereof, in each case for credit to an account of a participant in The Depository Trust Company or other depositary. The identity of the depositary and the specific terms of the depositary arrangements with respect to the capital securities to be represented by one or more global certificates will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company will be the depositary and the depositary arrangements described with respect to the debt securities will apply to such capital securities as well, except all references to Cox shall include the Cox Trusts and all references to the indenture will refer to the applicable declaration of trust. See "Description of Debt Securities -- Global Securities."

PAYMENT AND PAYING AGENT


     Payments in respect of any global certificate representing capital securities shall be made to Cede & Co. as nominee of The Depository Trust Company, or other applicable depositary or its nominee, which shall credit the relevant accounts at The Depository Trust Company or such other depositary on the applicable payment dates, while payments in respect of capital securities in certificated form shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Cox. The paying agent shall be permitted to resign as paying agent upon 30 days prior written notice to the property trustee, the administrative trustees and Cox. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Cox, to act as paying agent.


REGISTRAR AND TRANSFER AGENT


     The property trustee will act as registrar and transfer agent for the capital securities.



     Registration of transfers of capital securities will be effected without charge by or on behalf of the applicable Cox Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A Cox Trust will not be required to register or cause to be registered the transfer of its capital securities after they have been converted, exchanged, redeemed or called for redemption.


INFORMATION CONCERNING THE PROPERTY TRUSTEE


     The property trustee, other than during the occurrence and continuance of an event of default under the declaration of trust, will undertake to perform only such duties as are specifically set forth in the declaration of trust and, during the continuance of such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by such declaration of trust at the request of any holder of the related trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no such event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the declaration of trust or is unsure of the application of any provision of the declaration of trust, and the matter is not one on which holders of capital securities or trust common securities are entitled under the declaration of trust to vote, then the property trustee shall take such action as is directed by Cox and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.


MISCELLANEOUS


     The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable Cox Trust in such a way that:



     - such Cox Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;



     - such Cox Trust will be classified as a grantor trust for United States federal income tax purposes; and



     - the related senior debt securities will be treated as indebtedness of Cox for United States federal income tax purposes.



     Cox and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable Cox Trust or the declaration of trust, that the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related trust securities.


     Holders of capital securities will not have any preemptive or similar rights.



     A Cox Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                  DESCRIPTION OF CAPITAL SECURITIES GUARANTEES



     A capital securities guarantee will be executed and delivered by Cox concurrently with the issuance by a Cox Trust of capital securities for the benefit of the holders from time to time of such capital securities and will be held for such holders by The Bank of New York, as capital securities guarantee trustee. Each capital securities guarantee has been qualified as an indenture under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the capital securities guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such capital securities guarantee, including the definitions therein of certain terms, and those made a part of such capital securities guarantee by the Trust Indenture Act.


GENERAL


     Cox will irrevocably agree to pay in full on a senior basis, to the extent set forth herein, the guarantee payments to the holders of the related capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the applicable Cox Trust may have or assert other than the defense of payment. The following payments, which are referred to as guarantee payments, with respect to capital securities, to the extent not paid by or on behalf of the applicable Cox Trust, will be subject to the capital securities guarantee:



     - any accumulated distributions required to be paid on such capital securities, to the extent that such Cox Trust has funds legally available therefor at such time;



     - the applicable redemption price with respect to such capital securities called for redemption, to the extent that such Cox Trust has funds legally available therefor at such time; or



     - upon a voluntary or involuntary dissolution and liquidation of such Cox Trust, other than in connection with the distribution of the related senior debt securities to holders of such capital securities or the redemption, conversion or exchange of the capital securities, the lesser of



      - the amounts due upon the dissolution and liquidation of such Cox Trust, to the extent that such Cox Trust has funds legally available therefor at the time, and



      - the amount of assets of such Cox Trust remaining available for distribution to holders of its capital securities after satisfaction of liabilities to creditors of such Cox Trust as required by applicable law.



     Cox's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Cox to the holders of the capital securities entitled thereto or by causing the applicable Cox Trust to pay such amounts to such holders.



     Cox will, through the capital securities guarantee, the declaration of trust, the related senior debt securities and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the applicable Cox Trust's obligations under its capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a Cox Trust's obligations under its capital securities.


RANKING


     Each capital securities guarantee will constitute an unsecured obligation of Cox and will rank equally in right of payment with all other senior indebtedness of Cox.



CAPITAL SECURITIES GUARANTEE OF PAYMENT



     The capital securities guarantee will constitute a guarantee of payment and not of collection. In other words, the guaranteed party may institute a legal proceeding directly against Cox to enforce its rights under such capital securities guarantee without first instituting a legal proceeding against any other person or entity. A capital securities guarantee will not be discharged except by payment of the related capital securities guarantee payments in full to the extent not paid by the applicable Cox Trust or upon distribution of its capital securities to the holders of the related senior debt securities.


AMENDMENTS AND ASSIGNMENT


     Except with respect to any changes that do not materially adversely affect the rights of holders of the related capital securities, in which case no approval will be required, a capital securities guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding capital securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of a Declaration of Trust." All guarantees and agreements contained in a capital securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of Cox and shall inure to the benefit of the holders of the related capital securities then outstanding.


EVENTS OF DEFAULT


     An event of default under a capital guarantee will occur upon the failure of Cox to perform any of its payment or other obligations thereunder, provided that, except with respect to a default in respect of any capital securities guarantee payment, Cox shall have received notice of such default and shall not have cured such default within 60 days of such receipt. The holders of a majority in liquidation amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the capital securities guarantee trustee in respect of the applicable capital securities guarantee or to direct the exercise of any trust or power conferred upon the capital securities guarantee trustee under such capital securities guarantee.



     If the capital securities guarantee trustee fails to enforce a capital securities guarantee, any holder of the related capital securities may institute a legal proceeding directly against Cox to enforce its rights under such capital securities guarantee without first instituting a legal proceeding against the applicable Cox Trust, the capital securities guarantee trustee or any other person or entity.


TERMINATION


     A capital securities guarantee will terminate and be of no further force and effect upon:



     - full payment of the applicable redemption price of the related capital securities;



     - full payment of all amounts due upon the dissolution and liquidation of the applicable Cox Trust; or



     - the conversion or exchange of all of the related capital securities, whether upon distribution of senior debt securities to the holders of such capital securities or otherwise.



A capital securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under such capital securities or such capital securities guarantee.


GOVERNING LAW


     Each capital securities guarantee will be governed by and construed in accordance with the laws of the State of New York.



INFORMATION CONCERNING THE CAPITAL SECURITIES GUARANTEE TRUSTEE



     The capital securities guarantee trustee, other than during the occurrence and continuance of a default by Cox in performance of a capital securities guarantee, will undertake to perform only such duties as are specifically set forth in the capital securities guarantee and, during the continuance of such default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the capital securities guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a capital securities guarantee at the request of any holder of the related capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


LIMITED PURPOSE OF COX TRUST


     The capital securities will represent preferred beneficial interests in the applicable Cox Trust, and each Cox Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its trust securities to acquire the related senior debt securities of Cox and engaging in only those other activities necessary, advisable or incidental thereto.


RIGHTS UPON DISSOLUTION


     Unless the senior debt securities are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of the applicable Cox Trust, after satisfaction of the liabilities of creditors of such Cox Trust as required by applicable law, the holders of such trust securities will be entitled to receive, out of assets held by such Cox Trust, the liquidation distribution in cash. See "Description of Capital
Securities -- Liquidation of a Cox Trust and Distribution of Senior Debt Securities."

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,


                    THE CORRESPONDING SENIOR DEBT SECURITIES


                     AND THE CAPITAL SECURITIES GUARANTEES



     Full and Unconditional Guarantee. Cox will irrevocably guarantee payments of distributions and other amounts due on the capital securities to the extent the applicable Cox Trust has funds available for the payment of the distributions as and to the extent set forth under "Description of Capital Securities Guarantees." Taken together, Cox's obligations under the senior debt securities, the securities resolution, the indenture, the declaration of trust and the capital securities guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the applicable Cox Trust's obligations under the capital securities.



     If and to the extent that Cox does not make payments on the senior debt securities, the applicable Cox Trust will not pay distributions or other amounts due on its capital securities. A capital securities guarantee does not cover payment of distributions when such Cox Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of trust preferred securities is to institute a legal proceeding directly against Cox for enforcement of payment of the distributions to such holder.



     Sufficiency of Payments. As long as all payments are made when due on the senior debt securities, those payments will be sufficient to cover distributions and other payments due on the capital securities. This is primarily because:



     - the aggregate principal amount of the senior debt securities will be equal to the sum of the aggregate stated liquidation amount of the capital securities and trust common securities;



     - the interest rate and interest and other payment dates on the senior debt securities will match the distribution rate and distribution and other payment dates for the capital securities;



     - Cox, as borrower, has promised to pay any and all costs, expenses and liabilities of the applicable Trust except such Cox Trust's obligations under its capital securities; and



     - the declaration of trust will provides that the applicable Cox Trust will not engage in any activity that is not consistent with the limited purposes of such Cox Trust.



     Cox has the right to set-off any payment Cox is otherwise required to make under the indenture if and to the extent Cox has already made, or is concurrently making, a payment under the capital securities guarantee agreement.



     Enforcement Rights of Holders of Capital Securities. A holder of a capital security may institute a legal proceeding directly against Cox to enforce its rights under the applicable capital securities guarantee agreement without first instituting a legal proceeding against the capital securities guarantee trustee, the applicable Cox Trust or anyone else.



     Limited Purpose of a Cox Trust. The applicable Cox Trust's capital securities evidence undivided beneficial ownership interests in the assets of the applicable Cox Trust, and the applicable Cox Trust exists for the sole purposes of issuing its capital securities and trust common securities, investing the proceeds in senior debt securities and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding senior debt security is that a holder of a senior debt security is entitled to receive from Cox the principal amount of and interest accrued on the corresponding senior debt security, while a holder of capital securities is entitled to receive distributions from the applicable Cox Trust, or from Cox under the capital securities guarantee agreement, if and to the extent the applicable Cox Trust has funds available for the payment of the distributions.

     Rights Upon Dissolution. Upon any voluntary or involuntary dissolution of a Cox Trust involving the liquidation of the senior debt securities, the holders of the capital securities will be entitled to receive the liquidation distribution in cash, out of assets of such Cox Trust and after satisfaction of creditors of such Cox Trust as provided by applicable law. If Cox becomes subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the debt securities, would be one of Cox's creditors. Cox is the guarantor under the capital securities guarantee agreements and pursuant to the indenture, as borrower, has agreed to pay all costs, expenses and liabilities of the applicable Cox Trust other than the applicable Cox Trust's obligations to the holders of the capital securities. Accordingly, in the event of Cox's liquidation or bankruptcy the positions of a holder of capital securities and of a holder of senior debt securities are expected to be substantially the same relative to Cox's other creditors and to Cox's stockholders.


        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS


     Cox may issue stock purchase contracts, representing contracts obligating holders to purchase from Cox, and Cox to sell to the holders, a specified number of shares of Class A common stock at a future date or dates. The price per share of Class A common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, which are referred to as stock purchase units, consisting of a stock purchase contract and, as security for the holder's obligations to purchase the Class A common stock under stock purchase contracts, either:



     - senior debt securities, subordinated debt securities or junior subordinated debt securities of Cox,


     - debt obligations of third parties, including U.S. Treasury securities, or


     - preferred securities or capital securities of a Cox Trust.


     The stock purchase contracts may require Cox to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances Cox may deliver newly issued prepaid stock purchase contracts, which are referred to as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

                              PLAN OF DISTRIBUTION


     Cox and the Cox Trusts may sell securities to one or more underwriters or dealers for public offering and sale by them, or it may sell the securities to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:


     - the name or names of any underwriters;


     - the purchase price of the securities and the proceeds to Cox or the Cox Trusts from the sale;


     - any underwriting discounts and other items constituting underwriters' compensation;

     - any public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

     Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.


     Cox and the Cox Trusts may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. Cox may sell securities through forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from Cox in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, Cox and its subsidiaries in the ordinary course of business.



     Any underwriting or other compensation which Cox pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with Cox and the Cox Trusts, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     Dow, Lohnes & Albertson, PLLC, of Washington, D.C., and Richards, Layton & Finger, P.A., of Wilmington, Delaware, will pass upon the validity of the securities offered in the applicable prospectus supplement for Cox and the Cox Trusts, respectively. Unless otherwise specified in the applicable prospectus supplement, Brown & Wood LLP, of New York, New York, will pass upon certain matters for any underwriters.


                                    EXPERTS

     The consolidated financial statements of Cox and Cox Communications PCS, L.P. and subsidiaries incorporated in this prospectus by reference from Cox's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference into this prospectus, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


     The consolidated financial statements of TCA Cable TV, Inc. as of and for the year ended October 31, 1998 have been incorporated by reference in this prospectus in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

     Cox is subject to the informational requirements of the Exchange Act and files reports, proxy statements and other information with the SEC. Cox's SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document Cox files at the SEC's public reference rooms in Washington, D.C., New York and Chicago or obtain copies of such materials by mail. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges, as well as the Public Reference Section's charges for mailing copies of the documents Cox has filed.

     You can also inspect and copy any of Cox's SEC filings at the offices of the New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York, 10005.

                     INFORMATION INCORPORATED BY REFERENCE

     Cox files periodic reports with the SEC. SEC rules permit Cox to incorporate these filings by reference into this prospectus. By incorporating Cox's SEC filings by reference, the following documents are made a part of this prospectus:

     - Cox's annual report on Form 10-K for the year ended December 31, 1998;

     - Cox's quarterly report on Form 10-Q for the quarter ended March 31, 1998;


     - Amendment no. 1 to Cox's current report on Form 8-K, dated July 7, 1999;



     - Amendment no. 1 to Cox's current report on Form 8-K, dated May 12, 1999;



     - Cox's current report on Form 8-K, dated July 27, 1999;


     - Cox's current report on Form 8-K, dated July 7, 1999;

     - Cox's current report on Form 8-K, dated May 17, 1999;

     - Cox's current report on Form 8-K, dated May 12, 1999;

     - Cox's current report on Form 8-K, dated April 22, 1999;


     - Cox's current report on Form 8-K, dated January 8, 1999;

     - Cox's definitive proxy statement for the 1999 annual meeting of stockholders, dated March 29, 1999; and



     - Cox's registration statement on Form 8-A.


     All documents which Cox will file with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial filing of the registration statement and prior to the termination of the securities offering shall be deemed to be incorporated by reference in, and to be a part of, this prospectus from the date such documents are filed. Cox's SEC file number for Exchange Act documents is 1-6590. Cox will provide without charge, to any person who receives a copy of this prospectus and the accompanying prospectus supplement, upon such recipient's written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:

                               Dallas S. Clement,
                          Vice President and Treasurer
                            Cox Communications, Inc.
                             1400 Lake Hearn Drive
                             Atlanta, Georgia 30319
                           Telephone: (404) 843-5000

     Any statement contained in this prospectus or in a document incorporated by reference in, or deemed to be incorporated by reference in, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in

     - the prospectus,

     - the accompanying prospectus supplement, or

     - any other subsequently filed document which also is incorporated by reference in, or is deemed to be incorporated by reference in, this prospectus,

modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.


     Cox has not included or incorporated by reference separate financial statements of the Cox Trusts into this prospectus. Cox does not consider such financial statements to be material to holders of the trust preferred securities of the Cox Trusts because:



     - all of the voting securities of the Cox Trusts will be owned, directly or indirectly, by Cox, a reporting company under the Exchange Act;



     - each of the Cox Trusts is a special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing securities representing undivided beneficial interests in the assets of such Cox Trust and investing the proceeds thereof in junior subordinated debentures issued by Cox; and



     - Cox's obligations described in this prospectus and in any accompanying prospectus supplement under the declaration of trust of a Cox Trust, the preferred securities guarantee issued by Cox with respect to the trust preferred securities issued by such Cox Trust, the debt securities or junior subordinated debentures of Cox purchased by the Cox Trusts and the applicable indenture pursuant to which such debt securities or junior subordinated debentures are issued, taken together, constitute direct obligations of Cox and a full and unconditional guarantee of the trust preferred securities of each such Cox Trust.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are the expenses of issuance and distribution of the securities registered hereunder on Form S-3, other than underwriting discounts and commissions. All amounts except the registration fee are estimated.


Registration fee............................................  $2,224,000
Rating Agency fees..........................................      50,000
Legal fees and expenses.....................................     100,000
Accounting fees and expenses................................      50,000
Printing and engraving expenses.............................      70,000
Trustee's fees..............................................      60,000
New York Stock Exchange listing fee.........................     250,000
Miscellaneous...............................................      26,000
                                                              ----------
          Total.............................................  $2,830,000
                                                              ==========
All of the above expenses have been or will be paid by Cox.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. Cox's Amended Certificate of Incorporation contains a provision which eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Amended Certificate of Incorporation of Cox provides that Cox shall indemnify its directors and officers to the fullest extent permitted by Delaware law.


     Each declaration of trust provides that no trustee, affiliate of any trustee or any officers, directors, stockholders, members, partners, employees, representatives or agents of any trustee or any employee or agent of a Cox Trust or its affiliates, each referred to as an indemnified person, shall be liable, responsible or accountable in damages or otherwise to any employee or agent of a Cox Trust or its affiliates or any officers, directors, stockholders, employees, representatives or agents of Cox or its affiliates, or to any holders of trust securities of a Cox Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of a Cox Trust and in a manner such indemnified person reasonably believed to be within the scope of the authority conferred on such indemnified person by the declaration of trust of a Cox Trust or by law, except that an indemnified person shall be liable for any such loss, damage or claim incurred by reason of such indemnified person's gross negligence (or, in the case of the property trustee of a Cox Trust, negligence) or willful misconduct with respect to such acts or omissions. The declaration of trust also provides that, to the fullest extent permitted by applicable law, Cox shall indemnify and hold harmless each indemnified person from and against any loss, damage or claim incurred by such indemnified person by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of a Cox Trust and in a manner such indemnified person reasonably believed to be within the scope of authority conferred on such indemnified person by the declaration of trust, except that no indemnified person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such indemnified person by reason of gross negligence (or, in the case of the property trustee of a Cox Trust, negligence) or willful misconduct with respect to such acts or omissions. Each declaration of trust further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an indemnified person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding shall, from time to time, be advanced by Cox prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Cox of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that the indemnified person is not entitled to be indemnified pursuant to the declaration of trust.


ITEM 16.  EXHIBITS.


EXHIBIT
 NUMBER                                 DESCRIPTION
--------                                -----------
   *1.1     --  Forms of Underwriting Agreements.
    3.1     --  Amended Certificate of Incorporation of Cox Communications,
                Inc. (incorporated by reference to Exhibit 3.1 to Cox's
                Annual Report on Form 10-K for the fiscal year ended
                December 31, 1994.)
    3.2     --  Certificate of Amendment to Certificate of Incorporation of
                Cox Communications, Inc. (incorporated by reference to
                Exhibit 3.3 to Cox's Form 10-Q filed with the Commission on
                May 14, 1997.)
    3.3     --  Bylaws of Cox Communications, Inc. (incorporated by
                reference to Exhibit 3.2 to Cox's Registration Statement on
                Form S-4, File No. 33-80152.)
    3.4     --  Certificate of Designations of Powers, Preferences and
                Rights of the Series A Convertible Preferred Stock of Cox
                Communications, Inc. (incorporated by reference to Exhibit
                3.1 to Cox's Form 8-K/A filed with the Commission on October
                15, 1998.)
    3.5     --  Amendment to Amended Certificate of Incorporation of Cox
                Communications, Inc. (incorporated by reference to Exhibit
                3.3 to Cox's Registration Statement on Form S-4, File No.
                333-82419.)
    4.1     --  Indenture dated as of June 27, 1995 between Cox
                Communications, Inc. and The Bank of New York, as trustee, relating to the debt securities (previously filed as an
                exhibit to Cox's Registration Statement on Form S-1 (File
                No. 33-99116) and incorporated herein by this reference).
    4.2     --  Form of Indenture for Junior Subordinated Debentures of Cox
                Communications, Inc.
  **4.3     --  Certificate of Trust of Cox Trust I.
    4.4     --  Certificate of Trust of Cox Trust II.
    4.5     --  Form of Preferred Securities Guarantee Agreement for Cox
                Trust I.
 ***4.6     --  Form of Capital Securities Guarantee Agreement for Cox Trust
                II.
  **4.7     --  Declaration of Trust of Cox Trust I.
    4.8     --  Declaration of Trust of Cox Trust II.

EXHIBIT
 NUMBER                                 DESCRIPTION
--------                                -----------
    4.9     --  Form of Amended and Restated Declaration of Trust for Cox
                Trust I.
 ***4.10    --  Form of Amended and Restated Declaration of Trust for Cox
                Trust II.
    4.11    --  Form of Preferred Security Certificate of Cox Trust I
                (incorporated by reference to Exhibit A-1 of Exhibit 4.9).
 ***4.12    --  Form of Capital Security Certificate of Cox Trust II
                (incorporated by reference to Exhibit A-1 of Exhibit 4.10).
   *4.13    --  Form of Purchase Contract Agreement.
   *4.14    --  Form of Remarketing Agreement.
   *4.15    --  Form of Pledge Agreement.
 ***5.1     --  Opinion of Dow, Lohnes & Albertson, PLLC.
    5.2     --  Opinion of Richards, Layton & Finger, P.A.
 ***8.1     --  Opinion of Dow, Lohnes & Albertson, PLLC as to certain federal income tax matters.
   12.1     --  Statement setting forth computation of ratio of earnings to fixed charges.
 **23.1     --  Consent of Deloitte & Touche LLP, Atlanta, Georgia.
 **23.2     --  Consent of Deloitte & Touche LLP, Kansas City, Missouri.
***23.3     --  Consent of Dow, Lohnes & Albertson, PLLC (contained in their opinion filed as Exhibit 5.1).
   23.4     --  Consent of Richards, Layton & Finger, P.A. (contained in their opinion filed as Exhibit 5.2).
 **24.1     --  Powers of Attorney for Cox Communications, Inc.
 **24.2     --  Powers of Attorney for Cox, as Sponsor, to sign the
                Registration Statement on behalf of Cox Trust I (included in
                Exhibit 4.7).
   24.3     --  Powers of Attorney for Cox, as Sponsor, to sign the
                Registration Statement on behalf of Cox Trust II (included in Exhibit 4.8).
   25.1     --  Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939 of The Bank of New York, as trustee under the
                indenture.
   25.2     --  Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939 of The Bank of New York (Delaware), as trustee under the Junior Subordinated Debenture Indenture.
   25.3     --  Form T-1 Statement of Eligibility for The Bank of New York,
                as property trustee and The Bank of New York (Delaware), as
                Delaware trustee under the Amended and Restated Trust
                Agreement for Cox Trust I.
   25.4     --  Form T-1 Statement of Eligibility for The Bank of New York,
                as guarantee trustee under the Preferred Securities
                Guarantee Agreement for Cox Trust I.
   25.5     --  Form T-1 Statement of Eligibility for The Bank of New York,
                as property trustee and The Bank of New York (Delaware), as
                Delaware trustee under the Amended and Restated Trust
                Agreement for Cox Trust II.
   25.6     --  Form T-1 Statement of Eligibility for the Bank of New York,
                as guarantee trustee under the Preferred Securities
                Guarantee Agreement for Cox Trust II.


---------------

  * To be filed by post-effective amendment or by a Current Report on Form 8-K.

 ** Previously filed.


*** To be filed by pre-effective amendment.

ITEM 17.  UNDERTAKINGS.

     Each Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


             (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


             (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (a) and
     (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     Each Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by such Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Cox Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 27, 1999.


                                          COX COMMUNICATIONS, INC.

                                          By:     /s/ JAMES O. ROBBINS
                                            ------------------------------------
                                                      James O. Robbins
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by the following persons on behalf of Cox Communications, Inc. and in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                          *                            Chairman of the Board of           July 27, 1999
-----------------------------------------------------    Directors
                  James C. Kennedy

                /s/ JAMES O. ROBBINS                   President and Chief Executive      July 27, 1999
-----------------------------------------------------    Officer, Director
                  James O. Robbins

                          *                            Executive Vice President, Finance  July 27, 1999
-----------------------------------------------------    and Administration, and Chief
                   Jimmy W. Hayes                        Financial Officer (Principal
                                                         Financial Officer)

                          *                            Vice President, Mergers and        July 27, 1999
-----------------------------------------------------    Acquisitions and Chief
                    John M. Dyer                         Accounting Officer (Principal
                                                         Accounting Officer)

                          *                                        Director               July 27, 1999
-----------------------------------------------------
                  David E. Easterly

                          *                                        Director               July 27, 1999
-----------------------------------------------------
                  Robert F. Erburu

                          *                                        Director               July 27, 1999
-----------------------------------------------------
                  Robert C. O'Leary



                              * POWER OF ATTORNEY



     James O. Robbins, by signing his name hereto, does sign this document on behalf of each of the persons indicated above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.



                                          By:     /s/ JAMES O. ROBBINS
                                            ------------------------------------



                                                      James O. Robbins


                                               President and Chief Executive
                                                           Officer

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Cox Trust I and Cox Trust II each certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this Amendment to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on July 27, 1999.


                                          COX TRUST I

                                          By: Cox Communications, Inc.,
                                              as Sponsor


                                          By:     /s/ JAMES O. ROBBINS
                                            ------------------------------------


                                              Name: James O. Robbins


                                              Title: President and Chief
                                              Executive Officer



                                          COX TRUST II



                                          By: Cox Communications, Inc.,


                                              as Sponsor



                                          By:     /s/ JAMES O. ROBBINS
                                            ------------------------------------


                                              Name: James O. Robbins


                                              Title: President and Chief
                                              Executive Officer